SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                        [X]

Filed by a party other than the Registrant     [ ]

         Check the appropriate box:

           [ ] Preliminary Proxy Statement

           [ ] Confidential, for Use of the Commission Only (as permitted by
               Rule 14a-6(e)(2))

           [X] Definitive Proxy Statement

           [ ] Definitive Additional Materials

           [ ] Soliciting Material Pursuant to Section 240.14a-12

                         U.S. TIMBERLANDS COMPANY, L.P.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     Common Units of U.S. Timberlands Company, L.P.
     ---------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

     9,648,017
     ---------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     $3.00 per Common Unit
     ---------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

     $25,425,954*
     ---------------------------------------------------------------------------

(5)  Total fee paid:

     $2,339.19
     ---------------------------------------------------------------------------

               [ ] Fee paid previously with preliminary materials:

               [x] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

     $2,237.19 on November 15, 2002, $102.00 on January 6, 2003
     ---------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

     Schedule TO
     ---------------------------------------------------------------------------

(3)  Filing Party:

     U.S. Timberlands Acquisition Co., LLC
     ---------------------------------------------------------------------------

(4)  Date Filed:

     November 15, 2002, January 6, 2003
     ---------------------------------------------------------------------------

----------
* Estimated for purposes of calculating the amount of the filing fee only. 6,911,122 Common Units were purchased in the Offer. The amount assumes the purchase of 8,475,318 Common Units, at a price of $3.00 per Common Unit, in cash. Such number of Common Units represents all of the Common Units outstanding as of November 15, 2002 less the Common Units already beneficially owned by the Buyer and its affiliates at such time.

                         U.S. TIMBERLANDS COMPANY, L.P.
                         625 Madison Avenue, Suite 10-B
                            New York, New York 10022

To the Limited Partners of U.S. Timberlands Company, L.P.:

      You are cordially invited to attend a special meeting of the limited partners of U.S. Timberlands Company, L.P., a Delaware limited partnership (the "Company"), to be held at the offices of Swidler Berlin Shereff Friedman, LLP, The Chrysler Building, 405 Lexington Avenue, 12th Floor, New York, NY, 10174 on June 26, 2003, at 10:00 A.M. (Eastern Standard Time).

      At the special meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 16, 2002, by and among the Company, U.S. Timberlands Holdings Group, LLC, a Delaware limited liability company ("Holdings"), and U.S. Timberlands Acquisition Co., LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (the "Buyer"), pursuant to which the Buyer will merge with and into the Company, with the Company surviving the Merger (the "Merger"), approve the Merger and approve the transactions contemplated by the Merger Agreement. John M. Rudey, the Chairman of the Board, Chief Executive Officer and President of U.S. Timberlands Services Company, L.L.C., a Delaware limited liability company and the general partner of the Company (the "General Partner"), is the controlling member of Holdings.

      When the Merger becomes effective, each common unit (the "Common Units") or subordinated unit (the "Subordinated Units") of limited partner interests of the Company (other than units held by the Buyer, Holdings, the General Partner and their affiliates) that you own immediately prior to consummation of the Merger will be converted into the right to receive $3.00 in cash. Thereafter, Holdings will be the sole limited partner of the Company.

      The General Partner, acting pursuant to unanimous approval of the Board of Directors of the General Partner (the "Board"), based upon the recommendation of a special committee (the "Special Committee") of independent directors of the General Partner (which also acts as the conflicts committee of the Board for purposes of the Company's limited partnership agreement), (i) determined that the Merger, the Merger Agreement and the transactions contemplated thereby, are fair and reasonable to, and in the best interests of, the Company and its limited partners (other than the Buyer, Holdings, the General Partner and their affiliates), (ii) approved and adopted the Merger Agreement and the transactions contemplated thereby (including the Merger), (iii) consented to the admission of the Buyer as a limited partner with respect to any Common Units and Subordinated Units of the Company purchased in the tender offer contemplated by the Merger Agreement and the Merger, (iv) directed that the Merger Agreement be submitted to a vote of the limited partners in accordance with Articles XIII and XIV of the Amended and Restated Limited Partnership Agreement of the Company (the "Limited Partnership Agreement"), and (v) recommended that the limited partners tender their Common Units in the tender offer contemplated by the Merger Agreement and, to the extent applicable, vote in favor of the approval of the Merger Agreement and the Merger.

      As of May 5, 2003, the Buyer and Holdings owned an aggregate of 8,453,392 Common Units, representing approximately 87% of all Common Units outstanding on that date, and all outstanding Subordinated Units. Because the approval of a majority of the outstanding Common Units and a majority of the outstanding Subordinated Units, each voting as a separate class, is sufficient to approve and adopt the Merger Agreement, the Buyer and Holdings can cause the Merger Agreement to be adopted and approved and the Merger to occur without the affirmative vote of any other limited partner. Holdings and the Buyer have agreed, pursuant to the Merger Agreement, to vote all Common Units and Subordinated Units they beneficially own in favor of the approval and adoption of the Merger Agreement.

      Please read the accompanying proxy statement carefully as it sets forth details of the Merger and other important information related to the Merger. A copy of the Merger Agreement is attached to the proxy statement as Appendix B.

      PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU DO ATTEND THE SPECIAL MEETING PERSONALLY, YOU MAY REVOKE YOUR PROXY. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR COMMON UNITS OR SUBORDINATED UNITS AT THIS TIME. AFTER THE MERGER IS COMPLETED, LIMITED PARTNERS WILL RECEIVE A LETTER OF TRANSMITTAL AND RELATED INSTRUCTIONS.

                              Sincerely,


                              John M. Rudey
                              Chairman of the Board, Chief Executive Officer and President of the General Partner

                         U.S. TIMBERLANDS COMPANY, L.P.
                         625 Madison Avenue, Suite 10-B
                            New York, New York 10022

                  NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
                           TO BE HELD ON JUNE 26, 2003

To the Limited Partners of U.S. Timberlands Company, L.P.:

      A special meeting of the limited partners of U.S. Timberlands Company, L.P., a Delaware limited partnership (the "Company"), will be held at the offices of Swidler Berlin Shereff Friedman, LLP, The Chrysler Building, 405 Lexington Avenue, 12th Floor, New York, NY, 10174 on June 26, 2003, at 10:00 A.M. (Eastern Standard Time), to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 16, 2002, by and among the Company, U.S. Timberlands Holdings Group, LLC, a Delaware limited liability company ("Holdings"), and U.S. Timberlands Acquisition Co., LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (the "Buyer"), pursuant to which the Buyer will merge with and into the Company, with the Company surviving the merger (the "Merger"), approve the Merger and approve the transactions contemplated by the Merger Agreement. John M. Rudey, the Chairman of the Board, Chief Executive Officer and President of U.S. Timberlands Services Company, L.L.C., a Delaware limited liability company and the general partner of the Company (the "General Partner"), is the controlling member of Holdings.

      When the Merger becomes effective, each outstanding common unit (the "Common Units") or subordinated unit (the "Subordinated Units") of the limited partner interests of the Company (other than units held by the Buyer, Holdings, the General Partner and their affiliates) will be converted into the right to receive $3.00 in cash, without interest, less any amounts required by law to be withheld and paid to governmental entities. Thereafter, Holdings will be the sole limited partner of the Company.

      The General Partner has fixed the close of business on May 5, 2003 as the record date for determining the limited partners entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement thereof.

      Please carefully read the proxy statement and other materials concerning the Company and the Merger, which are mailed with this notice, for a more complete statement regarding the matter to be acted upon at the special meeting.

      This proxy statement and proxy card are first being mailed to the limited partners on or around May 30, 2003.

      PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU DO ATTEND THE SPECIAL MEETING PERSONALLY, YOU MAY REVOKE YOUR PROXY. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR COMMON UNITS OR SUBORDINATED UNITS AT THIS TIME. AFTER THE MERGER IS COMPLETED, LIMITED PARTNERS WILL RECEIVE A LETTER OF TRANSMITTAL AND RELATED INSTRUCTIONS.

                              By order of the General Partner,

                              George R. Hornig, Secretary of the General Partner

May 29, 2003

                                 PROXY STATEMENT
                                       FOR
                     THE SPECIAL MEETING OF LIMITED PARTNERS
                                       OF
                         U.S. TIMBERLANDS COMPANY, L.P.
                           TO BE HELD ON JUNE 26, 2003

      This proxy statement is being furnished to our limited partners in connection with the solicitation of proxies by the Board of Directors of our general partner (the "Board") for use at the special meeting of limited partners, and at any adjournment of the meeting, to be held at the offices of Swidler Berlin Shereff Friedman, LLP, The Chrysler Building, 405 Lexington Avenue, 12th Floor, New York, NY, 10174 on June 26, 2003, at 10:00 A.M. (Eastern Standard Time) (the "Special Meeting"), to consider and vote upon a proposal to approve the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 16, 2002, by and among U.S. Timberlands Company, L.P., a Delaware limited partnership (the "Company"), U.S. Timberlands Holdings Group, LLC, a Delaware limited liability company ("Holdings"), and U.S. Timberlands Acquisition Co., LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (the "Buyer"), pursuant to which the Buyer will be merged with and into us (the "Merger"), approve the Merger and approve the transactions contemplated by the Merger Agreement. A copy of the Merger Agreement is attached as Appendix B. John M. Rudey, the Chairman of the Board, Chief Executive Officer and President of U.S. Timberlands Services Company, L.L.C., a Delaware limited liability company and the general partner of the Company (the "General Partner"), is the controlling member of Holdings.

      Only holders of record of the Company's common units (the "Common Units") or subordinated units (the "Subordinated Units") of limited partner interest on May 5, 2003 are entitled to receive notice of and vote at the meeting. On that record date, there were 9,648,017 Common Units outstanding held by approximately 58 record holders, and 3,211,590 Subordinated Units outstanding, all of which were held by Holdings.

      Each Common Unit and Subordinated Unit will be entitled to one vote. The Merger must be approved by the affirmative vote of the holders of a majority of the outstanding Common Units and the Subordinated Units, each voting separately as a class. A quorum for the meeting requires that holders of a majority of the outstanding Common Units and a majority of the outstanding Subordinated Units (including limited partner interests deemed owned by the General Partner) must be represented in person or by proxy. Holdings, the Buyer, the General Partner and their affiliates own a majority of the issued and outstanding Common Units and all of the issued and outstanding Subordinated Units, and, have agreed to vote all of such units in favor of the approval the of the Merger, the Merger Agreement and the transactions contemplated thereby at the Special Meeting.

      The Board recommends that you vote "FOR" approval of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.

      Proxies will be voted in the manner you specify in the proxy card. If you return your proxy but do not specify how it should be voted, your units will be voted for the approval of the Merger, the Merger Agreement and the transactions contemplated thereby. You must sign your proxy. The proxies will be voted in the discretion of the persons named therein regarding any matters relating to the conduct of the meeting. If your units are held by a broker or other custodian in "street name," your units will not be voted unless you provide specific instructions to the custodian. Proxies submitted by custodians who have not received voting instructions will be counted for the purpose of determining a quorum, but will not be voted for or against the Merger, the Merger Agreement and the transactions contemplated thereby. Because the Merger, the Merger Agreement and the transactions contemplated thereby must be approved by the holders of a majority of the outstanding Common Units and the Subordinated Units, each voting separately as a class, the failure to vote your units, including the failure to provide instructions to a custodian, or a decision to abstain from voting, will have the same effect as a vote against the Merger, the Merger Agreement and the transactions contemplated thereby. You are urged to complete and return your proxy or, if your units are held in street name, to provide voting instructions in accordance with the materials you receive from your broker or other custodian.

      This proxy statement and the accompanying form of proxy are first being mailed to limited partners on or about May 30, 2003.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION IN SUCH JURISDICTION. THE INFORMATION IN THIS PROXY STATEMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS PROXY STATEMENT.

      THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR
MERITS OF THE TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                TABLE OF CONTENTS

                                                                            PAGE

I.   SUMMARY TERM SHEET........................................................1
         THE COMPANIES.........................................................1
         THE SPECIAL MEETING...................................................2
         THE MERGER............................................................2
         THE MERGER AGREEMENT..................................................5
         INTERESTS OF CERTAIN PERSONS IN THE MERGER ...........................6

II.  QUESTIONS AND ANSWERS ABOUT THE MERGER....................................7

III. FORWARD LOOKING STATEMENTS...............................................10

IV.      THE SPECIAL MEETING..................................................11
         DATE, TIME AND PROPOSAL TO BE CONSIDERED AT THE
              SPECIAL MEETING.................................................11
         RECORD DATE; VOTING RIGHTS; VOTE REQUIRED FOR APPROVAL...............11
         VOTING AND REVOCATION OF PROXIES.....................................12
         SOLICITATION OF PROXIES; EXPENSES OF SOLICITATION....................12

V.   SPECIAL FACTORS..........................................................12
         BACKGROUND OF THE MERGER.............................................12
         PURPOSES, ALTERNATIVES, REASONS AND EFFECTS OF THE MERGER............23
         PLANS FOR THE COMPANY................................................26
         OTHER MATTERS........................................................26
         FAIRNESS OF THE MERGER...............................................27
         FAIRNESS OPINION OF DRESDNER KLEINWORT AND WASSERSTEIN, INC..........34
         INTERESTS OF CERTAIN PERSONS IN THE MERGER; BENEFICIAL OWNERSHIP.....48

VI.  THE MERGER ..............................................................50
         GENERAL..............................................................50
         EFFECTIVE TIME OF THE MERGER.........................................50
         PAYMENT OF MERGER CONSIDERATION AND SURRENDER OF CERTIFICATES........50
         MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER..........51
         FINANCING OF THE MERGER..............................................54
         CERTAIN LEGAL MATTERS................................................54
         ACCOUNTING TREATMENT.................................................56
         FEES AND EXPENSES....................................................57
         PRICE RANGE OF THE COMMON UNITS; DISTRIBUTIONS ON THE
              COMMON UNITS....................................................58
         EFFECT OF THE MERGER ON THE MARKET FOR THE COMMON UNITS; PUBLIC
              QUOTATION; EXCHANGE ACT REGISTRATION; MARGIN REGULATIONS........58
         DIVIDENDS AND DISTRIBUTIONS..........................................59

VII. CERTAIN INFORMATION CONCERNING THE COMPANY...............................60
         GENERAL..............................................................60
         SELECTED FINANCIAL INFORMATION.......................................60
         PRO FORMA FINANCIAL INFORMATION......................................63
         CERTAIN FINANCIAL FORECASTS..........................................63

                                TABLE OF CONTENTS

                                                                            PAGE

         CERTAIN ASSET VALUATIONS.............................................64
         PRIOR STOCK PURCHASES................................................65

VIII. CERTAIN INFORMATION CONCERNING THE INVESTOR GROUP.......................65

IX. THE MERGER AGREEMENT......................................................66
         REPRESENTATIONS AND WARRANTIES.......................................67
         CONDITIONS TO THE MERGER.............................................67
         COMMON UNIT HOLDERS' MEETING; PROXY STATEMENT........................67
         EMPLOYEE MATTERS.....................................................68
         OPTIONS..............................................................68
         INTERIM OPERATIONS; COVENANTS........................................68
         ADDITIONAL UNDERTAKINGS; NOTIFICATION................................69
         NO SOLICITATIONS.....................................................69
         INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE..................70
         TERMINATION..........................................................71

X. OTHER MATTERS..............................................................72
         OTHER LIMITED PARTNER PROPOSALS......................................72
         INDEPENDENT AUDITORS.................................................72
         AVAILABLE INFORMATION................................................72
         INFORMATION INCORPORATED BY REFERENCE................................73


APPENDIX A--Fairness Opinion of Dresdner Kleinwort Wasserstein, Inc., dated
            October 16, 2002

APPENDIX B--Agreement and Plan of Merger, dated as of October 16, 2002, by and between the Buyer, Holdings and the Company

APPENDIX C--Final Forecasts

APPENDIX D--Preliminary Forecasts

                             I. SUMMARY TERM SHEET

      This summary term sheet, together with the question and answer section which immediately follows, highlights selected information from this proxy statement and does not contain all of the information that is important to you. To understand the Merger fully, you should carefully read this entire proxy statement, including the information incorporated by reference, the appendices and the additional documents referred to in this proxy statement.

      In this summary term sheet, together with the question and answer section, U.S. Timberlands Company, L.P. is referred to as the "Company," U.S. Timberlands Acquisition Co., LLC is referred to as the "Buyer," U.S. Timberlands Holdings Group, LLC is referred to as "Holdings," U.S. Timberlands Yakima, LLC is referred to as "Yakima," U.S. Timberlands Services Company, L.L.C. is referred to as the "General Partner," the General Partner's Board of Directors is referred to as the "Board," and Dresdner, Kleinwort and Wasserstein, Inc. is referred to as "DrKW."

THE COMPANIES

U.S. Timberlands Company, L.P. (see page 60)

      The Company is a limited partnership formed in June 1997 under the laws of the State of Delaware. The business of the Company consists of the growing of trees and the sale of logs and standing timber. The Company's business is managed by the General Partner. The Company and Yakima (an entity in which the Company owns a 49% membership interest and the Company's subsidiary owns a preferred membership interest) own 667,000 fee acres of timberland and cutting rights on 18,000 acres of timberland containing total merchantable timber volume estimated to be approximately 1.6 billion board feet in Oregon and Washington, east of the Cascade Range. The Company specializes in the growing of trees and the sale of logs and standing timber. Logs harvested from the timberlands are sold to unaffiliated domestic conversion facilities. These logs are processed for sale as lumber, molding products, doors, millwork, commodity and overlaid plywood products, laminated veneer lumber, engineered wood I-beams, particleboard, hardboard, paper and other wood products. These products are used in residential, commercial and industrial construction, home remodeling and repair and general industrial applications as well as a variety of paper products. The Company also owns and operates its own seed orchard and produces approximately five million conifer seedlings annually from its nursery, approximately 75% of which are used for its own internal reforestation programs, with the balance sold to other forest products companies. Both the Company's and its general partner's principal offices are located at 625 Madison Avenue, Suite 10-B, New York, New York 10022. The telephone number of the Company and its general partner is (212) 755-1100.

U.S. Timberlands Acquisition Co., LLC (see page 65)

      U.S. Timberlands Acquisition Co., LLC is a recently formed Delaware limited liability company and a wholly-owned subsidiary of U.S. Timberlands Holdings Group, LLC, a Delaware limited liability company, of which John M. Rudey is the controlling member. Mr. Rudey is also the Chairman of the Board, Chief Executive Officer and President of the general partner of the Company. The Buyer was formed solely for the purpose of effecting the merger and the transactions related to the merger, and has not carried on any activities other than in connection with the tender offer and the merger. The principal office of the Buyer is located at 625 Madison Avenue, Suite 10-B, New York, New York 10022. The telephone number of the Buyer is (212) 755-1100.

U.S. Timberlands Holdings Group, LLC (see page 65)

      All of the outstanding equity securities of the Buyer are directly owned by U.S. Timberlands Holdings Group, LLC. Holdings is a Delaware limited liability company. Holdings also owns a majority of the equity interests of the General Partner, and a 51% common membership interest in Yakima. The members of Holdings are U.S. Timberlands Holdings, L.L.C., U.S. Timberlands Management Company, L.L.C. and Rudey Timber, LLC. Mr. Rudey is the beneficial owner of all of the equity securities of each of the members of Holdings. George R. Hornig, a director of the General Partner, has the contractual right to participate in distributions to the members of Holdings. The principal offices of Holdings and each of the members of Holdings are located at 625 Madison Avenue, Suite 10-B, New York, New York 10022. The telephone number of Holdings and each of the members of Holdings is (212) 755-1100.

THE SPECIAL MEETING

DATE, TIME AND PROPOSAL TO BE CONSIDERED (see p. 11)

      The special meeting of the limited partners of the Company will be held at the offices of Swidler Berlin Shereff Friedman, LLP, The Chrysler Building, 405 Lexington Avenue, 12th Floor, New York, NY, 10174 on June 26, 2003 at 10:00 A.M.
(EST). At the special meeting, the limited partners will consider and vote upon a proposal to approve the merger, the merger agreement and the transactions contemplated thereby.

RECORD DATE; VOTING RIGHTS; VOTE REQUIRED FOR APPROVAL (see p. 11)

      Only limited partners of record at the close of business on May 5, 2003 are entitled to notice of and to vote at the special meeting. On that date, there were 58 holders of record of the Company's common units of limited partner interest ("Common Units") and 9,648,017 common units outstanding. Of the common units outstanding, 8,453,392 common units (approximately 87% of the outstanding common units) are owned by the Buyer and Holdings. On such date, there were 3,211,590 subordinated units of limited partner interest in the Company ("Subordinated Units") outstanding, all of which were owned by Holdings.

      Each common unit or subordinated unit held entitles the holder to cast one vote at the special meeting. The rights of holders of the Company's common units and subordinated units (other than Holdings, the Buyer and their affiliates) at the effective time of the merger are identical in all respects, including the right to receive $3.00 per common unit in cash in the merger.

      Approval of the merger, the merger agreement and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of the outstanding common units and the subordinated units, each voting separately as a class. Holdings and the Buyer own a majority of the issued and outstanding common units and all of the subordinated units, and, have agreed to vote all of such units in favor of the approval of the merger, the merger agreement and the transactions contemplated thereby at the special meeting. Abstentions and broker non-votes will have the effect of a vote "AGAINST" the approval of the merger, the merger agreement and the transactions contemplated thereby.

THE MERGER

GENERAL

      The merger of the Buyer into the Company will constitute the second and final step of the acquisition of the Company by Holdings. The first step was a tender offer, which was commenced on

November 15, 2002. Pursuant to the tender offer, which expired on March 6, 2003, the Buyer purchased 6,911,122 common units of the Company (representing approximately 71% of the outstanding common units). As a result of the tender offer, Holdings and the Buyer own enough units to cause the Merger, the Merger Agreement and the transactions contemplated thereby to be approved and the Merger to occur without the affirmative vote of any other limited partner.

EFFECTS OF THE MERGER (see p. 23)

      Pursuant to the merger agreement, the Buyer will be merged into the Company and the Company will be the surviving entity. The merger will become effective when the certificate of merger is duly filed with the Secretary of State of the State of Delaware or upon such later time as the parties agree to and specify in the certificate of merger. The merger is the final step in a "going-private" transaction for the Company. Upon completion of the merger, the Company will be a wholly-owned subsidiary of Holdings. As of the effective time of the merger, the limited liability company interest of the Buyer held by Holdings will be converted into 10 common units and 10 subordinated units of the Company, which will be all of the issued and outstanding units upon the effectiveness of the merger, and Holdings, therefore, will be the sole limited partner of the Company. The General Partner will continue to be the general partner of the Company. No other limited partners will have any interest in the Company, including in any future earnings and growth of the Company, and similarly will not bear the risk of any decrease in the value of the Company after the merger. The Company's common units will no longer be publicly traded after the merger. In addition, the registration of the Company's common units will be terminated upon application to the SEC.

RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND THE GENERAL PARTNER'S BOARD OF DIRECTORS; FAIRNESS OF THE MERGER (see p. 27)

      Upon the recommendation of a special committee comprised of the general partner's independent directors (which also acts as the conflicts committee of the general partner's board of directors for purposes of the Company's Amended and Restated Agreement of Limited Partnership (the "Limited Partnership Agreement")), the Board determined that the merger agreement and the merger are fair and reasonable to, and in the best interests of, the holders of common units (other than the Buyer, Holdings, the general partner and their affiliates). Accordingly, the Board approved and adopted the merger agreement and the transactions contemplated thereby and recommends that you vote "FOR" the proposal to adopt the merger agreement.

FAIRNESS OPINION OF DRESDNER, KLEINWORT AND WASSERSTEIN, INC. (see p. 34)

      In connection with the merger, the special committee considered the opinion of DrKW as to the fairness of the merger consideration, from a financial point of view, to the Company's unaffiliated common unit holders. DrKW delivered its opinion, dated October 16, 2002, to the special committee to the effect that, as of that date and based on and subject to the various assumptions and limitations set forth therein, the consideration to be received by the holders of common units other than Holdings, the Buyer, the general partner, and each affiliate of the foregoing (including Mr. Rudey and the other officers and directors of the general partner who have formed Holdings and the Buyer), pursuant to the merger was fair from a financial point of view to such holders. DrKW's opinion was provided for the information of the special committee and does not constitute a recommendation to any common unitholder with respect to any matter relating to the proposed merger or as to whether holders of the Company's common units should vote to approve the merger, the merger agreement and the transactions contemplated thereby.

      The full text of DrKW's written opinion is attached as Appendix A to this proxy statement. You are encouraged to read DrKW's opinion in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken.

ACCOUNTING TREATMENT (see p. 56)

      The merger will be accounted for under the purchase method of accounting.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES (see p. 51)

      The receipt of cash in exchange for your common units in the merger will be a taxable transaction. For U.S. federal income tax purposes, you will recognize gain or loss on a conversion of a common unit equal to the difference between (i) your "amount realized" on the sale or conversion and (ii) your adjusted tax basis in the common unit converted. The "amount realized" will be equal to the sum of the amount of cash received by you for the common unit converted pursuant to the merger plus the amount of Company liabilities allocable to the common unit (as determined under Section 752 of the Code). Thus, your taxable gain and tax liability resulting from a conversion of a common unit could exceed the cash received upon such sale.

      BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

APPRAISAL RIGHTS (see p. 27)

      Limited partners do not have appraisal rights in connection with the merger. Limited partners had the right to sue for breach of fiduciary duties in connection with the merger. However, those claims were released by virtue of the court approval of the settlement that was negotiated with respect to a class action lawsuit regarding, among other things, the merger.

FINANCING OF MERGER (see p. 54)

      The funds required to consummate the Merger will be paid out of the Buyer's cash on hand. The funds were loaned to the Buyer by Yakima, an entity in which our subsidiary owns a preferred membership interest in and in which we own a 49% common membership interest. Yakima obtained the funds through an increase in the program limits and additional borrowings under its existing revolving commercial paper facility.

REVOCATION OF PROXIES (see p. 12)

      You have the unconditional right to revoke your proxy at any time prior to its use at the special meeting by:

   o Attending the special meeting, submitting a written revocation of your proxy and voting in person,

   o Delivering to the General Partner prior to the vote at the special meeting a duly executed proxy with a later date than your original proxy, or

   o Giving a written notice of revocation to the General Partner addressed to U.S. Timberlands Company, L.P., 625 Madison Avenue, Suite 10-B, New York, NY 10022, Attn: Secretary, prior to the vote at the special meeting.

THE MERGER AGREEMENT

CONDITIONS TO THE MERGER (see p. 67)

      The obligations of Holdings, the Buyer and the Company to effect the merger are subject to the satisfaction or waiver of, among others, the following conditions:

   o the approval of a majority of the outstanding common units and subordinated units, each voting as a separate class, shall have been obtained, provided that neither Holdings nor the Buyer may assert this condition unless Holdings, the Buyer and their affiliates vote all common units or subordinated units held by any of them in favor of such matters;

   o no temporary restraining order, preliminary or permanent injunction or other order issued by any governmental entity (as defined in the merger agreement) or other legal restraint or prohibition shall be in effect preventing or prohibiting the acceptance for payment of, or payment for, common units pursuant to the offer, or the consummation of the merger, provided, however, that the parties shall use commercially reasonable efforts to have any such injunction, order, restraint or prohibition vacated; and

   o no statute, rule, order, decree or regulation shall have been enacted or promulgated by any governmental entity of competent jurisdiction that prohibits the consummation of the merger.

TERMINATION OF MERGER AGREEMENT (see p. 71)

      The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after approval of the matters presented in connection with the merger by the limited partners:

   o  by mutual written consent of Holdings, the Buyer and the Company;

   o by either Holdings, the Buyer or the Company, if any governmental entity (as defined in the merger agreement) shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting, or if there shall be in effect any other legal restraint or prohibition preventing or prohibiting, the consummation of the merger, and such order, decree, ruling or other action shall have become final and non-appealable (other than due to the failure of the party seeking to terminate the merger agreement to perform its obligations under the merger agreement required to be performed at or prior to the effective time (as defined in the merger agreement) of the merger);

   o by Holdings and the Buyer, in the event of a material breach or failure to perform in any material respect by the Company of any covenant or other agreement contained in the merger agreement or in the event of a breach of any representation or warranty of the Company that could reasonably be expected to have a material adverse effect (as defined in the merger agreement) or to materially adversely affect the ability of the parties to consummate the transactions contemplated hereby, in each case which cannot be or has not been cured within 10 days after the giving of written notice to the Company; or

   o by Holdings and the Buyer, if the special committee shall withdraw or modify in any adverse manner its approval or recommendation of the merger agreement or the merger.

EFFECT OF TERMINATION (see p. 68)

      If the merger agreement is terminated, it will become void and have no effect, without any continuing obligation on the part of Holdings, the Buyer or the Company, other than the provision regarding payment of fees and expenses in connection with the merger agreement and the transactions contemplated therein.

INTERESTS OF CERTAIN PERSONS IN THE MERGER  (see p. 48)

      When the merger is completed, Holdings will be the sole limited partner of the Company. Mr. Rudey beneficially owns all of the membership interests of Holdings. George R. Hornig, a director of the General Partner, has the contractual right to participate in distributions to the members of Holdings.

                   II. QUESTIONS AND ANSWERS ABOUT THE MERGER

      The following questions and answers are intended to address briefly some commonly asked questions regarding the merger. These questions may not address all questions that may be important to you as a limited partner. Please refer to the more detailed information contained elsewhere in this proxy statement, the exhibits to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Who is U.S. Timberlands Acquisition Co., LLC?

      U.S. Timberlands Acquisition Co., LLC is a recently formed Delaware limited liability company owned by Holdings. John M. Rudey, the Chairman of the Board, Chief Executive Officer and President of our general partner, beneficially owns all of the membership interests of Holdings.

What is the date, time and place of the special meeting?

      The special meeting will be held at the offices of Swidler Berlin Shereff Friedman, LLP, The Chrysler Building, 405 Lexington Avenue, 12th Floor, New York, NY, 10174 on June 26, 2003, at 10:00 A.M. (Eastern Standard Time).

What is the proposed transaction?

      Holdings will acquire the Company through the merger of the Buyer, a direct wholly-owned subsidiary of Holdings, with and into the Company, with the Company as the surviving entity and Holdings thereby becoming the sole limited partner of the Company.

What will I be entitled to receive in the merger?

      If the merger is completed, each of your units will be converted into the right to receive $3.00 per unit, net to the seller in cash, less any required withholding taxes, and without the payment of interest. You will not have any interest in the Company after completion of the merger.

Who will own the Company after the merger?

      The Company will be privately held by Holdings and the General Partner.

Has the Company approved the merger?

      The merger has been approved by the Board, upon the recommendation of the special committee comprised of its independent directors (which also acts as the conflicts committee of the General Partner's board of directors). The Board recommends that you vote "FOR" approval and adoption of the merger agreement.

What function did the special committee serve with respect to the merger and who are its members?

      The principal functions of the special committee with respect to the merger and the going private transaction were to determine the advisability of any proposal made by management to acquire all or any substantial interest in the Company, to make recommendations to the Board regarding any such proposal, to determine if any such proposal was fair to and in the best interests of the holders of common units, other than the Buyer, Holdings, the General Partner and their affiliates and to review and negotiate the terms of any such proposal. The special committee is comprised of Alan B. Abramson, as chairman, and William A. Wyman.

What vote is required to approve the merger, the merger agreement and the transactions contemplated thereby?

      The affirmative vote of the holders of a majority of the outstanding common units and the subordinated units, each voting separately as a class, is required to approve the merger, the merger agreement and the transactions contemplated thereby. Holdings, the Buyer, the General Partner and their affiliates own a majority of the issued and outstanding common units and all of the issued and outstanding subordinated units, and, have agreed to vote all of such units in favor of the approval of the merger, the merger agreement and the transactions contemplated thereby at the special meeting. See "THE SPECIAL
MEETING: Record Date; Voting Rights; Vote Required for Approval."

How do I vote?

      After you read and consider carefully the information contained in this proxy statement, please fill out, sign and date your proxy card and mail your signed proxy card in the enclosed return envelope as soon as possible so that your common units may be represented at the special meeting. Additionally, you may vote in person at the Special Meeting. Failure to return your proxy or vote in person at the meeting will have the same effect as a vote against the approval of the merger, the merger agreement and the transactions contemplated thereby. See "THE SPECIAL MEETING: Voting and Revocation of Proxies."

What if I oppose the merger?  Do I have appraisal rights?

      You do not have appraisal rights under the Company's Limited Partnership Agreement or Delaware law. See "SPECIAL FACTORS: Plans for the Company; Other Matters."

If my common units are held in "street name" by my broker, will my broker vote my common units for me?

      Yes, but only if you provide instructions to your broker on how to vote. You should fill out, sign, date and return the proxy card and otherwise follow the directions provided by your broker regarding how to instruct your broker to vote your common units.

Can I change my vote or revoke my proxy after I have mailed my signed proxy card?

      Yes, you can change your vote or revoke your proxy before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can either deliver a written notice stating that you would like to revoke your proxy or a new later-dated proxy card to the General Partner c/o its secretary on or before the business day prior to the special meeting. Second, you can submit a written revocation or a new later-dated proxy card to the General Partner at the special meeting prior to the vote being taken. Third, you can attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy; you must vote at the meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote. See "THE SPECIAL MEETING: Voting and Revocation of Proxies."

Should I send in my common unit certificates now?

      No. Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your common unit certificates to the Buyer's paying agent.

You should use the letter of transmittal to exchange common unit certificates for the merger consideration to which you are entitled as a result of the merger. You should not send any certificates with your proxy cards. You should follow the procedures described in "THE MERGER: Payment of Merger Consideration and Surrender of Common Unit Certificates."

When do you expect the merger to be completed?

      The Company is working towards completing the merger as soon as possible. For the merger to occur, the merger agreement must be approved by the common unitholders and the subordinated unitholders each voting separately as a class. The Buyer and Holdings have agreed to vote any common units or subordinated units owned by them in favor of the approval of the merger, the merger agreement and the transactions contemplated thereby, and, as of the record date, they owned common units and subordinated units sufficient to approve the merger, the merger agreement and the transactions contemplated thereby without the vote of any other limited partners. Accordingly, the Company expects the merger, the merger agreement and the transactions contemplated thereby to be approved at the special meeting and expects to complete the merger as soon as practicable after the special meeting, subject to the fulfillment of the conditions set forth in the merger agreement and the transactions contemplated thereby. See "THE MERGER
AGREEMENT: Conditions to the Merger."

What are the principal United States federal income tax consequences of the merger to me?

      The conversion of your common units into cash pursuant to the merger is a taxable event for United States federal income tax purposes and, in all likelihood, for state and local income tax purposes. To the extent that the proceeds that you receive from the conversion of your common units pursuant to the merger exceed your basis in the common units converted, you will realize a gain. If your basis in the common units converted exceeds the proceeds you receive pursuant to the merger, you will realize a loss. The deductibility of capital losses is subject to certain limitations. Because tax matters are complicated, we strongly urge you to contact your tax advisor to determine the particular consequences of the merger to you. See "THE MERGER: Material U.S. Federal Income Tax Consequences of the Merger."

How can I get further information?

      If you have any questions about the merger, you can call Innisfree M&A Incorporated, the information agent for the merger at (888) 750-5834.

                 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

      Information provided herein may contain, and the Company may from time to time disseminate material and make statements that may contain, "forward-looking" information. The words "expects," "anticipates," "believes," and similar words generally signify a "forward-looking" statement. The reader is cautioned that all forward-looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Such risks, trends and uncertainties include the highly cyclical nature of the forest products industry, general economic conditions, competition, price conditions or trends for the Company's products, the possibility that timber supply could be affected if governmental, environmental or endangered species policies change, and limitations on the Company's ability to harvest its timber due to adverse natural conditions or increased governmental restrictions. The results of the Company's operations and its ability to pay quarterly distributions to its unitholders depend upon a number of factors, many of which are beyond its control. These factors include general economic and industry conditions, domestic and export prices, supply and demand for logs, seasonality, government regulations affecting the manner in which timber may be harvested, and competition from other supplying regions and substitute products. These and other risks are described in the Company's periodic and other reports, which are available from the United States Securities and Exchange Commission. See "OTHER
MATTERS: Available Information" for information as to how to obtain such documents.

                            III. THE SPECIAL MEETING

DATE, TIME AND PROPOSAL TO BE CONSIDERED AT THE SPECIAL MEETING

      The special meeting of the limited partners of the Company will be held on June 26, 2003 at 10:00 A.M. (EST), at the offices of Swidler Berlin Shereff
Friedman, LLP, The Chrysler Building, 405 Lexington Avenue, 12th Floor, New York, NY, 10174. At the special meeting, the limited partners will be asked to consider and vote upon a proposal to approve the Merger, the Merger Agreement entered into by the Company, Holdings and the Buyer pursuant to which the Buyer will be merged with and into the Company, and the transactions contemplated thereby.

      At the effective time of the Merger, the separate existence of the Buyer will cease, and the Company will be the surviving entity and Holdings will become the sole limited partner of the Company. As of the effective time of the Merger, each outstanding Common Unit and Subordinated Unit, other than any units owned by Holdings, the Buyer, the General Partner or any affiliates of any of the foregoing, will be converted into the right to receive $3.00 in cash, without interest, less any applicable withholding taxes. As of the effective time of the Merger, each issued and outstanding Common Unit and Subordinated Unit owned by Holdings, the Buyer, the General Partner or any affiliates of the foregoing shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

RECORD DATE; VOTING RIGHTS; VOTE REQUIRED FOR APPROVAL

      The Board has set the close of business on May 5, 2003 as the record date for the determination of limited partners entitled to notice of and to vote at the special meeting. Only holders of record of the units on the record date will be entitled to vote at the special meeting. As of the record date, there were 9,648,017 Common Units issued and outstanding, held of record by 58 limited partners, and 3,211,590 Subordinated Units, all of which were held by Holdings.

      Under the terms of the Limited Partnership Agreement, approval of the Merger, the Merger Agreement and the transactions contemplated thereby requires the affirmative vote of limited partners holding a majority of the issued and outstanding Common Units and Subordinated Units, voting as a separate class. Each limited partner is entitled to cast one vote for each unit held of record on the record date.

      Any Common Unit holder entitled to vote may vote either in person or by properly executed proxy. The presence, in person or by proxy, of the holders of a majority in voting power of the Common Units and a majority of Subordinated Units outstanding on the record date is necessary to constitute a quorum at the Special Meeting. Abstentions will be counted as present for the purpose of determining whether a quorum is present but will not be counted as votes cast in favor of the approval of the Merger, the Merger Agreement and the transactions contemplated thereby. Abstentions, therefore will have the same effect as a vote "AGAINST" the approval of the Merger, the Merger Agreement and the transactions contemplated thereby.

      Brokerage firms who hold Common Units in "street name" for customers will not have the authority to vote those units with respect to the Merger if such firms have not received voting instructions from a beneficial owner. The failure of a broker to vote units in the absence of instructions (a "broker non-vote") will be counted as present for the purpose of determining whether a quorum is present but will not be counted as votes cast in favor of the approval of the Merger, the Merger Agreement and the transactions contemplated thereby. Accordingly, broker non-votes will have the same effect as a vote "AGAINST" the approval of the Merger, the Merger Agreement and the transactions contemplated thereby.

      As of the record date, the Buyer and Holdings were the beneficial owners of approximately 87% of the outstanding Common Units and all of the Subordinated Units. Accordingly, the Buyer and Holdings have sufficient voting power to cause the approval of the Merger, the Merger Agreement and the transactions contemplated thereby without the affirmative vote of any of the Company's other limited partners, and are required, pursuant to the terms of the Merger Agreement, to vote their Common Units and Subordinated Units in favor of the approval of the Merger, the Merger Agreement and the transactions contemplated thereby.

VOTING AND REVOCATION OF PROXIES

      Common Units that are entitled to vote and are represented by a proxy properly signed and received at or prior to the special meeting, unless subsequently revoked, will be voted in accordance with the instructions indicated thereon. If a proxy is signed and returned without indicating any voting instructions, common units represented by the proxy will be voted for the proposal to approve and adopt the Merger Agreement.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the Common Units represented by the proxy are voted at the special meeting by:

   o  Attending and voting in person at the special meeting,

   o  Giving notice of revocation of the proxy at the special meeting, or

   o Delivering to the General Partner's secretary a written notice of revocation or a duly executed proxy relating to the same common units and matters to be considered at the Special Meeting, bearing a date later than the proxy previously executed.

SOLICITATION OF PROXIES; EXPENSES OF SOLICITATION

      This solicitation is being made by the Board and the expenses thereof will be borne by the Company. See Schedule I for additional information regarding the Board. In addition to solicitations by mail, proxies may be solicited by the General Partner's officers and managers. These officers and managers will not be specifically compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Arrangements also will be made to furnish copies of solicitation materials to custodians, nominees, fiduciaries and brokerage houses for forwarding to beneficial owners of units. Such persons will be paid for reasonable expenses incurred in connection therewith. To assist in the solicitation of proxies, the partnership has engaged Innisfree M&A Incorporated to act as information agent for a fee of $2,500, plus reasonable out of pocket expenses.

                              IV. SPECIAL FACTORS

BACKGROUND OF THE MERGER

      The Board has from time to time evaluated various alternatives for the Company to enhance unitholder value, including strategic acquisitions and alliances and operating, administrative and financial measures. In particular, the Board has focused on alternatives that would provide a more reliable distribution stream to the Company's unitholders because (1) the Company's ability to pay cash distributions is constrained by harvesting restrictions imposed upon the Company's subsidiary, U.S. Timberlands Klamath Falls, L.L.C. ("Klamath Falls"), pursuant to the indenture governing its publicly-traded bonds and (2) the lack of cash distributions, coupled with the Company's status as a pass-through entity for federal income tax purposes, creates the risk that the Company's unitholders might receive phantom income as a result of gains realized upon the sale of property, to the extent that the cash proceeds from such sales cannot be distributed. The General Partner's senior management and the Board periodically have discussed these efforts with Mr. Rudey. As part of these efforts, senior management and Mr. Rudey came to the conclusion that the Company and its unitholders would be best served if the Company were a private entity in order to afford management greater flexibility in managing the timber assets of the Company and to address the unitholders' desire for a reliable distribution stream. On November 2, 2000, the Company publicly announced that a group led by Mr. Rudey and senior management of the General Partner (the "Investor Group") had begun the process of exploring the possibility of taking the Company private. The Investor Group, which consists of Mr. Rudey, Mr. Hornig, Holdings and the Buyer, was formed immediately prior to the November 2, 2000 announcement, as a result of Mr. Rudey's offer to effect a potential acquisition of the Company through Holdings (an entity in which Mr. Hornig had an economic interest that allowed him to receive a small portion of the distributions that would otherwise be made to its members) in return for the transfer of Mr. Hornig's equity interests in the Company to Holdings. The Investor Group did not retain a financial advisor in connection with the transaction.

      At the November 9, 2000 meeting of the Board, the Board discussed the initiative to take the Company private. At the meeting, representatives of the Company's corporate counsel, Swidler Berlin Shereff Friedman, LLP ("Swidler
Berlin"), discussed the potential going-private transaction and the Board unanimously approved the establishment of the Special Committee, consisting of Alan B. Abramson, as chairman, and William A. Wyman. The Board gave the Special Committee the authority to determine the advisability of any proposal made by management to acquire all or any substantial interest in the Company, to make recommendations to the Board regarding any such proposal, to determine if any such proposal is fair to, and in the best interests of, the holders of Common Units other than the Buyer, Holdings, the General Partner and their affiliates (the "Limited Partners"), to review and negotiate the terms of any such proposal, to engage legal and financial advisors to assist the Special Committee in evaluating any such proposal and to take such other actions as the Special Committee deemed necessary, appropriate or desirable. The Company publicly announced the formation of the Special Committee on November 9, 2000.

      On December 6, 2000, the Special Committee met and interviewed various law firms to represent the Special Committee. At the December 7, 2000 meeting of the Special Committee, the Special Committee determined to retain Richards, Layton & Finger, P.A. ("Richards, Layton & Finger"), as counsel to the Special Committee.

      On December 22, 2000, the Company publicly announced its anticipated sales and EBITDDA figures for 2000 and that it expected to pay the 4th quarter distribution to unitholders in mid-February 2001.

      At the January 16, 2001 meeting of the Special Committee, the Special Committee interviewed various financial institutions to act as financial advisors to the Special Committee. During January 2001, the Special Committee held four additional meetings in which the Special Committee discussed the potential engagement of DrKW as the Special Committee's financial advisor, and the Special Committee together with representatives of Richards, Layton & Finger negotiated the terms of the potential engagement of DrKW. At the January 24, 2001 meeting of the Special Committee, the Special Committee determined to delay signing an engagement letter with DrKW as management had not yet submitted any written acquisition proposal.

      On January 25, 2001, the Company publicly announced its cash flow and operating results for the quarter and year ended December 31, 2000 and the quarterly cash distribution for unitholders.

      During January through May 10, 2001, representatives of Richards, Layton & Finger spoke with representatives of Swidler Berlin and with the members of the Special Committee periodically to discuss when a potential written management acquisition proposal might be submitted.

      On February 6, 2001, 1,070,530 of the Company's Subordinated Units converted into an equal number of the Company's Common Units in accordance with the terms of the Limited Partnership Agreement. The Company publicly announced the conversion on February 8, 2001.

      On February 28, 2001, the Company publicly announced an adjustment to its cash flow and operating results for the year 2000, resulting in cash flow for the year ended December 31, 2000 as measured by EBITDDA being reduced by $0.7 million from $49.8 million to $49.1 million (and from $3.80 to $3.74 per unit) and its reported loss being increased from $3.5 million to $4.2 million (and from $0.27 to $0.33 per unit).

      On May 10, 2001, Holdings sent a letter to the Special Committee indicating its interest in acquiring the outstanding Common Units through a tender offer for 32% of the outstanding Common Units not held by the Investor Group or its affiliates for $7.75 per unit in cash and the acquisition of the remaining 68% for 9.625% seven year unsecured senior subordinated promissory notes of the Company in the principal amount of $7.75 per unit through a second-step merger. The letter stated that Holdings had received an oral commitment from a major financial institution for sufficient financing for the transaction and anticipated receiving a written commitment for the financing shortly. The letter stated that the transaction would be subject to the conclusion of the financing transaction for which Holdings had received the oral commitment and the dismissal or satisfactory settlement of outstanding class action litigation brought in connection with the proposed acquisition. The letter also indicated that Holdings is controlled by members of the General Partner's management.

      On May 10, 2001, the Company publicly announced the receipt of the letter from Holdings and also cash flow and operating results for the quarter ended March 31, 2001, and that, due to the conditions in the timber market, the quarterly distributions to unitholders had been suspended indefinitely.

      On May 11 and May 22, 2001, the Special Committee met with representatives of Richards, Layton & Finger to consider and discuss the letter received from Holdings and the potential retention of DrKW. At the May 22, 2001 meeting, the Special Committee determined that, prior to retaining DrKW, it wanted to gain a better understanding as to the background of Holdings' letter, including how Holdings had developed the pricing contemplated by the May 10, 2001 letter and how Holdings intended to finance the proposed transaction.

      On May 24, 2001, representatives of Richards, Layton & Finger spoke with representatives of Swidler Berlin about the May 10, 2001 letter from Holdings, including the financing for the transaction contemplated by the letter.

      On June 5, 2001, at the request of Holdings, the Special Committee and representatives of Richards, Layton & Finger met at the executive offices of the Company in New York City with Mr. Rudey, Thomas C. Ludlow, the Chief Financial Officer of the General Partner, George R. Hornig, a member of the Board and the Investor Group, and representatives of Swidler Berlin. During this meeting, Messrs. Rudey and Ludlow explained the rationale for the value implied by Holdings' May 10, 2001 letter and discussed the promissory notes referenced in the letter, the ability of the Company to pay distributions to its unitholders, particularly in light of the harvesting and financial ratio limitations set forth in the indenture of Klamath Falls, and other challenges the Company was facing, including the decline in log prices, and log imports and exports.

      On June 7, 2001, the Special Committee formally engaged DrKW to act as its financial advisor. On that same day, the Company publicly announced the engagement of DrKW and Richards, Layton & Finger as financial advisor and counsel, respectively, to the Special Committee. In engaging DrKW, the Special Committee determined not to authorize DrKW to make contacts with any third parties with respect to any potential transaction until such time as the Investor Group indicated a willingness to consider the disposition of its interest in the Company, since without any such indication, the exploration of any such transaction would not be productive and any third party would be unlikely to expend any resources in considering any such transaction.

      On June 18, 2001, the Company publicly announced that the Investor Group had received a written commitment for its acquisition financing and that the Investor Group could make open market purchases of units until the commencement of any tender offer.

      On June 22, 2001, Mr. Abramson, and representatives of DrKW and Richards, Layton & Finger, met at the executive offices of the Company with Messrs. Rudey, Ludlow and Hornig and representatives of Swidler Berlin. At the meeting, the history and capital structure of the Company, the May 10, 2001 letter from Holdings, the financing arrangements contemplated by the letter and the challenges facing the Company, including the ability of the Company to make distributions to unitholders in light of the Klamath Falls indenture (the "Klamath Falls Indenture") restrictions and the decline in log prices, were discussed. Messrs. Rudey and Ludlow explained that the Common Units were initially marketed to individuals and tax deferred retirement programs for individuals based on the taxable nature of the distribution stream to be associated with the security. By virtue of the restrictive covenants contained in the Klamath Falls Indenture and the decline in the timber market, however, the Company was going to be unable to make any such distributions for the foreseeable future. Accordingly, in their view, the Common Units were no longer serving the purposes for which they were purchased. Mr. Ludlow explained the various valuation methodologies used in developing the transaction contemplated by the May 10, 2001 letter, including the valuations implied by the
International Paper, Crown Pacific and Fruit Growers timberland sale transactions. Mr. Hornig and representatives of Swidler Berlin described the notes contemplated by the May 10, 2001 letter and the precedent transactions for such a financing transaction. During the meeting, the Offerors also reiterated that they would not consider reducing or disposing of their interest in the Company.

      On July 9 and 10, 2001, representatives of DrKW and Richards, Layton & Finger conducted due diligence meetings at the operational headquarters of the Company in Klamath Falls, Oregon with Mr. Ludlow and Martin Lugus, the Vice President of Timberland Operations of the General Partner.

      During the week of July 9, 2001, DrKW received additional due diligence items from the Company.

      On July 11, 2001, a major financial institution sent a letter to the Investor Group indicating its willingness to provide financing, in the form of a revolving commercial paper facility, to take the Company private subject to, among other things, satisfactory due diligence, credit approval by such financial institution and the negotiation of definitive documentation. The letter provided that it was not an offer or commitment by such financial institution to extend credit. The Investor Group executed the July 11, 2001 letter from such financial institution on July 16 and forwarded it to Richards, Layton & Finger on July 24.

      On July 18, 2001, the Special Committee met with representatives of DrKW and Richards, Layton & Finger. At the meeting, the due diligence process conducted to date, the current capital structure of the Company, the potential post-transaction capital structure of the Company and its affiliates, the debt covenants contained in the bond indenture of Klamath Falls, the Company's ability to pay interest on the promissory notes contemplated by the May 10, 2001 letter from Holdings and the potential trading market for the promissory notes were discussed. During the meeting, the Special Committee expressed concern on a number of issues, including whether the contemplated notes constituted an appropriate form of consideration for the holders of the Common Units since the Common Units were held primarily by individuals or through individual retirement accounts, whether the notes would trade at or near their face value and whether the surviving entity would be able to pay the interest contemplated by the notes. However, the Special Committee determined to continue the due diligence process and, thereafter, to hold a face to face meeting with its advisors before making any definitive conclusions.

      On July 26, 2001 and August 1, 2001, representatives of Richards, Layton & Finger spoke with representatives of Swidler Berlin to discuss the status of the proposed refinancing (the "Yakima Refinancing") of the credit facility of U.S. Timberlands Yakima, LLC ("Yakima"), an entity that is owned 49% by the Company and 51% by affiliates of the Investor Group. Representatives of Swidler Berlin indicated that, given the Company's limited management resources, it desired to consummate the Yakima Refinancing before returning its focus to discussions with the Special Committee regarding a going-private transaction, and that the Company believed that the Yakima Refinancing would be consummated shortly.

      On August 2, 2001, the Special Committee met with representatives of DrKW and Richards, Layton & Finger at the offices of DrKW in New York City. At the meeting, representatives of DrKW discussed the capital structure and performance of the Company, the ability of the Company to pay distributions on its Common Units, the transactions contemplated by the May 10, 2001 letter from Holdings (including the terms of, and the Company's ability to pay interest on, the promissory notes referred to in the letter, as well as the potential market for the notes after consummation of a transaction) and the Klamath Falls Indenture restrictions. The Special Committee expressed serious reservations with respect to the transactions contemplated by the May 10, 2001 letter, including as to whether the surviving entity could pay the contemplated interest on the notes and whether the notes were likely to be highly illiquid and trade at a significant discount to their face value. The Special Committee was also of the view that the notes would be an inappropriate investment for Common Unit holders because the Common Units were held primarily by individuals or through individual retirement accounts. However, the Special Committee recognized the Investor Group's desire to ensure that the Yakima Refinancing was consummated before moving forward with negotiations with the Special Committee.

      On August 9, 2001, representatives of DrKW met with Mr. Hornig. During the meeting, the Company's ability to pay interest on the promissory notes the Company's unitholders would receive upon consummation of a transaction was discussed. Representatives of DrKW expressed concern as to the surviving entity's ability to pay the interest contemplated by the notes and requested that further analysis of this issue be provided.

      On August 13, 2001, Mr. Rudey informed Mr. Abramson again of the Company's need to focus all of its efforts on completing the Yakima Refinancing and, accordingly, to delay substantive discussions with respect to the potential going-private transaction until after consummation of the Yakima Refinancing.

      On August 17, 2001, the Special Committee met with representatives of Richards, Layton & Finger to discuss the status of negotiations with the Investor Group. Representatives of Richards, Layton & Finger informed the Special Committee that representatives of Swidler Berlin had stated that they were hopeful that the Yakima Refinancing would be consummated shortly. The Special Committee determined that negotiations could not move forward in any material respect due to the Investor Group's desire that the Yakima Refinancing be consummated first.

      On August 17, 2001, the Company publicly announced its cash flow and operating results for the quarter ended June 30, 2001.

      On September 14, 2001, the Yakima Refinancing was consummated.

      On October 3, 2001, the Special Committee and representatives of DrKW and Richards, Layton & Finger, met with Messrs. Rudey, Ludlow and Hornig and representatives of Swidler Berlin at Swidler Berlin's offices in New York City. The meeting had originally been scheduled for September 14, 2001, but had been postponed due to the events of September 11, 2001. At the meeting, management of the Company explained the Yakima Refinancing (and the resources that were necessary to be dedicated to the project). Management discussed the performance of the Company during the 2001 harvesting season. Management also discussed long-term trends in the timber industry and the working capital facility that the Company had previously obtained from Mr. Rudey and the likely inability of the Company to obtain any similar facility from a third party on as favorable terms. The Special Committee discussed certain issues relating to the May 10, 2001 letter from Holdings. These issues included: (i) the Company's ability to service the interest payments on any promissory notes delivered to unitholders in any transaction; (ii) the low percentage of cash in the overall mix of consideration set forth in the May 10, 2001 letter from Holdings; (iii) the relative ability of the acquiror to distribute cash to its equity holders after merely making a single year's interest payment on the promissory notes; and (iv) the loss of the unitholders' ability to participate in any upside in the Company's prospects, while nonetheless being subject to risks relating to the Company's performance as a noteholder. Management indicated that it would respond to these issues once it had the opportunity to deliver further due diligence materials requested by DrKW and to discuss such materials with them. Management also indicated that it would be reformulating its going-private proposal.

      On November 8, 2001, Holdings sent a letter to the Special Committee indicating its interest in acquiring the outstanding Common Units through a tender offer for 50% of the outstanding Common Units not held by the Investor Group or its affiliates for $3.75 per unit in cash and the acquisition of the remaining 50% for 7.0% seven-year unsecured senior subordinated promissory notes of the Company in the principal amount of $3.75 per unit through a second-step merger. The letter stated that Holdings had received a commitment from a major financial institution for sufficient financing to complete the transaction. The letter stated that the transaction would be subject to dismissal or settlement of outstanding class action litigation. On November 8, 2001, the Company publicly announced the receipt of the letter from Holdings.

      On November 19, 2001, the Board approved the status of the Special Committee as the conflicts committee of the General Partner and resolved that any action taken by the Special Committee would constitute action both as the Special Committee and as the conflicts committee of the General Partner.

      On November 19, 2001, the Company publicly announced its cash flow and operating results for the quarter ended September 30, 2001.

      On November 20, 2001, the Special Committee met with representatives of DrKW and Richards, Layton & Finger to discuss the November 8, 2001 letter from Holdings. At the conclusion of the meeting, the Special Committee again expressed concerns as to the value of the contemplated notes and whether the notes would be an appropriate form of security for the persons who predominantly held the Common Units. The Special Committee determined, therefore, to meet in person with its advisors to consider the revised proposal in greater detail and to afford the Investor Group the opportunity to make a presentation.

      On November 30, 2001, the Special Committee met with representatives of DrKW and Richards, Layton & Finger at the offices of DrKW to further consider the November 8, 2001 letter from Holdings. Messrs. Rudey, Ludlow and Hornig as well as representatives of Swidler Berlin participated in a portion of the meeting to make a presentation to the Special Committee. During this presentation, Messrs. Rudey, Ludlow and Hornig explained the November 8, 2001 letter and the transactions contemplated by the letter. Messrs. Rudey, Ludlow and Hornig explained that the overall consideration offered to Common Unit holders had been reduced from the levels set forth in the May 10, 2001 offer to the levels set forth in the November 8, 2001 letter as a result of continuing declines in timber prices, as well as the outlook for future timber prices, and the resulting deterioration in the Company's financial performance. During the meeting, representatives of DrKW questioned Messrs. Rudey, Ludlow and Hornig as to the viability of various alternatives to the proposal from the Investor
Group, including various alternative refinancing or recapitalization transactions for the Company. Messrs. Rudey, Ludlow and Hornig indicated that such alternatives were not viable due to the Company's debt service ability and the limitations on incurring additional debt under the Klamath Falls Indenture. In addition, the Investor Group again stated that it would not consider reducing or disposing of its interest in the Company.

      On January 29, 2002, the Special Committee met with representatives of DrKW and Richards, Layton & Finger to further discuss the November 8, 2001 letter from Holdings, the meeting with management on November 30, 2001 and the Special Committee's potential responses. The Special Committee determined that it would be advisable to hold a face-to-face meeting with its advisors, the Investor Group and its representatives to determine whether it was likely to be possible for the parties to negotiate a transaction.

      On February 4, 2002, the Special Committee, and representatives of DrKW and Richards, Layton & Finger met with Messrs. Rudey, Ludlow and Hornig and representatives of Swidler Berlin at the offices of DrKW to further discuss the November 8, 2001 letter from Holdings. The discussions centered on the terms of the contemplated notes and the discount that would likely be associated with the notes.

      On  February  7,  2002,  DrKW  delivered  to  Swidler  Berlin a summary of potential terms for a transaction. The suggested terms proffered on behalf of the Special Committee required that either a majority of the disinterested unitholders tender their Common Units into or vote for the applicable transaction and that the Special Committee would have the ability to discuss and negotiate, and ultimately terminate any acquisition agreement in respect of, any unsolicited superior offer. The summary also contained various provisions in respect of the contemplated notes, including requirements relating to the governance of the surviving entity, requirements relating to the distribution of excess cash flows from subsidiaries to the parent entity so as to facilitate the timely payment of interest on the notes, a requirement for a sinking fund in respect of the notes, limitations on distributions to equity holders, limitations on transactions with affiliates and a requirement that the notes be listed on a national securities exchange. On February 15, 2002, Swidler Berlin delivered a response to the February 7th summary. The response provided that the Special Committee would not be afforded the ability to discuss or negotiate any unsolicited superior offer, although it would be entitled to terminate the acquisition agreement in response to an unsolicited offer that it determined, in good faith, could lead to a superior offer. The response also eliminated the requirement for a sinking fund, allowed for the surviving Company to establish a working capital credit facility that would be senior to the notes and afforded the surviving entity greater flexibility with respect to transactions with affiliates.

      On February 26, 2002, DrKW responded with comments on a number of the concepts set forth in the February 15th communication. These comments related to the Special Committee's ability to negotiate with other potential third-party bidders after execution of an acquisition agreement, the extent to which a working capital facility would be needed for the Klamath Falls and Yakima operations after consummation of a transaction, a sinking fund for promissory notes delivered to unitholders in any transaction and the ability of the Company to engage in transactions with affiliates after closing.

      On March 8, 2002, Swidler Berlin sent a letter to DrKW indicating Holdings' disagreement with each of the issues raised in the February 26th response.

      On March 25, 2002, Holdings indicated to the Special Committee and its legal and financial advisors that, in response to the valuation concerns expressed by the Special Committee and its legal and financial advisors and to the restrictive covenants being sought by the Special Committee and its legal and financial advisors in connection with any promissory notes delivered to unitholders in connection with a transaction, Holdings would be willing to consider a transaction in which holders of outstanding Common Units would receive solely cash consideration. Holdings indicated that it believed that the notes would not trade at the 40-60% discount that DrKW was applying to them and, therefore, that the parties could reach an agreement if Holdings received debt financing from a third party and used the proceeds as transaction consideration, rather than using the notes as transaction consideration. Holdings also indicated that the purchase price to be paid in an all cash offer would be lower than the $3.75 purchase price included in its November 8, 2001 offer because the offer would take into account a reasonable discount on the promissory notes and the additional costs associated with obtaining additional third party financing, but that the value of such an all cash offer would be greater than the value DrKW ascribed to the November 8, 2001 $3.75 offer because Holdings believed that the range of discounts that DrKW applied to such promissory notes was greater than Holdings believed appropriate.

      On March 26, 2002, the Company publicly announced its cash flow and operating results for the quarter and year ended December 31, 2001.

      On April 16, 2002, the Special Committee met with representatives of DrKW and Richards, Layton & Finger at the offices of DrKW. During this meeting, the potential for an all-cash offer was discussed. After the meeting, representatives of DrKW and Richards, Layton & Finger communicated to Mr. Hornig and representatives of Swidler Berlin that any cash offer should afford the Special Committee with the authority to pursue any superior offers that may be submitted after announcement of any acquisition agreement. This right would be set forth in the acquisition agreement and would afford the Special Committee the right to discuss and negotiate, and ultimately terminate the acquisition agreement in response to, any unsolicited superior offer. The Special Committee's representatives also stated that written evidence of financing would need to be in place before any such deal would be approved by the Special Committee.

      On April 23, 2002, Holdings delivered a letter to the Special Committee and its legal and financial advisors which contemplated an acquisition of all the outstanding common limited partnership interests not held by the Investor Group or its affiliates for $2.75 in cash. The letter stated Holdings had received confirmation from a major financial institution that it would provide sufficient financing to complete the transaction, subject to the preparation of documentation and review of appraised timber values. On April 23, 2002, the Company publicly announced the receipt of the letter from Holdings.

      On April 29, 2002, representatives of DrKW and Richards, Layton & Finger spoke with Mr. Hornig and representatives of Swidler Berlin and again communicated that the Special Committee would require written evidence of Holdings' financing before entering into any acquisition agreement. Richards, Layton & Finger also requested a draft merger agreement.

      On May 16, 2002, Swidler Berlin delivered a draft merger agreement to the Special Committee and Richards, Layton & Finger.

      On May 20, 2002, the Company publicly announced its cash flow and operating results for the quarter ended March 31, 2002.

      On May 24, 2002, Richards, Layton & Finger, on behalf of the Special Committee, delivered comments on the draft merger agreement to Swidler Berlin. The comments eliminated a number of the representations and warranties by the Company, inserted additional representations and warranties and covenants by Holdings as to financing for the transaction, expanded the circumstances under which the Special Committee could change its recommendation to the unitholders, afforded the Special Committee with the authority to discuss and negotiate (and ultimately terminate the agreement in response to) any unsolicited superior offer and required that a majority of the disinterested unitholders tender their Common Units in the contemplated tender offer (the "Offer").

      On June 3 and June 18, 2002, the Special Committee met with representatives of Richards, Layton & Finger to discuss the status of negotiations with Holdings and Holdings' financing. During these meetings, the Special Committee again noted that it would require written evidence of financing before it would be willing to consider any transaction.

      On June 20, 2002, the Special Committee met with representatives of DrKW and Richards, Layton & Finger to discuss the status of negotiations, Holdings' financing and a potential time frame for concluding the Special Committee process. During the meeting, the Special Committee concluded that either Holdings must deliver written evidence as to financing promptly or it would terminate the process for consideration of a proposal by Holdings.

      On June 21, 2002, representatives of Richards, Layton & Finger spoke with representatives of Swidler Berlin to discuss a potential time frame for concluding the Special Committee process and to convey the conclusions reached by the Special Committee on June 20, 2002.

      On July 1, 2002, Mr. Wyman spoke with Mr. Rudey regarding a potential time frame for concluding the Special Committee process. Mr. Rudey assured Mr. Wyman that Holdings would be able to deliver written evidence of financing shortly.

      On July 29, 2002, Richards, Layton & Finger spoke with Swidler Berlin regarding the status of Holdings' financing. Representatives of Swidler Berlin stated that the financing letter would be obtained within the next few days.

      On July 30, 2002, Mr. Rudey spoke with Mr. Abramson regarding the status of Holdings' financing. Mr. Rudey stated that the financing letter would be obtained within days.

      On August 1, 2002, Swidler Berlin forwarded to the Special Committee and its representatives a letter from Yakima's credit insurer to Mr. Rudey indicating its approval of an amendment to the Yakima indenture dated September 14, 2001 to increase the funds available for a tender offer by $12,000,000 to allow for an all-cash transaction. The letter stated that the amendment was subject to, among other things, the occurrence of no material adverse change in Yakima prior to closing and the closing occurring by December 31, 2002 (which date was later extended to March 31, 2003).

      On August 2, 2002, Swidler Berlin delivered a revised draft merger agreement to Richards, Layton & Finger.

      On August 9, 2002, Richards, Layton & Finger, on behalf of the Special Committee, delivered comments on the revised draft merger agreement to Swidler Berlin. The comments included many of the original comments included in their May 24, 2002 mark-up.

      On August 14, 2002, the Company publicly announced its cash flow and operating results for the quarter ended June 30, 2002.

      On August 14 and 15, 2002, representatives of DrKW and Richards, Layton & Finger spoke with each of the members of the Special Committee regarding the potential transaction in light of the letter from Yakima's credit insurer. The members of the Special Committee individually directed the Special Committee's advisors to move forward with negotiating the terms of a potential acquisition agreement on as favorable terms as possible, including increasing the proposal from $2.75 in cash per Common Unit to at least $3.00 per Common Unit. On August 15, 2002, representatives of Richards, Layton & Finger spoke with representatives of Swidler Berlin regarding certain issues that remained to be resolved under the draft merger agreement. These issues including the extent of the Company's representations and warranties in the acquisition agreement, the circumstances under which the Special Committee could change its recommendation to the unitholders, the authority of the Special Committee to discuss and negotiate any unsolicited superior offers and the requirement that a majority of the disinterested unitholders tender their Common Units in the Offer. Representatives of Swidler Berlin also indicated that Holdings would not be willing to enter into a definitive acquisition agreement until the litigation with respect to the potential transaction pending in the Delaware Court of Chancery had been dismissed or settled.

      On August 23, 2002, representatives of DrKW and Richards, Layton & Finger spoke with representatives of Swidler Berlin and Mr. Hornig regarding certain valuation issues, certain issues remaining outstanding under the draft merger agreement and the status of pending litigation. During the meeting, representatives of DrKW indicated that the Special Committee would not approve a transaction at $2.75 per Common Unit and that the price would have to be at least $3.00 per Common Unit. Mr. Hornig and representatives of Swidler Berlin reiterated that Holdings would not agree to condition the transaction on the tender of Common Units by a majority of the disinterested unitholders and that the litigation would need to be settled or dismissed before moving forward with a transaction.

      On September 18, 2002, representatives of Richards, Layton & Finger spoke with representatives of Swidler Berlin regarding certain issues remaining outstanding under the draft merger agreement and the status of pending litigation. The issues outstanding relating to the merger agreement remained unchanged: the extent of the Company's representations and warranties, the circumstances under which the Special Committee could change its recommendation to the unitholders, the authority of the Special Committee to discuss and negotiate any unsolicited superior offers and the requirement that a majority of the disinterested unitholders tender their Common Units in the Offer. At the meeting, it was also determined that the parties would meet with the lead counsel in the pending litigation to discuss potential settlement.

      On October 2, 2002, representatives of DrKW and Richards, Layton & Finger spoke with representatives of Swidler Berlin regarding certain issues remaining outstanding under the draft merger agreement and the status of pending litigation. During the meeting, the representatives of Richards, Layton & Finger and the representatives of Swidler Berlin determined that they would negotiate the outstanding merger agreement issues in person after the meeting with the plaintiffs' lead counsel scheduled for the following day. Representatives of Richards, Layton & Finger also indicated that the Special Committee would not be willing to approve a definitive acquisition agreement until the litigation with respect to the potential transaction pending in the Delaware Court of Chancery had been dismissed or settled.

      On October 3, 2002, representatives of DrKW, Richards, Layton & Finger and Swidler Berlin met with representatives of Abbey Gardy, LLP and Stull, Stull & Brody, lead counsel for the plaintiffs in certain class actions filed in response to the proposed acquisition, to discuss litigation pending in the

Delaware Court of Chancery. At the meeting, representatives of Abbey Gardy, LLP and Stull, Stull & Brody suggested various means by which the terms of the potential acquisition could be enhanced. Specifically, lead counsel for the plaintiffs suggested that the price be $3.25 per Common Unit, the Offer be conditioned on the tendering by a majority of the disinterested unitholders and the unitholders be afforded a contingent value right affording the unitholders consideration in the event the surviving entity were to be sold within a short time frame after consummation of a transaction. Lead counsel for the plaintiffs also demanded that the defendants in the litigation represent that there had been no interest in an acquisition transaction that had not been referred to the Special Committee. Representatives of Swidler Berlin responded that Holdings would not agree to a transaction conditioned on the tender by a majority of the disinterested unitholders because (i) the Special Committee was given all requisite authority to negotiate a transaction, (ii) nearly two years had passed since the first public announcement of a potential going-private transaction without any other potential bidders expressing an interest in acquiring the Company, (iii) a special committee and a so-called "majority of the minority" condition have the same effect under Delaware law and (iv) it would be expensive to garner such support in the Offer due to the manner in which most of the Common Units were held. Representatives of Swidler Berlin also indicated that Holdings would not agree to any contingent value right because of, among other reasons, the going-forward costs for this type of arrangement, including costs associated with compliance with federal securities laws. Representatives of Swidler Berlin indicated, however, that, in light of the insistence by the Special Committee that the price per unit be at least $3.00 per Common Unit and in order to settle the litigation, Holdings would be willing to increase the proposal to $3.00 in cash per Common Unit and that the defendants in the litigation would be willing to make the requested representation in any settlement documents negotiated with the plaintiffs.

      On October 4, 2002, the Company publicly announced, among other things, that (i) it had received a notice from Nasdaq that the Company had failed to comply with certain net tangible asset requirements and, therefore, its securities were subject to delisting from the Nasdaq National Market and (ii) it had requested a hearing before Nasdaq to review the determination.

      On October 9, 2002, representatives of Swidler Berlin and Richards, Layton & Finger negotiated the remaining issues outstanding under the merger agreement. The representatives of Swidler Berlin indicated that Holdings would insist on certain minimal representations from the Company, again indicated that Holdings would not agree to condition the Offer on the tender of Common Units by a majority of the disinterested unitholders and indicated that Holdings would be willing to afford the Special Committee the authority to discuss and negotiate any unsolicited superior offer.

      On October 10, 2002, the Special Committee met with its legal and financial advisors to consider the terms of the Offer and the Merger. Messrs. Rudey, Hornig and Ludlow, as well as representatives of Swidler Berlin, attended a portion of such meeting. At this meeting, DrKW discussed its financial analyses with the Special Committee and delivered its oral opinion, and subsequently delivered its written opinion, to the effect that, based on and subject to the various assumptions and limitations set forth therein, as of the date thereof, the consideration to be received by the holders of Common Units other than Holdings, the Buyer, the General Partner, and each affiliate of the foregoing (including Mr. Rudey and the other officers and directors of the General Partner who have formed Holdings and Buyer), pursuant to the Offer and the Merger, taken together, was fair from a financial point of view. After a discussion of the terms of the Offer and the Merger, and after adjourning the meeting until the following day, the Special Committee determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, taken together, are fair and reasonable to, and in the best interests of, the Company and the Limited Partners. Accordingly, the Special Committee recommended to the Board that the Board approve and adopt the Merger Agreement and the transactions contemplated thereby. The Special Committee further recommended that Limited Partners tender their shares in the Offer, and, to the extent applicable, that the Limited Partners vote in favor of the approval of the Merger Agreement and the Merger and that the Board make the same recommendation.

      On October 16, 2002, the Board met to receive the Special Committee's recommendation. At this meeting, the Special Committee presented its report regarding the Offer and the Merger to the Board, which concluded that Merger Agreement and the transactions contemplated thereby, including the Merger and the Offer, taken together, were fair and reasonable to, and in the best interests of, the Company and the Limited Partners. The Board approved and adopted the Merger Agreement and the transactions contemplated thereby (including but not limited to the Offer and the Merger). The Board consented to the admission of the Buyer as a limited partner with respect to any Common Units and Subordinated Units acquired in the Offer and the Merger. The Board directed that the Merger Agreement be submitted to a vote of the Limited Partners, and recommended that the Limited Partners tender their Common Units in the Offer and, to the extent applicable, vote in favor of the approval of the Merger Agreement and the Merger.

      On October 16, 2002, the Company, the Buyer and Holdings executed the Merger Agreement and, in the morning on October 17, 2002, the Company issued a press release announcing the execution of the Merger Agreement.

      Pursuant to the Merger Agreement, on November 15, 2002, the Buyer commenced the Offer. The Offer expired on March 6, 2003, and 6,911,122 Common Units were validly tendered and accepted for payment. As a result, the Buyer and Holdings now own 8,453,392 Common Units, or approximately 87% of the outstanding Common Units. As required by the Merger Agreement, the Merger and the Merger Agreement are now being submitted for approval by the limited partners at the Special Meeting.

      The Special Committee has taken no separate steps to approve the Merger since the consummation of the Offer. Rather, prior to the commencement of the Offer, the Special Committee considered the entire transaction and determined, at that time, that the Offer and the Merger were fair to and in the best interests of the Limited Partners.

      In retaining DrKW, and in approving the Offer and the Merger, the Special Committee considered requiring a "bring-down" opinion by DrKW in connection with the Merger and the approval of the Merger by the Limited Partners. Ultimately, however, the Special Committee determined not to require the opinion. The reason for such conclusion was that, in the judgement of the Special Committee, such an opinion would likely have resulted in significant additional expenses to the Company and, accordingly, in a decrease in the consideration offered to the public unitholders. Moreover, in the view of the Special Committee, there would be no benefit in obtaining such an opinion since, upon consummation of the Offer, Holdings and the Buyer necessarily would have obtained enough Common Units to control the outcome of the vote on the Merger.

PURPOSES, ALTERNATIVES, REASONS AND EFFECTS OF THE MERGER

      PURPOSES. The purpose of the Merger is to enable Holdings to acquire control of, and the entire limited partner equity interest in, the Company. The Offer, as the first step in the acquisition of the Company, was intended to facilitate the acquisition of all outstanding Common Units not already owned by Holdings, the Buyer, the General Partner or their affiliates. The purpose of the Merger is to acquire all of the outstanding Common Units not purchased pursuant to the Offer or otherwise owned by Holdings, the Buyer, the General Partner and their affiliates. Holdings and the Buyer own enough Common Units and Subordinated Units to approve the Merger, the Merger Agreement and the transactions contemplated thereby in accordance with the Delaware Revised Uniform Limited Partnership Act ("DRULPA") and the

Limited Partnership Agreement without the vote of any other Common Unit holder or Subordinated Unit holder.

      ALTERNATIVES. The Special Committee and the Company considered possible alternatives to the Offer and the Merger. The material alternatives consisted of the possibility of the Company continuing to operate as an independent entity, contacting third parties to make an alternative acquisition proposal and various refinancing and recapitalization alternatives. However, when DrKW raised the refinancing and recapitalization alternatives for consideration at the November 30, 2001 meeting, Messrs. Rudey, Ludlow and Hornig indicated that such alternatives were not viable due to the Company's debt service ability and the limitations in incurring additional debt under the Klamath Falls Indenture. Similarly, with respect to an acquisition transaction with a third party, the Investor Group stated to the Special Committee that it would not consider reducing or disposing of its interest in the Company to a third party. Accordingly, the Special Committee determined not to pursue any such negotiations since the Investor Group by virtue of its ownership of Subordinated Units, had the ability to veto any business combination that any other potential acquirors could propose (and, therefore, the Special Committee believed that any such efforts would not be productive) and since the Special Committee believed that any third party likely would not be willing to expend its resources to engage in any such discussions without any indication of the Investor Group's willingness to approve or engage in any such transaction. Accordingly, the Special Committee was of the view that it had only one alternative to the Offer and the Merger: recommending against the Offer and the Merger so that the Company could continue to operate as an independent entity with the Common Units remaining outstanding. The Special Committee considered the potential benefits of such a strategy, including the fact that DrKW's cash distribution analysis implied a value for the Common Units in excess of $3.00 per Unit. The Special Committee also considered the timing and likelihood of obtaining such benefits, including the fact that DrKW's cash distribution analysis was dependent on the Company's financial results satisfying certain criteria through 2007, the market for timber products improving significantly through 2007 and cash distributions to unitholders being reestablished in 2007.

      Before making the proposal to take the Company private (the "Proposal"), the Investor Group also considered various alternatives to the Proposal, including those described above as considered by the Company and the Special Committee. They also considered a liquidation of the Company by a sale of its assets and a distribution of the net after-tax proceeds. They determined not to give such an alternative serious consideration because of the length of time, transaction costs and uncertainty involved.

      REASONS. Each of Holdings, the Buyer and the Company, believe that it is in the Company's best interest to operate as a privately-held entity. Without the constraint of the public market's emphasis on quarterly distributions, the Company will have greater operating flexibility to focus on enhancing long-term value by emphasizing growth (both internally and through acquisitions) and operating cash flow. The Buyer believes that an emphasis on long-term growth rather than short-term distributions could eventually result in greater business opportunities than would be available to the Company if it remained publicly-held. In addition, the Buyer believes that as a privately-held entity, the Company will be able to make decisions that may negatively affect quarterly distributions but that may increase the value of the Company over the long-term. In a public company setting, decisions that negatively affect earnings and distributions could significantly reduce per Common Unit price. Moreover, Holdings, the Buyer and the Company believe that the Merger will provide the Company's unitholders with a more reliable distribution stream because (i) the Company's ability to pay cash distributions is constrained by harvesting restrictions imposed upon Klamath Falls pursuant to the indenture governing its publicly-traded bonds and (ii) the lack of cash distributions, coupled with the Company's status as a pass-through entity for federal income tax purposes, creates the risk that the Company's unitholders might receive phantom income as a result of gains realized upon the sale of property, given that the cash proceeds from such sales cannot be distributed.

      These assessments are based upon publicly available information regarding the Company, the Investor Group's knowledge of the Company and its experience in investing in or managing public and private companies generally.

      EFFECTS. Pursuant to the merger agreement, the Buyer will be merged into the Company and the Company will be the surviving corporation. The merger will become effective when the certificate of merger is duly filed with the Secretary of State of the State of Delaware or upon such later time as the parties agree to and specify in the certificate of merger. The merger is a "going-private" transaction for the Company. Upon completion of the Merger, Holdings will be the sole limited partner of the Company. As of the effective time, the limited liability company interest of the Buyer held by Holdings will be converted into 10 common units and 10 subordinated units of the surviving company, which will be all of the issued and outstanding units upon the effectiveness of the merger, and Holdings, therefore, will be the sole limited partner of the Company. The General Partner will continue to be the general partner of the Company. As a result of the Merger, the entire limited partner equity interest in the Company will be owned by Holdings and its affiliates. Limited partners (other than the Buyer and Holdings) will no longer have an equity interest in the Company and instead will have only the right to receive the Merger Consideration. See "THE
MERGER: The Merger Agreement," below. Similarly, after the Merger, these limited partners will not bear the risk of any decrease in the value of the Company.

      Following the Merger, the Common Units will no longer be traded and price quotations for sales of Common Units in the public market will no longer be available. Upon completion of the Merger, the registration of the Common Units under the Exchange Act will terminate. The General Partner's officers, directors and the owners of more than 10% of the Common Units will no longer be subject to the short-swing profit provisions of Section 16(b) of the Exchange Act.

      BENEFITS. The consideration to be received by Common Unitholders in cash pursuant to the Merger represents a premium of approximately 305% over the closing market price of the Common Units on October 16, 2002, the last full trading day prior to the initial public announcement of the execution of the Merger Agreement. This will provide a source of liquidity not otherwise available, and will eliminate the Common Unit holders' exposure to fluctuations in market value of the Common Units. In addition, the Merger will allow Common Unit holders to pursue other investment alternatives.

      EFFECTS ON THE COMPANY. The benefits of the Merger to the Company arise from the increased operating flexibility that comes with being a privately-held entity. Because the Common Units are publicly held, the Company's decision-making is influenced to a significant extent by the unitholders' desire for the Company to resume making distributions at the earliest possible date. Following the consummation of the Merger, the Common Units will no longer be publicly held and, accordingly, the Company can shift its focus towards maximizing the long-term growth of its assets. Although these benefits could be significant, they are not readily quantifiable. The detriment of the Merger to the Company will be an approximately $32 million increase in long-term debt as a result of the financing of the purchase price and costs associated with the Offer and the Merger.

      EFFECTS ON THE INVESTOR GROUP. The benefits of the Merger to the Investor Group include the ability to participate in any future growth of the Company and an increase in the Investor Group's interest in any net book value and net earnings of the Company. Similarly, the detriments to the Investor Group include the risks associated with any decrease in the value of the Company and the lack of liquidity of the equity interests in the Company following the Merger. Following the Merger, the Investor Group will be allocated 100% of any such net book value and net earnings. Based on their current ownership of equity securities of the Company, without giving effect to the Merger, the Investor Group would be allocated approximately 91.0% of any net book value and net earnings of the Company. As of March 31, 2003, the Company had a book value of negative $28,509,000. Accordingly, without giving effect to the Merger, the Investor Group would be allocated net book value of approximately negative $25,943,190, and after giving effect to the Merger, the Investor Group would be allocated net book value of negative $28,509,000. For the year ended December 31, 2002, the Company had net loss applicable to Common Units and Subordinated Units of $43,378,000. Accordingly, without giving effect to the Merger, the Investor Group would be allocated net loss for the year ended December 31, 2002 of approximately $39,473,980 and after giving effect to the Merger, the Investor Group would be allocated net loss for such period of $43,378,000. For the quarter ended March 31, 2003, the Company had net loss allocable to Common Units and Subordinated Units of $9,301,000. Accordingly, without giving effect to the Merger, the Investor Group would be allocated net loss for the quarter ended March 31, 2003 of approximately $8,463,910 and after giving effect to the Merger, the Investor Group would be allocated net loss for such period of $9,301,000.

PLANS FOR THE COMPANY

      Holdings expects to conduct a detailed review of the Company and its business and operations with a view towards determining how to optimize any potential synergies which exist between the operations of the Company and those of Holdings, and its subsidiaries and affiliates. Such review is not expected to be completed until after the consummation of the Merger, and, following such review, Holdings will consider, what, if any, changes would be desirable in light of the circumstances then existing. The Company will also continue to evaluate its capital structure, cash flows and trends in the timber market with a view to maintaining a capital structure that is supported by estimated future operating activities. Although the Company has been approached recently regarding certain debt restructuring scenarios, discussions have been very preliminary and it is premature to assess the likelihood of pursuing any such scenario or other material transaction.

      The Company, as a limited partnership, does not have officers or directors. The officers and directors of the General Partner will continue to fulfill such roles upon consummation of the Merger. The General Partner reviews its officers and the constitution of its Board of Directors on a periodic basis, and expects to do so again, following the consummation of the Merger. See
Schedule I, Part 3 for a description of these officers and directors.

      Except as disclosed in this proxy statement, and except as may occur in connection with the integration of operations referred to above, neither Holdings nor the Buyer has any present plans or proposals that would result in an extraordinary corporate transaction, such as a merger, reorganization, liquidation, relocation of operations, or sale or transfer of assets, involving the Company or its subsidiaries, or any material changes in the Company's corporate structure, business or composition of its management or personnel.

OTHER MATTERS

      Unit Holder Approval. Under the Limited Partnership Agreement, the approval of the General Partner and the affirmative vote of the holders of a majority of the outstanding Common Units and Subordinated Units, each voting separately as a class, are required to approve the Merger, the Merger Agreement and the transactions contemplated thereby. The Company has represented in the Merger Agreement that the execution and delivery of the Merger Agreement by the Company and the consummation by the Company of the transactions contemplated by the Merger Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the Merger by the Company's Common Unit holders and Subordinated Unit holders in accordance with the Limited Partnership Agreement. Therefore, the only remaining legally required corporate action of the Company will be the approval of the Merger, the Merger Agreement and the transactions contemplated thereby by the affirmative vote of the holders of a majority of the Common Units and the Subordinated

Units, each voting separately as a class. As of the record date, the Buyer and Holdings owned an aggregate of 8,453,392 Common Units, representing approximately 87% of all Common Units outstanding on that date, and all outstanding Subordinated Units. Because the approval of a majority of the outstanding Common Units and a majority of the outstanding Subordinated Units, each voting as a separate class, is sufficient to approve the Merger, the Merger Agreement and the transactions contemplated thereby, the Buyer and Holdings can cause the Merger to occur without the affirmative vote of any other limited partner. Holdings and the Buyer have agreed, pursuant to the Merger Agreement, to vote all Common Units and Subordinated Units then beneficially owned by them in favor of the approval of the Merger, the Merger Agreement and the transactions contemplated thereby.

      Appraisal Rights. Under Delaware law, the unitholders have the right to vote on the Merger. If the Merger is approved by the requisite vote of unitholders, each of the Limited Partners, whether or not such Limited Partner voted in favor of the Merger, will be entitled to receive the merger consideration. Under the DRULPA, holders of Common Units do not have appraisal rights in connection with the Merger. The unitholders had the right to sue for breach of fiduciary duties in connection with the Merger. Those claims, however, were released by virtue of the court approval of the settlement that was negotiated with respect to the lawsuit styled In re U.S. Timberlands Company, L.P. Unitholders Litigation, C.A. No. 19584 in the Delaware Court of Chancery. The Court approved the settlement and release at a hearing held on January 30, 2003, and the appeal period with respect to the court's approval of the settlement and release has expired. See "THE MERGER: Certain Legal Matters."

FAIRNESS OF THE MERGER

      THE INVESTOR GROUP. Mr. Rudey, Mr. Hornig, Holdings and the Buyer believe that the terms and conditions of the Merger are both procedurally and substantively fair to the Company and to its unaffiliated Common Unit holders.

      They base this belief on the following factors:

   o the Special Committee, consisting of independent directors who are neither designees of Holdings, the Buyer or their affiliates, nor officers of the Company or the General Partner, was appointed to represent the interests of the Common Unit holders of the Company other than Holdings, the Buyer, the General Partner and their affiliates;

   o the Special Committee retained and was advised by independent legal and financial advisors;

   o the Special Committee and the Board each determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of the Common Unit holders of the Company other than Holdings, the Buyer, the General Partner and their affiliates;

   o the Special Committee and the Board (including each director that is not an employee of the Company or the General Partner) each approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommended that the Common Unit holders of the Company, other than Holdings, the Buyer, the General Partner and their affiliates, tender their Common Units in the Offer;

   o the Merger and the other terms and conditions of the Merger Agreement are the result of good faith negotiations between Holdings and the Buyer, on the one hand, and the Special Committee on behalf of the Company, on the other hand;

   o the price of $3.00 in cash per Common Unit to be paid in the Merger represents a premium of approximately 305% over the reported closing price for the Common Units on the last full trading day prior to the public announcement of the execution of the Merger Agreement;

   o the historical market price of the Common Units, and particularly the fact that the Common Units had traded at levels lower than the $3.00 offer price for over a year prior to the public announcement of the execution of the Merger Agreement;

   o the fact that, in the absence of the Merger, market prices of the Common Units might decline further as a result of a number of factors, including, the continuing decline in timber prices, as well as the outlook for future timber prices, and the resulting deterioration in the Company's revenue and earnings, the lack of favor which timber and paper products-related securities have recently found in the public market, the lack of active coverage of the Common Units by most Wall Street analysts, the lack of liquidity as evidenced by relatively low trading volume and the diminished ability of the Company to make distributions to unitholders;

   o although they did not complete a full analysis of, and therefore cannot quantify, the liquidation value of the Company, a review of the purchase price or proposed purchase price in certain comparable asset transactions, including the February 2002 sale by Crown Pacific Partners of certain timber property located in Idaho for a purchase price of about $104 per thousand board feet, the July 2001 attempted auction by Fruit Growers Supply Co. of certain timber property located in California and the March 2001 sale by International Paper of certain timber property located in Washington, suggests that any attempted liquidation of the Company's assets would result in a significant discount to the value of the Company's assets implied by the $3.00 in cash per Common Unit price to be paid in the Offer;

   o  the fact that the Company's net book value is currently negative;

   o notwithstanding the fact that DrKW's opinion was addressed to the Special Committee and that the Investor Group is not entitled to rely on such opinion, the fact that the Special Committee received an opinion from DrKW to the effect that, based on and subject to the various assumptions and limitations set forth therein, as of the date thereof, the consideration to be received by the holders of the Common Units other than Holdings, the Buyer, the General Partner, and each affiliate of the foregoing (including Mr. Rudey and the other officers and directors of the General Partner who have formed Holdings and the Buyer), pursuant to the Offer and the Merger, taken together, was fair from a financial point of view; and

   o the fact that no other person has expressed any interest in a business combination with the Company (whether by merger, sale of any substantial part of the assets of the Company or purchase of securities enabling the holder to exercise control of the Company) or submitted a business combination offer during the past two years (including at any time after the public announcement of a potential going-private transaction on November 2, 2000).

      It is not practical to attempt to state the weight assigned to each of these factors by the Investor Group.

      In forming their belief as to the fairness of the Offer and the Merger, the Investor Group also considered certain negative aspects of the Offer and the Merger, including the possibility that the value of the Company could increase in the future and the limited partners would not receive any of the benefits of such increase, the fact that the Offer and the Merger would result in a taxable transaction to the limited partners and the fact that the Offer and the Merger were not structured so that approval of at least a majority of unaffiliated limited partners is required. Despite the fact that approval of at least a majority of unaffiliated limited partners is not required, the Investor Group believes that the Offer and the Merger are procedurally fair because the Offer could not be construed as coercive, given the fact that the same consideration is being paid to limited partners in the Merger as was paid in the Offer, and because of the other procedural safeguards put in place in connection with the Offer and the Merger, including the appointment of the Special Committee, the Special Committee's retention of independent legal and financial advisors, the negotiations between Holdings and the Buyer and the Special Committee and the determinations of the Special Committee and the Board described elsewhere herein. Moreover, the Investor Group notes that a majority of the unaffiliated Common Unitholders did, in fact, tender their Common Units in the Offer. The Investor Group does not believe that the purchase price paid by Mr. Rudey in connection with his purchases of Common Units within the past two years is relevant, given the minimal amounts involved, the fact that all such purchases were made on an open-market basis, and the fact that over eighteen months have elapsed since the last such purchase. In addition, the Investor Group has not quantified the going concern value of the Company or considered it as an independent analysis because they believe such value to be contingent upon the question of whether the Company's assets are managed in order to resume making distributions as soon as possible (as would be required if the Common Units were to remain publicly-held) or to maximize long-term growth (as is contemplated following the consummation of the Merger).

      SPECIAL COMMITTEE. In determining that the Special Committee would recommend the Merger Agreement and the transactions contemplated thereby, including the Merger, to the Board, the Special Committee considered the following factors which in the view of the Special Committee, supported such determination:

      Opinion of the Special Committee's Financial Advisor. The Special Committee considered the opinion delivered by DrKW to the Special Committee, to the effect that, based on and subject to the various assumptions and limitations set forth therein, as of the date thereof, the consideration to be received by the holders of Common Units other than Holdings, the Buyer, the General Partner, and each affiliate of the foregoing (including Mr. Rudey and the other officers and directors of the General Partner who have formed Holdings and Buyer), pursuant to the Offer and the Merger, taken together, was fair from a financial point of view.

      THE FULL TEXT OF THE WRITTEN OPINION OF DRKW, DATED OCTOBER 16, 2002, WHICH SETS FORTH AMONG OTHER THINGS THE OPINIONS EXPRESSED, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT, AND HOLDERS OF COMMON UNITS ARE URGED TO READ IT IN ITS ENTIRETY. DRKW'S OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDERS AS TO HOW SUCH HOLDERS SHOULD VOTE OR OTHERWISE ACT IN RESPECT OF THE MERGER AND SHOULD NOT BE RELIED UPON BY ANY HOLDER IN RESPECT OF SUCH MATTERS.

      The Special Committee concluded that DrKW's analysis was reasonable and that it would adopt the analyses and conclusions of DrKW with respect to the fairness of the consideration to be received by the holders of Common Units other than Holdings, the Buyer, the General Partner, and each affiliate of the foregoing (including Mr. Rudey and the other officers and directors of the General Partner who have formed Holdings and Buyer) pursuant to the Offer and the Merger. In considering the opinion of DrKW, the Special Committee recognized that the $3.00 per Common Unit price was less than the upper ranges of the per Common Unit values implied by certain of the valuation methodologies utilized by DrKW and was less than the lower ranges of the per Common Unit value implied by DrKW's cash distribution analysis. The Special Committee considered that the cash distribution analysis assumed that the

Company's performance as well as the timber market generally would improve for the next five years and the Company would reestablish cash distributions in 2007 and considered the probability that this would occur. The Special Committee nonetheless believed that the $3.00 per Common Unit price was fair based on the fact that this price exceeded the upper ranges of the per Common Unit values implied by DrKW's appraised valuation analysis and DrKW's stock price and premium analysis, this price exceeded the median of the upper and lower ranges of the per Common Unit values implied by DrKW's comparable companies analysis and comparable asset acquisitions, the risks associated with the assumptions underlying DrKW's cash distribution analysis and the other reasons set forth in this section. Accordingly, based on the analyses and conclusions of DrKW, the Special Committee believes that the consideration to be received by the holders of Common Units other than Holdings, the Buyer, the General Partner, and each affiliate of the foregoing (including Mr. Rudey and the other officers and directors of the General Partner who have formed Holdings and Buyer) pursuant to the Offer and the Merger, taken together, is fair from a financial point of view.

      Market Price and Premium. The Special Committee considered the historical market and recent trading activity of the Common Units, including the fact that the $3.00 per Common Unit cash consideration represents a 305% premium over the $0.74 per Common Unit closing price on October 16, 2002, the last full trading day before the public announcement of the execution of the Merger Agreement, a 173% premium over the $1.10 per Common Unit closing price on July 16, 2002, the date three months before the public announcement of the execution of the Merger Agreement, and a 104% premium over the $1.47 per Common Unit closing price on April 16, 2002, the date six months before the public announcement of the execution of the Merger Agreement.

      Negotiations. The Special Committee considered the fact that the Merger Agreement and the transactions contemplated thereby were the product of negotiations between Holdings and the Special Committee, composed exclusively of members of the Board who were not employees and who were not affiliated with the Investor Group, and their respective legal and financial advisors.

      Offer Price and Merger Consideration. The Special Committee concluded that, after extensive negotiations by and on behalf of the Special Committee with management and its representatives, the Special Committee had obtained the highest price per Common Unit that Holdings was willing to pay. The Special Committee formed its belief based on statements made by Mr. Hornig in his discussions with DrKW that the Buyer would not raise its proposal to greater than $3.00 per Common Unit and statements made by representatives of Swidler Berlin at the October 3, 2002 meeting that, while the Buyer would be willing to increase its proposal to $3.00 per Common Unit in light of the insistence by the Special Committee that the price per Unit be at least $3.00 and in order to settle the litigation, the Buyer would not be willing to increase its proposal any further.

      Possible Decline in Market Price of Common Units. The Special Committee considered the possibility that if a transaction with the Buyer is not consummated and the Company remained a publicly-owned entity, the price that might be received by the holders of the Common Units in the open market or in a future transaction might be less than the per Common Unit to be received by the holders of Common Units in connection with the Offer and the Merger. The Special Committee also considered the impact of the potential delisting of the Common Units from the Nasdaq National Market in light of the delisting notice received by the Company from Nasdaq.

      Transaction Structure. The Special Committee evaluated the benefits of the transaction being structured as an immediate cash tender offer for all of the outstanding Common Units (other than Common Units held by Holdings, the Buyer, the General Partner and their affiliates), thereby enabling the holders of Common Units the opportunity to obtain cash for all of their Common Units at the earliest possible time, and the fact that the per Common Unit cash consideration to be paid in the Offer and the Merger is the same.

      Liquidity. The Special Committee considered the fact that the Offer and the Merger provide unitholders of the Company with liquidity to dispose of their Common Units, which may not be available in the public market due to the low level of trading volume of the Common Units and which the Special Committee believed would be even more limited in the event the Common Units were delisted from the Nasdaq National Market.

      Terms of the Merger Agreement. The Special Committee considered the terms and conditions of the Merger Agreement, including provisions of the Merger Agreement which restrict the Special Committee's ability to engage in negotiations regarding an acquisition proposal, but permit the Special Committee to withdraw its recommendation to tender units in the Offer and vote in favor of the Merger Agreement and terminate the Merger Agreement in the event of an unsolicited third-party proposal which is superior to the Offer and the Merger.

      Uncertainties Relating to Company's Business. The Special Committee considered uncertainties with respect to the business, assets, financial condition, results of operations and prospects of the Company (including the difficulties of the Company in obtaining a third party credit facility), the risks involved in achieving those prospects and the general condition, outlook and trends of the timber industry. In this connection, the Special Committee considered the uncertainty with respect to timber pricing and the risks of forest fires to the Company's prospects.

      Alternatives to Offer and Merger. The Special Committee considered possible alternatives to the Offer and the Merger. In considering such alternatives, the Special Committee considered the ability of the Investor Group, by virtue of its ownership of Subordinated Units, to veto any business combination that any other potential acquirors could propose, together with the fact that the Investor Group had stated to the Special Committee that it would not consider reducing or disposing of its interest in the Company to a third party. Accordingly, the Special Committee was of the view that it had only one alternative to the Offer and the Merger: the Company continuing to operate as an independent entity. In considering this alternative, the Special Committee took into account DrKW's valuation analyses. The Special Committee specifically considered DrKW's cash distribution analysis, which was the only valuation methodology utilized by DrKW that produced a valuation range which $3.00 per Common Unit did not fall within. The Special Committee considered that this valuation analysis assumed that the Company's performance as well as the timber market generally would improve for the next five years and the Company would reestablish cash distributions in 2007. After discussion with its financial and legal advisors, including with respect to the outlook for the timber industry generally, the Special Committee believed that the opportunity to achieve $3.00 per Common Unit under the terms of the Merger Agreement was a superior alternative to attempting to achieve value in excess of $3.00 per Common Unit as an independent publicly traded entity because of the risks associated with the assumptions underlying an implied value of a Common Unit in excess of $3.00 under the valuation methodology utilized by DrKW which best supported the alternative of continuing to operate as an independent entity.

      Third Party Expressions of Interest. The Special Committee considered the fact that no other person had expressed any interest in a business combination with the Company (whether by merger, sale of any substantial part of the assets of the Company or purchase of securities enabling the holder to exercise control of the Company) or submitted a business combination offer during the past two years (including at any time after the public announcement of a potential going-private transaction on November 2, 2000).

      Independent Advisors. The Special Committee considered that it retained and was advised by independent financial and legal advisors, DrKW and Richards, Layton & Finger, respectively.

      While the Board had not considered the Offer and the Merger prior to the Special Committee making its recommendation to the Board, the Special Committee now considers the fact that the Board, including each director who is not an employee of the Company or the General Partner, unanimously approved the Offer and the Merger as also supporting its determination. In addition, while the Special Committee did not consider the going concern value of the Company as an independent valuation analysis, the going concern value of the Company was implied by each of DrKW's valuation analyses other than its comparable assets acquisitions analysis and its stock price and premium analysis.

      The Special Committee also did not consider book value as an independent valuation analysis. As of September 30, 2002, the Company had negative book value, which implied a negative unit value. In addition, the Special Committee did not believe that book value was an appropriate valuation metric for the Company since it does not reflect the current market value of timber of the Company.

      The Special Committee also considered certain negative factors, including the following:

      Potential Increase in Price of Common Units. The Special Committee considered the possibility that, although the Offer and the Merger gives the holders of Common Units the opportunity to realize a substantial premium over the price at which the Common Units traded prior to the public announcement of the Merger Agreement, the price or value of the Common Units may increase in the future, and the holders of Common Units would not benefit from such future increases.

      Tax Implications. The Special Committee considered the taxable nature of the Offer and the Merger to holders of Common Units.

      Conditions to Closing of the Offer. The Special Committee considered the conditions to the Buyer's obligations to purchase Common Units in the Offer, and the possibility that such conditions might not be satisfied.

      Consent of Holdings. The Special Committee considered the requirement under the Merger Agreement that the Company obtain Holding's consent before it can take certain actions.

      Potential Delisting and Deregistration After the Offer. The Special Committee considered the fact that the number of holders of Common Units after the consummation of the Offer, pending completion of the Merger, might be sufficiently small that the Common Units might be delisted from Nasdaq and might no longer be subject to registration requirements under the federal securities laws, thereby potentially adversely affecting the liquidity in the market for the Common Units and the extent of information available to the holders of the Common Units.

      Absence of a "Majority of the Minority" Condition. The Special Committee considered that the Offer was not subject to the condition that at least a majority of the disinterested unitholders tender their Common Units in the Offer, often times referred to as a "majority of the minority" condition. Notwithstanding the absence of this condition, the Special Committee determined that the Offer and the Merger were procedurally fair to the holders of the Common Units based on the factors described above in this section and because the Offer was nonetheless conditioned on approximately 42% of the Common Units held by disinterested unitholders being tendered in the Offer.

      BOARD. In reaching its determinations referred to above, the Board considered the following factors, each of which, in the view of the Board, supported such determinations: (i) the conclusions and recommendations of the Special Committee; and (ii) the factors referred to above as having been taken into account by the Special Committee. The Board concluded that the Special Committee's analysis was reasonable and that it would adopt the analyses and conclusions of the Special Committee with respect to the fairness of the consideration to be received by the holders of Common Units other than Holdings, the Buyer, the General Partner, and each affiliate of the foregoing (including Mr. Rudey and the other officers and directors of the General Partner who have formed Holdings and Buyer) pursuant to the Offer and the Merger. Accordingly, based on the analyses and conclusions of the Special Committee, the Board believes that the consideration to be received by the holders of Common Units other than Holdings, the Buyer, the General Partner, and each affiliate of the foregoing (including Mr. Rudey and the other officers and directors of the General Partner who have formed Holdings and Buyer) pursuant to the Offer and the Merger, taken together, is fair from a financial point of view.

      The members of the Board, including the members of the Special Committee, evaluated the Offer and Merger in light of their knowledge of the business, financial condition and prospects of the Company, and based upon the advice of its legal and financial advisors.

      The Board, including the members of the Special Committee, believes that consideration of the Offer and the Merger was procedurally fair because, among other things: (i) the Special Committee consisted of independent directors appointed by the Board to represent solely the interests of the Limited Partners and a special committee is a mechanism well recognized under law to ensure fairness in transactions of this type; (ii) the Special Committee retained and was advised by an independent financial advisor, DrKW, in evaluating the proposed transaction and independent legal counsel, Richards, Layton & Finger;
(iii) the Special Committee engaged in careful deliberations pursuant to which the Special Committee evaluated the Offer and the Merger; and (iv) the Special Committee was authorized to and did explore other strategic alternatives for the Company.

      The Board recognized that, while the Offer and the consummation of the Merger gives the Limited Partners the opportunity to realize a significant premium over the price at which the Common Units were traded immediately prior to the public announcement of the execution of the Merger Agreement, the consummation of the Offer and the Merger would eliminate the opportunity for the Limited Partners to participate in the future growth and profits of the Company. The Board believed that the loss of the opportunity to participate in the growth and profits of the Company following the consummation of the Offer and the Merger were reflected in the price offered by Buyer in the Offer.

      Neither the Special Committee nor the Board considered the liquidation value of the Company's assets and neither considered liquidation to be a viable course of action based upon the fact that the Investor Group did not believe that a liquidation of the Company's assets would provide an appropriate level of return to the Company's unitholders and the fact that the Investor Group, by virtue of its ownership of Subordinated Units, had the ability to veto any unitholder vote on the liquidation of the Company. Accordingly, the Special Committee and the Board determined that liquidation of the Company was not viable and, as a result, not relevant to their analyses. Therefore, no appraisal of liquidation values was sought for purposes of evaluating the Offer and the Merger. In addition, neither the Special Committee nor the Board considered the purchase prices paid by Mr. Rudey for Common Units during the past two years to be material or relevant for purposes of their analysis of the Offer and the Merger since they were merely small purchases of Common Units at market prices and because the most recent of such purchases had occurred nearly eighteen months prior to the Special Committee's and the Board's determinations.

      In view of the wide variety of factors considered in connection with their evaluation of the Offer and the Merger, neither the Special Committee nor the Board found it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors they considered in reaching their decisions.

      The foregoing discussion of information and factors considered by the Special Committee and the Board is not intended to be exhaustive but is believed to include all material factors considered by the Special Committee and the Board.

FAIRNESS OPINION OF DRESDNER KLEINWORT AND WASSERSTEIN, INC.

      The Special Committee retained DrKW to act as its financial advisor in connection with the Offer and the Merger. DrKW has delivered a written opinion to the Special Committee, dated as of October 16, 2002, to the effect that, based on and subject to the various assumptions and limitations set forth therein, as of such date, the consideration to be received by the holders of the Common Units other than Holdings, the Buyer, the General Partner, and each affiliate of the foregoing (including Mr. Rudey and the other officers and directors of the General Partner who have formed Holdings and the Buyer), pursuant to the Offer and the Merger, taken together, was fair from a financial point of view. DrKW was engaged and acted solely as an advisor to the Special Committee, and not as an advisor to, or agent of, any other person, including the Company. DrKW has consented to the inclusion of its written opinion in its entirety as Appendix A hereto and its description herein.

      THE FULL TEXT OF THE  WRITTEN  OPINION OF DRKW,  DATED AS OF  OCTOBER  16,
2002, WHICH SETS FORTH, AMONG OTHER THINGS, THE OPINIONS EXPRESSED, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. UNITHOLDERS ARE URGED TO READ IT IN ITS ENTIRETY. DRKW'S OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY UNITHOLDER AS TO HOW SUCH UNITHOLDER SHOULD VOTE OR OTHERWISE ACT IN RESPECT OF THE MERGER AND SHOULD NOT BE RELIED UPON BY ANY UNITHOLDER IN RESPECT OF SUCH MATTERS. THE SUMMARY OF THE OPINION OF DRKW SET FORTH HEREIN, WHICH SETS FORTH ALL THE MATERIAL ANALYSES PERFORMED BY DRKW, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT.

      Copies of DrKW's written opinion, along with the written materials containing the financial analyses of DrKW dated August 2, 2001, November 20, 2001, November 30, 2001, January 25, 2002, April 16, 2002 and October 10, 2002,
respectively, are available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested equity security holder of the Company or representative who has been so designated in writing. In addition, copies of such written materials have been filed as exhibits to the Schedule TO/Schedule 13E-3 filed by the Investor Group in connection with the Offer. Copies of such written materials may be inspected and copies may be obtained from the Commission in the manner set forth in the subsection entitled "OTHER MATTERS: Available Information."

      DrKW was not requested by the Special Committee to make, nor did DrKW make, any recommendation as to the amount of the consideration to be received by the holders of Common Units. The Special Committee did not provide specific instructions to, or place any limitations on, DrKW with respect to the procedures to be followed or factors to be considered by it in performing its analyses or providing its opinion.

      In connection with rendering its opinion, DrKW, among other things,

   o reviewed the financial terms of the Merger Agreement, o reviewed and analyzed certain publicly available business and financial information relating to the Company for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of the Company and provided to DrKW for purposes of its analysis,

   o met with management of the Company to review and discuss such information and, among other matters, the Company's business, operations, assets, financial condition and prospects, during the course of which discussions the management of the Company informed DrKW that they believe the assumptions for timber prices underlying the Company's financial forecasts and projections, and comparisons of these against other projections for timber prices set forth by independent industry experts, including Resource Information Systems, Inc. ("RISI") and Clear Vision Associates ("Clear Vision"), are reasonable and may be relied upon by DrKW for purposes of its analysis,

   o compared the Company's timber harvest volume assumptions against the constraints on harvests imposed by the Company's debt obligations,

   o reviewed and considered certain financial and stock market data relating to the Company, and compared that data with similar data for certain other companies, the securities of which are publicly traded, that DrKW believed may be relevant or comparable in certain respects to the Company or one or more of its businesses or assets,

   o reviewed and considered the financial terms of certain recent asset acquisitions of timberlands that DrKW believed to be reasonably comparable to the assets of the Company,

   o reviewed and considered the publicly available financial terms of certain other acquisitions, including going-private transactions effected by affiliates of the acquired Company, which DrKW believed to be generally relevant,

   o reviewed independent valuation analyses of the Company's timberlands prepared by industry experts, including James W. Sewall Company and Wesley Rickard, Inc. (collectively, the "Independent Valuations") that the management of the Company requested that DrKW consider, and

   o performed such other financial studies, analyses and investigations, and reviewed such other information, including certain indentures with respect to certain indebtedness of certain of the Company's subsidiaries, as it considered appropriate.

      In its review and analysis, and in formulating its opinion, DrKW assumed and relied upon the accuracy and completeness of all the financial and other information provided to or discussed with it or publicly available, including the financial projections, forecasts, analyses, Independent Valuations and other information provided to DrKW, and DrKW did not assume any responsibility for independent verification of, and expressed no opinion as to, any such information. DrKW also assumed and relied upon the reasonableness and accuracy of the financial projections, forecasts, analyses, Independent Valuations and other information provided to it, and assumed, with the consent of the Special Committee, that such projections, forecasts, analyses, Independent Valuations and other information were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the

Company's management (or, in the case of the Independent Valuations, the industry experts that prepared them) as of the date of the opinion and that management of the Company was unaware of any facts that would make the financial projections, forecasts, analyses, Independent Valuations and other information provided to DrKW incomplete or misleading. DrKW expressed no opinion with respect to such projections, forecasts, analyses, Independent Valuations and other information, or the assumptions upon which they are based. In addition, DrKW did not review any of the books and records of the Company, or assume any responsibility for conducting a physical inspection of the properties or facilities of the Company, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company and, other than the Independent Valuations, no such independent valuation or appraisal was provided to it. DrKW's opinion was necessarily based on economic and market conditions and other circumstances as they existed and could be evaluated by it as of the date of such opinion. Although subsequent developments may affect the opinion, DrKW does not have any obligation to update, revise or reaffirm such opinion. DrKW also assumed that the transactions described in the Merger Agreement would be consummated on the terms set forth therein, without material waiver or modification by any party thereto.

      DrKW was told by Mr. Rudey that he was not prepared to consider offers for or to sell his Common Units or Subordinated Units. Accordingly, in the context of its engagement, DrKW was not authorized to and did not solicit third-party indications of interest in acquiring all or any part of the Company or its assets, or investigate any alternative transactions with any third parties that may be available to the Company.

      The following description includes (a) a summary of the material financial analyses performed by DrKW in connection with the preparation of its opinion and reviewed with the Special Committee at its meeting on October 10, 2002 and (b) a summary describing certain differences between these financial analyses and: (1) the financial analyses performed by DrKW in connection with the Investor Group's May 10, 2001 offer to acquire all of the outstanding Common Units not held by the Investor Group or its affiliates through a tender offer for 32% of the outstanding Common Units not held by the Investor Group or its affiliates for $7.75 per unit in cash and the acquisition of the remaining 68% of such Common Units for 9.625% seven-year unsecured senior subordinated promissory notes of the Company in the principal amount of $7.75 per unit through a second-step merger, which were reviewed with the Special Committee at its meeting on August 2, 2001 (the "August 2001 Analyses"); (2) the financial analyses performed by DrKW in connection with the Investor Group's November 8, 2001 offer to acquire all of the outstanding Common Units not held by the Investor Group or its affiliates through a tender offer for 50% of the outstanding Common Units not held by the Investor Group or its affiliates for $3.75 per unit in cash and the acquisition of the remaining 50% of such Common Units for 7.0% seven-year unsecured senior subordinated promissory notes of the Company in the principal amount of $3.75 per unit through a second-step merger, which were reviewed with the Special Committee at meetings held on November 20, 2001 (the "November 20, 2001 Analyses"), November 30, 2001 (the "November 30, 2001 Analyses," and, together with the November 20, 2001 Analyses, the "November 2001 Analyses") and January 29, 2002 (the "January 2002 Analyses"); and (3) the financial analyses performed by DrKW in connection with a possible offer by Holdings to acquire pursuant to a tender offer all outstanding Common Units not held by the Investor Group or its affiliates for $3.00 per unit in cash, which were reviewed with the Special Committee at its meeting on April 16, 2002 (the "April 2002 Analyses," and, together with the May 2001 Analyses, the November 2001 Analyses and the January 2002 Analyses, the "Previous Analyses").

      Because each of the Previous Analyses (other than the April 2002 Analyses) evaluated a proposed transaction in which debt securities issued by the surviving entity were a material component of the consideration to be received by unitholders, certain of the financial analyses contained in each such Previous Analyses include analyses of the potential trading ranges of such debt securities.

      The financial analyses summarized below include information presented in tabular format. In order to understand the financial analyses fully, the tables must be read together with the text of each summary.

      DISCOUNTED CASH FLOW ANALYSIS. DrKW performed discounted cash flow ("DCF") analyses of the Company based on a base case provided to DrKW by the management of the Company. The base case considered by DrKW (the "Base Case") was predicated on forecasts for Klamath Falls and Yakima for 2002 through 2007 developed by the Company's management in August 2002 (the "Final Forecasts"). As described in greater detail below, these forecasts were initially developed by Company's management prior to August 2002 and subsequently revised downward. The Base Case provided by the Company's management used pricing estimated based on Clear Vision trend estimates for stumpage prices. Estimates for delivered log prices for 2002 and 2003 in the Final Forecasts were revised downward by the Company's management from the estimates included in the preliminary forecasts provided to DrKW based on changes in Clear Vision's trend estimates suggesting a slower than anticipated recovery. In all cases, harvest projections at Klamath Falls were calculated at approximately the maximum permitted for this period under the Klamath Falls Indenture. The Base Case also assumed that harvest projections for Yakima would exceed sustainable levels and forecasted a marked decrease in 2006.

      DrKW had considered two alternative cases provided to DrKW by the management of the Company that were relevant to two previous acquisition proposals presented to the Company in which a portion of the consideration was subordinated notes: (i) an alternative case in which Yakima would acquire additional land in early 2002 for $20 million in cash, which would be harvested in the beginning of 2002, resulting in earnings before interest, taxes, depletion, depreciation and amortization and cash flows at Yakima higher than in the Base Case, assuming that the land purchase would be wholly financed through $20 million of additional debt under the Yakima credit facility and that Yakima would obtain additional debt financing, and (ii) another alternative case in which the Klamath Falls Indenture would be modified pursuant to a successful consent solicitation to allow for $2.5 million to be distributed from Klamath Falls, assuming a consent solicitation fee of 0.5%. These two alternative cases concerned proposed structures developed by the management of the Company relating to the use of unsecured subordinated notes to finance an acquisition of all outstanding Common Units not held by the Investor Group or its affiliates. Because the parties ultimately agreed upon an all cash transaction rather than a transaction that involved the issuance of promissory notes to the unitholders, these two alternative cases were no longer viable and, accordingly, were not evaluated by DrKW in its final review and analysis.

      DrKW did consider an alternative case based on RISI estimated delivered log prices in lieu of the estimated delivered log prices provided by the management of the Company. The DCF analyses performed by DrKW using such RISI estimates resulted in lower implied values per Unit of the Company of $0.69 to $3.54 compared to the implied values per Unit of $1.87 to $4.80 derived using the Base Case as discussed below. In the April 2002 Analyses, DrKW also performed DCF analyses using RISI estimates provided by the Company's management, which resulted in lower implied values per Unit of the Company of $0.29 to $3.22 compared to the implied values per Unit of the Company of $2.23 to $5.40 derived using the Base Case in the April 2002 Analyses, as discussed below.

      In performing the DCF analyses, DrKW discounted each of Klamath Falls' and Yakima's unlevered free cash flows, which is earnings before interest and taxes, less imputed taxes on partnership earnings, plus depletion, depreciation and amortization, less increases in net working capital and less capital expenditures (and, in the case of Yakima, plus the cost of timber and property sales and less the proceeds from such sales), over the specified forecast period, using a range of discount rates between 9.0% and 10.0%. DrKW derived these discount rates using the weighted average cost of capital of the four comparable publicly traded companies in the timber industry (the "Comparable Companies") identified in the section below entitled "Comparable Companies Analysis." The sum of the present values of such free cash flows for each of Klamath Falls and Yakima was then added to the present value of each of Klamath Falls' and Yakima's normalized unlevered free cash flows in perpetuity using a range of perpetuity growth rates from (0.5%) to 1.0%.

      DrKW used these DCF analyses to calculate implied values per unit of the Company (each of the Common Units and Subordinated Units, a "Unit") ranging from $1.87 to $4.80 under the Base Case for Klamath Falls, and net equity values per Unit, based on 49% of the net equity value (the percentage of the Company's equity interest in Yakima), ranging from ($1.33) to ($0.93) under the Base Case for Yakima.

      In the Previous Analyses, DrKW used a base case predicated on forecasts for Klamath Falls and Yakima for 2002 through 2007 developed prior to the Final Forecasts. Such forecasts were initially developed in February 2001 (the "February 2001 Preliminary Forecasts"), and subsequently revised in October 2001 (the "October 2001 Preliminary Forecasts"), January 2002 (the "January 2002 Preliminary Forecasts," and, together with the February 2001 Preliminary Forecasts and the October 2001 Preliminary Forecasts, the "Preliminary Forecasts") and August 2002. Each of the Preliminary Forecasts was revised downward by the Company's management due to the continuing decline in timber prices and the deterioration in the outlook for timber prices during the 2002 through 2007 period for which such Preliminary Forecasts were prepared.

      In performing its DCF analyses as described above, rather than using the Final Forecasts, DrKW used the January 2002 Preliminary Forecasts in both the April 2002 Analyses and the January 2002 Analyses, the October 2001 Preliminary Forecasts in the November 2001 Analyses and the February 2001 Preliminary Forecasts in the August 2001 Analyses. In both the April 2002 Analyses and the January 2002 Analyses, DrKW calculated implied values per Unit ranging from $2.23 to $5.40 under the base case for Klamath Falls, and net equity values per Unit, based on 49% of the net equity value, ranging, in the April 2002 Analyses, from ($1.76) to ($1.47) and, in the January 2002 Analyses, from ($1.99) to ($1.69) under the base case for Yakima. In the November 2001 Analyses, DrKW calculated implied values per Unit ranging, in the November 20, 2001 Analyses, from $2.71 to $6.13 and, in the November 30, 2001 Analyses, from $2.73 to $6.12 under the base case for Klamath Falls, and net equity values per Unit, based on 49% of the net equity value, ranging from ($1.50) to ($1.16) under the base case for Yakima. Finally, in the August 2001 Analyses, DrKW calculated implied values per Unit ranging from $4.87 to $8.54 under the base case for Klamath Falls, and net equity values per Unit, based on 49% of the net equity value, ranging from ($0.82) to ($0.53) under the base case for Yakima.

      In reviewing the DCF analyses for the purposes of its determination of fairness, DrKW took into consideration the fact that certain of the analyses produced implied values per Unit greater than the Offer Price. As discussed below, DrKW believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses performed in reaching its opinion. In addition, DrKW considered the results of all such analyses and did not assign relative weights to any of the analyses, so that the range of valuations resulting from any particular analysis described above should not be taken to be DrKW's view of the actual value of the Company.

      CASH DISTRIBUTION VALUATION. DrKW performed a DCF analysis of estimated cash distributions to the holders of Common Units based on the Base Case.

      In performing the cash distribution valuation analysis, DrKW discounted the estimated cash distributions over the specified forecast period using a range of discount rates between 11.0% and 12.0%. DrKW derived these discount rates based on both the mean cost of equity of the Comparable Companies and the existing cost of equity of the Company alone. The sum of the present values of such estimated cash distributions was then added to the present value of the Company's normalized cash distributions in perpetuity using a range of perpetuity growth rates from (0.5%) to 1.0%. DrKW used the cash distribution valuation analysis described above to calculate implied values per Common Unit ranging from $5.25 to $6.24.

      In performing its cash valuation analysis as described above, rather than using the Final Forecasts, DrKW used the January 2002 Preliminary Forecasts in the April 2002 Analyses and the January 2002 Analyses, the October 2001 Preliminary Forecasts in the November 2001 Analyses and the February 2001 Preliminary Forecasts in the August 2001 Analyses to calculate the normalized cash distributions over the specified forecast period for the Company. DrKW's cash valuation analysis in the April 2002 Analyses and the January 2002 Analyses resulted in implied values per Common Unit ranging from $7.85 to $9.39. DrKW's cash valuation analysis in the November 2001 Analyses resulted in implied values per Common Unit ranging, in the November 20, 2001 Analyses, from $8.46 to $10.51, and, in the November 30, 2001 Analyses, from $8.81 to $10.95. Finally, DrKW's cash valuation analysis in the August 2001 Analyses resulted in implied values per Common Unit ranging from $8.31 to $10.04.

      In reviewing the cash distribution valuation analysis for the purposes of its determination of fairness, DrKW took into consideration the fact that this analysis produced implied values per Common Unit greater than the Offer Price. As discussed below, DrKW believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses performed in reaching its opinion. In addition, DrKW considered the results of all such analyses and did not assign relative weights to any of the analyses, so that the range of valuations resulting from any particular analysis described above should not be taken to be DrKW's view of the actual value of the Company.

      COMPARABLE COMPANIES. DrKW reviewed and compared certain financial information of the Company to corresponding financial information for the following four comparable publicly traded companies in the timber industry (the "Comparable Companies"):

   o  Crown Pacific Partners;

   o  Deltic Timber;

   o  Plum Creek Timber; and

   o  Pope Resources.

      The selected companies were chosen because they are publicly traded companies with operations that for purposes of the analysis may be considered similar to the Company. DrKW calculated the enterprise value (which is equity market capitalization, plus debt and preferred stock, less cash and cash equivalents) of each of the Comparable Companies as a multiple of its EBITDDA (which is earnings before interest, taxes, depreciation, depletion and amortization) for (i) fiscal year 2001, (ii) the latest twelve months and (iii) estimated fiscal year 2002 and compared them to corresponding multiples for the Company. In performing such calculations, DrKW used each Comparable Company's closing stock/unit price as of October 7, 2002, based on the most recent publicly available information. Such calculations are summarized below:

                                                         Comparable         Comparable
                                                       Company Range       Company Mean   Company Multiple
                                                       -------------       ------------   ----------------
Enterprise value as a multiple of EBITDDA for
fiscal year 2001 ................................        7.8x-12.0x            9.6x            10.2x

Enterprise value as a multiple of EBITDDA for
the latest twelve months ........................        7.3x-12.7x            9.9x            9.8x

Enterprise value as a multiple of EBITDDA for
estimated fiscal year 2002 ......................        6.9x-11.6x            9.9x            8.9x


      DrKW used the multiples from the Comparable Companies analysis above to select EBITDDA multiple ranges for fiscal year 2001, the latest twelve months and fiscal year 2002. In selecting the multiple ranges for each such period, DrKW evaluated a number of factors based on its experience and professional judgment, including but not limited to, the mean EBITDDA results for that period, the distribution of EBITDDA results for specific Comparable Companies from the mean results for that period and the EBITDDA results of prior periods if no data was available for that period. In selecting the range of EBITDDA multiples, DrKW excluded the fiscal year 2002 EBITDDA results for Pope Resources because they were unavailable. Using these selected multiple ranges, DrKW calculated a range of implied equity values per Unit for fiscal year 2001, the latest twelve months and fiscal year 2002, and based on the average of the low and high implied equity values per Unit for each period, calculated implied values per Common Unit ranging from $1.61 to $3.22. The results of these analyses are summarized below:

                                                 2001 EBITDDA              LTM EBITDDA              2002 EBITDDA
                                             --------------------      -------------------     --------------------
Selected Multiple Range.................     10.0x    --    10.5x      10.5x    --   11.5x      9.5x    --    10.5x
Implied Enterprise Value................     231.7    --    243.3      253.8    --   278.0     250.6    --    277.0
Less:  Net Debt.........................     224.6    --    224.6      224.6    --   224.6     224.6    --    224.6
Implied Equity Value per Unit1..........     $0.55    --    $1.45      $2.27    --   $4.10     $2.02    --    $4.00

----------------------------------------------------------------
Selected Average                             $1.61         $3.22
----------------------------------------------------------------

(1) Based on 12.859MM Common Units and Subordinated Units outstanding.

      In the Previous Analyses, DrKW used the same Comparable Companies and performed the same comparable companies analyses as described above. However, in performing the Previous Analyses, DrKW calculated the various multiples for each of the Comparable Companies using then current stock prices, financial information and forward estimates of financial performance for each of the Comparable Companies, and as a result of these differences, DrKW calculated higher implied values per Common

Unit, based on a selected multiple range derived from the Comparable Companies, ranging from $3.30 to $6.39 in the April 2002 Analyses, $2.85 to $6.57 in the January 2002 Analyses, $3.47 to $7.25 in the November 2001 Analyses and $4.55 to $7.72 in the August 2001 Analyses.

      In reviewing the Comparable Companies analysis for the purposes of its determination of fairness, DrKW took into consideration the fact that certain of the analyses at the upper end of their ranges produced implied prices per Common Unit greater than the Offer Price. As discussed below, DrKW believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses performed in reaching its opinion. In addition, DrKW considered the results of all such analyses and did not assign relative weights to any of the analyses, so that the range of valuations resulting from any particular analysis described above should not be taken to be DrKW's view of the actual value of the Company

      COMPARABLE  ASSET   ACQUISITIONS.   DrKW  reviewed  the  following  twenty
transactions involving the acquisition of timberland assets that were announced between July 1996 and September 2002:

   o Plum Creek Timber's acquisition of certain assets in Wisconsin and Michigan of Stora Enso;

   o Patriot Investments' acquisition of certain assets in Idaho of Crown Pacific Partners;

   o current auction (as of October 2002) for certain assets in California of Fruit Growers Supply Co.;

   o  Wachovia's acquisition of Southeast pine assets of Bowater;

   o  Hancock's acquisition of Southeast pine assets of Bowater;

   o  Yakima's acquisition of Hager Mountain Tract assets of Klamath Falls;

   o  DR Johnson's acquisition of Westside assets of Klamath Falls;

   o  Superior Lumber's acquisition of Jackson assets of Klamath Falls;

   o Plum Creek Timber's acquisition of Southwest Washington assets of Pope Resources;

   o  Klamath Falls' acquisition of certain timber cutting rights of Yakima;

   o  Rainer   Timber's   acquisition   of  certain   assets  in  Washington  of
      International Paper;

   o Yakima's acquisition of certain assets in Horse Glade, Oregon of Klamath Falls;

   o Yakima's acquisition of certain assets in Rodeo Butte, Montana of Klamath Falls;

   o  Yakima's acquisition of certain assets in central Oregon of Yainax;

   o  Klamath Falls' acquisition of certain timber cutting rights of Yakima;

   o Hawthorne Timber Co.'s acquisition of certain assets in California of The Timber Company;

   o  Yakima's acquisition of Antelope Tract assets of Klamath Falls;

   o  Yakima's acquisition of Central Washington assets of Boise Cascade;

   o Klamath Falls' acquisition of fee acres and cutting rights of Ochoco Lumber; and

   o  Klamath Falls' acquisition of the Klamath Falls assets of Weyerhauser.

      DrKW selected these transactions for comparison because they related to the acquisition of assets substantially similar to (and, in certain cases above, involving asset acquisitions by Yakima or Klamath Falls, identical to) the assets of the Company.

      For each transaction, DrKW calculated the ratio of the transaction value to the amount of board feet of timber included in such transaction (the "Cost Per MBF Ratio") and the ratio of the transaction value to the number of acres of timber acquired (the "Cost Per Acre Ratio").

      The analysis of these transactions, excluding certain Cost Per MBF Ratios that were not available, yielded a range of Cost Per MBF Ratios of $104 to $393 with a weighted average mean of $143 and a range of Cost Per Acre Ratios of $349 to $2,444 with a weighted average mean of $857. DrKW used selected Cost Per MBF Ratios, excluding certain Cost Per MBF Ratios that were not available, to calculate implied values for the Common Units. The value per Common Unit, based on these ratios, ranged from $1.24 to $4.12. The results of these analyses are summarized in the following table:

                                                  Value Ranges ($$)
                                              ------------------------
Selected Cost Per MBF Ratios.............     $130.0      --    $150.0
Implied Enterprise Value.................      240.6      --     277.7
Less:  Net Debt..........................      224.6      --     224.6
Implied Equity Value per Unit............      $1.24      --     $4.12

      The comparable asset acquisition analyses that DrKW performed in the Previous Analyses did not differ in any respect from the analyses above except that: (a) none of the Previous Analyses included Plum Creek Timber's acquisition of timberlands assets in Wisconsin and Michigan of Stora Enso, which was announced in September 2002; (b) none of the January 2002 Analyses, the November 2001 Analyses or the August 2001 Analyses included Patriot Investments' bid for the acquisition of timberland assets in Idaho of Crown Pacific Partners, which was announced in February 2002; and (c) the August 2001 Analyses did not include Wachovia's and John Hancock's acquisitions of southeast pine timberland assets of Bowater, which was announced in October 2001, DR Johnson's acquisition of Westside assets of Klamath Falls which was announced in May 2001 or Superior Lumber's acquisition of Jackson assets of Klamath Falls, which was announced in May 2001 (all such transactions, collectively, the "Post-Analysis Transactions"). Without the applicable Post-Analysis Transactions, the implied values per Common Unit that DrKW calculated ranged from $1.54 to $4.46 in the April 2002 Analyses, $3.00 to $7.37 in the January 2002 Analyses, $3.09 to $7.47 in the November 2001 Analyses and $4.21 to $8.59 in the August 2001 Analyses.

      In reviewing the comparable asset acquisitions analysis for the purposes of its determination of fairness, DrKW took into consideration the fact that certain of the analyses at the upper end of their ranges produced implied values per Common Unit greater than the Offer Price. As discussed below, DrKW believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses performed in reaching its opinion. In addition, DrKW considered the results of all such analyses and did not assign relative weights to any of the analyses, so that the range of valuations resulting from any particular analysis described above should not be taken to be DrKW's view of the actual value of the Company.

      APPRAISED VALUATION. DrKW reviewed appraisals provided by management of the Company of the timber property owned by Klamath Falls and by Yakima. DrKW then calculated implied values per Common Unit, based on valuations of the timber property ranging from 95% to 105% of the valuations set forth in the appraisals. The values per Common Unit based on these calculations ranged from $0.39 to $2.53. The results of these analyses are summarized in the following table:

                                                                    Sensitivity Analysis
                                             Nominal                     (Per Share)
                                   -----------------------       ------------------------
                                   Aggregate     Per Share       5% Discount   5% Premium
                                   ---------     ---------       -----------   ----------
Klamath Falls.....................   (12.6)       ($0.98)          ($1.80)       ($0.16)
Yakima Preferred..................    25.7         $2.00            $2.00         $2.00
Yakima @ 49%......................     5.7         $0.44            $0.19         $0.69
                                     -----        ------           ------        ------
U.S. Timberlands Company, L.P. ...    18.8         $1.46            $0.39         $2.53

      In performing a similar appraisal valuation in the April 2002 Analyses, DrKW calculated implied values per Common Unit, based on valuations of the timber property ranging from 95% to 105% of the valuations set forth in the appraisals, ranging from $1.36 to $3.50. This range of implied values was higher than the range of implied values determined in the final valuation analysis above because the balance sheet adjustments made in the April 2002 Analyses to calculate the net values for Klamath Falls and Yakima were based on balance sheets reflecting higher cash and net working capital amounts.

      DrKW performed similar valuations in the January 2002 Analyses, the November 2001 Analyses and the August 2001 Analyses, reviewing earlier appraisals provided by management of the Company, which appraisals were later superceded by the more up-to-date appraisals reviewed for purposes of the April 2002 Analyses and the analyses performed in connection with DrKW's opinion. Because these earlier appraisals were prepared for the Company prior to a significant decrease in timber prices, using such prior appraisals provided by the Company's management, DrKW calculated implied values per Common Unit based on valuations ranging from 80% to 90% of the valuations set forth in the earlier appraisals (except in the case of the August 2001 Analyses in which DrKW performed no sensitivity analysis on the appraisals). In addition, as in the April 2002 Analyses and the analyses performed in connection with its opinion, DrKW made certain balance sheet adjustments for cash and working capital amounts. DrKW calculated implied values per Common Unit (x) ranging from $3.47 to $6.27 in the January 2002 Analyses and $3.34 to $6.14 in the November 2001 Analyses and (y) equal to $10.23 in the August 2001 Analyses.

      STOCK PRICE AND PREMIUM ANALYSIS. DrKW reviewed the following 34 acquisition transactions announced from January 1997 to December 2000 by majority equityholders of publicly-held minority interests (identified by target/acquiror):

   o  Berlitz International/Benesse Corp.,

   o  Azurix Corp./Enron Corp.,

   o  Hertz Corp./Ford Motor Co.,

   o  Life Technologies Inc. (Dexter)/Invitrogen Corp.,

   o  Cherry Corp./Investor group (management buy-out),

   o  Travelers Property Casualty/Citigroup Inc.,

   o  Vastar Resources Inc./BP Amoco PLC,

   o  Howmet International Inc./Alcoa Inc.,

   o  Ixnet Inc (IPC Information)/Global Crossing Ltd,

   o  Thermo Instrument Systems Inc./Thermo Electron Corp.,

   o  Thermo BioAnalysis (Thermo)/Thermo Instrument Systems Inc.,

   o  Thermedics (Thermo Electron)/Thermo Electron Corp.,

   o  Trigen Energy Corp./Elyo (Suez Lyonnaise des Eaux),

   o  Student Loan Corporation/Citigroup Inc.,

   o  Aqua Alliance Inc./Vivendi SA,

   o  Knoll Inc. (Warburg, Pincus)/Warburg, Pincus Ventures Inc.,

   o  Spelling Entertainment Group/Viacom Inc. (Natl Amusements),

   o  Citizens Corp. (Hanover Ins Co.)/Allmerica Financial Corp.,

   o  BA Merchant Svcs (BankAmerica)/Bank of America National Trust,

   o  PEC Israel Economic Corp./Investor group (management buy-out),

   o  Mycogen Corp. (Dow AgroSciences)/Dow AgroSciences (Dow Chemical),

   o  Intl Specialty Prods/ISP Holdings Inc.,

   o  BET Holdings Inc./Investor group (management buy-out),

   o  Coleman Co Inc./Sunbeam Corp.,

   o  BT Office Products Intl Inc./Koninklijke KNP BT NV,

   o  Guaranty National Corp./Orion Capital Corp.,

   o  Wheelabrator Technologies Inc./Waste Management Inc.,

   o  Acordia Inc. (Anthem Inc.)/Anthem Inc.,

   o  Enron Global Power & Pipelines/Enron Corp.,

   o  Fina Inc./Petrofina SA,

   o  NHP Inc. (Apartment Investment)/Apartment Investment & Mgmt Co.,

   o  Calgene Inc. (Monsanto Co.)/Monsanto Co.,

   o  Mafco Consolidated Group (Mafco)/Mafco Holdings Inc., and

   o  Zurich Reinsurance Centre/Zurich Versicherungs GmbH.

      DrKW selected these transactions for comparison because they involved minority close-out transactions that were broadly comparable in size to the going-private transaction contemplated by the Offer and the Merger. The value of these transactions ranged from approximately $105.0 million to approximately $2.5 billion. DrKW did not select any transactions occurring after December 2000 because, at the time DrKW completed its stock price and premium analysis, it was not aware of any comparable minority close-out transactions that had been completed after such date.

      DrKW derived a range of premiums paid over the public trading price per share one day, thirty days, sixty days and ninety days prior to the announcement of such transactions. Based on its analysis of these selected transactions, DrKW calculated the acquisition premiums paid by these majority equityholders in these transactions. DrKW then calculated the median equity premium in these selected transactions and applied it to the closing price of the Common Units one day, thirty days, sixty days and ninety days, respectively, before the completion of the analyses included in DrKW's opinion. Based on that, DrKW calculated a range of implied values per Common Unit. The results of this analysis is summarized below:

                                          Median % Premium       Company Implied
                                       Compared to Share Price      Price per
                                        Before Announcement      Common Unit (1)
                                        -------------------      ---------------
One Day .............................          27.0%                  $1.45
Thirty Days .........................          32.4%                  $0.93
Sixty Days ..........................          28.2%                  $1.04
Ninety Days .........................          26.5%                  $1.49
----------
(1) The median premiums have been applied to the closing price of the Company's Common Units one day, thirty days, sixty days and ninety days prior to October 7, 2002 (the day that the analyses included in DrKW's opinion were completed), respectively.

      There was no difference between the analyses above and the stock price and premium analyses DrKW performed in the Previous Analyses except the date from, and the corresponding share price to, which such premiums were applied. DrKW applied the same percentage premiums above to the closing price of the Common Units one day, thirty days, sixty days and ninety days prior to the applicable date on which such analyses were performed. The results of these analyses are summarized below:

                               APRIL 2002 ANALYSES

                                        Median % Premium         Company Implied
                                    Compared to Share Price         Price per
                                      Before Announcement        Common Unit (1)
                                      -------------------        ---------------
One Day........................              27.0%                    $1.93
Thirty Days....................              32.4%                    $2.55
Sixty Days.....................              28.2%                    $2.37
Ninety Days....................              26.5%                    $2.52
----------
(1) The median premiums have been applied to the closing price of the Company's Common Units one day, thirty days, sixty days and ninety days prior to April 11, 2002, respectively.

                              JANUARY 2002 ANALYSES

                                        Median % Premium         Company Implied
                                    Compared to Share Price         Price per
                                      Before Announcement        Common Unit (1)
                                      -------------------        ---------------
One Day........................              27.0%                    $2.36
Thirty Days....................              32.4%                    $2.22
Sixty Days.....................              28.2%                    $2.58
Ninety Days....................              26.5%                    $3.11
----------
(1) The median premiums have been applied to the closing price of the Company's Common Units one day, thirty days, sixty days and ninety days prior to January 23, 2002, respectively.

                             NOVEMBER 2001 ANALYSES

\                                        Median % Premium        Company Implied
                                    Compared to Share Price        Price per
                                      Before Announcement       Common Unit (1)
                                      -------------------       ---------------
One Day........................              27.0%                   $3.01
Thirty Days....................              32.4%                   $3.57
Sixty Days.....................              28.2%                   $5.77
Ninety Days....................              26.5%                   $7.07
----------
(1) The median premiums have been applied to the closing price of the Company's Common Units one day, thirty days, sixty days and ninety days prior to November 8, 2001, respectively.

                              AUGUST 2001 ANALYSES

                                        Median % Premium         Company Implied
                                    Compared to Share Price         Price per
                                      Before Announcement        Common Unit (1)
                                      -------------------        ---------------
One Day........................              27.0%                     $8.18
Thirty Days....................              32.4%                    $13.57
Sixty Days.....................              28.2%                    $13.38
Ninety Days....................              26.5%                    $12.25
----------
(1) The median premiums have been applied to the closing price of the Company's Common Units one day, thirty days, sixty days and ninety days prior to July 27, 2001, respectively.

      In connection with the foregoing analysis, DrKW noted, among other things, that (i) the reasons for, and circumstances surrounding, each of the transactions analyzed were diverse, (ii) the characteristics of the companies and parties involved were not necessarily comparable to those of the Company and Holdings and the Buyer, and (iii) premiums fluctuate based on perceived growth, synergies, strategic value, the type of consideration utilized in the transaction, information in the securities markets and other factors.

      TRADING PRICE OF COMMON UNITS. DrKW reviewed the historical trading prices for the Common Units during the 52-week period ended October 7, 2002 on the Nasdaq National Market. The closing price per Common Unit ranged from $0.60 to $2.90. DrKW also reviewed the historical trading prices for the Common Units on the Nasdaq National Market during the 52-week period prior to each of the Previous Analyses. At the time of the April 2002 Analyses, the closing price per Common Unit during such 52-week period ranged from $1.43 to $8.50. At the time of the January 2002 Analyses, the closing price per Common Unit during such 52-week period ranged from $1.51 to $8.50. At the time of the November 2001 Analyses, the closing price per Common Unit during such 52-week period ranged from $1.85 to $8.63. At the time of the August 2001 Analyses, the closing price per Common Unit during such 52-week period ranged from $4.75 to $11.63.

      CERTAIN GENERAL MATTERS. No Company or transaction used in the foregoing analyses was substantially comparable to the Company or the Offer and the Merger. In addition, these analyses and the DCF analyses are based and are heavily dependent upon, among other factors, assumptions as to future performance and other factors, and are therefore subject to the limitations described in DrKW's opinion. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the acquisition value or the public trading value of the Company and the companies to which it is being compared.

      A fairness analysis is a complex process and is not necessarily susceptible to a partial analysis or summary description. DrKW believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses performed in reaching its opinion. In addition, DrKW considered the results of all such analyses and did not assign relative weights to any of the analyses, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be DrKW's view of the actual value of the Company.

      The analyses performed by DrKW are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of DrKW's engagement by the Special Committee. The analyses do not purport to be appraisals or to reflect the prices at which a Company might actually be sold.

      The Special Committee retained DrKW based upon its experience and expertise. DrKW is an internationally recognized investment banking and advisory firm. DrKW, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its market-making and other trading activities, DrKW and its affiliates may actively trade the debt and equity securities of the Company for its own account and for the account of customers and, accordingly, may at any time hold a long or short position in, and may buy and sell, such securities of the Company.

      DRKW ENGAGEMENT LETTER. Pursuant to the terms of the engagement letter, dated June 7, 2001, between DrKW and the Special Committee, as supplemented by letter agreements, dated as of the same date, between DrKW and the Company regarding payment and indemnification obligations (the "Engagement Letter"), the Special Committee engaged DrKW to act as financial advisor to the Special Committee in connection with the transactions contemplated by the Offer and the Merger. Pursuant to the terms of the Engagement Letter, the Company agreed to pay DrKW (i) a fee (the "Financial Advisory Fee") of $125,000 upon the execution of the Engagement Letter, (ii) a fee (the "Opinion Fee") of $850,000, payable at the time DrKW delivers its opinion or indicates, having completed its diligence, to the Special Committee its ability or inability to render an opinion and (iii) a fee (the "Transaction Fee") equal to 0.85% of the aggregate consideration to be received in a transaction contemplated by a potential proposal or sale, contingent upon the consummation of such transaction and DrKW having conducted, at the request of the Special Committee, a public or controlled sales process of the Company following the receipt of such potential proposal. The aggregate amount of any Financial Advisory Fee or Opinion Fee, however, would be deducted from any Transaction Fee. DrKW has received the Financial Advisory Fee and the Opinion Fee from the Company, but will not be entitled to receive the Transaction Fee, since the

Special Committee has not requested that DrKW engage in a public or controlled sales process of the Company. Pursuant to the Engagement Letter, the Company has agreed to reimburse DrKW on a monthly basis for all reasonable out-of-pocket expenses, including all fees, disbursements and other charges of DrKW's counsel and of other consultants and advisors retained by DrKW with the Special Committee's consent. The Company has agreed to indemnify DrKW and its affiliates, their respective directors, officers, agents, employees and controlling persons and each of their respective successors and assigns, to the full extent permitted by law against particular liabilities, including liabilities under the federal securities laws, relating to or arising out of the performance by DrKW of its duties under its engagement.

      This summary is not a complete description of the analyses performed by DrKW and is qualified by reference to the written opinion of DrKW set forth in Appendix A herein.

INTERESTS OF CERTAIN PERSONS IN THE MERGER; BENEFICIAL OWNERSHIP

      John M. Rudey beneficially owns all of the membership interests of Holdings and the Buyer. In addition, he is the Chairman of the Board, Chief Executive Officer and President of the General Partner. By virtue of his ownership of the Buyer, Mr. Rudey will become, indirectly, the beneficial owner of all Common Units acquired by the Buyer through the Offer and the Merger. George R. Hornig, a director of the General Partner, has the contractual right to participate in distributions to the members of Holdings.

      Pursuant to the Merger Agreement, the Company has agreed to provide certain indemnification rights to the members of the Board, and to certain covenants requiring the maintenance of directors and officers liability insurance. See "THE MERGER AGREEMENT: INDEMNIFICATION; DIRECTORS AND OFFICERS' INSURANCE."

      As of May 5, 2003, there were 9,648,017 common units outstanding. The following table sets forth the beneficial ownership of common units as of such date by (i) each person known by the Company to own 5% or more of its outstanding Common Units, (ii) each of the General Partner's executive officers and directors as of such date and the nature of beneficial ownership and (iii) all directors and officers of the General Partner as a group. Unless otherwise indicated, each of the persons named below has sole ownership and investment power with respect to the common units beneficially owned.

                                                                                             Percentage
                                                                Percentage                       of       Percentage
                                                                of Common    Subordinated   Subordinated   of Total
                                                Common Units      Units          Units         Units         Units
                                                Beneficially   Beneficially  Beneficially   Beneficially  Beneficially
          Name of Beneficial Owners                 Owned         Owned          Owned         Owned         Owned
--------------------------------------------    ------------   ------------  ------------   ------------  ------------
U.S. Timberlands Acquisition Co., LLC (1)...      6,911,122        71.98%             --        --            53.9%
U.S. Timberlands Holdings Group, LLC (2) ...      8,454,002        88.05%      3,211,590       100.0%         91.0%
John M. Rudey (3) ..........................      8,682,307        90.43%      3,211,590       100.0%         92.8%
Thomas C. Ludlow (4)........................         12,500             *             --        --                *
George R. Hornig (5)........................         39,305             *             --        --                *
Robert F. Wright (6)........................        189,000         1.97%             --        --             1.5%
Aubrey L. Cole (7)..........................        189,000         1.97%             --        --             1.5%
Alan B. Abramson (8) .......................         12,500             *             --        --                *
William A. Wyman (9) .......................         12,500             *             --        --                *
All Directors and Executive Officers as a
Group (7 persons)...........................      9,137,111        94.16%      3,211,590       100.0%         96.4%

----------
*     Less than 1% of the class.

(1)   Current address is 625 Madison Avenue, Suite 10-B, New York, NY 10022.
(2)   Current address is 625 Madison Avenue, Suite 10-B, New York, NY 10022.
(3) Current address is 625 Madison Avenue, Suite 10-B, New York, NY 10022. Includes 3,211,590 Subordinated Units and 8,452,292 Common Units owned by Holdings. Mr. Rudey is attributed 100% beneficial ownership of all units owned by Holdings through his interests therein. In addition, Mr. Rudey's units include all 189,000 of Common Units owned by the General Partner. Mr. Rudey owns a 78.75% interest in the General Partner. Also includes 39,305 Common Unit equivalents representing exercisable unit options at March 31, 2002.
(4)   Current address is 625 Madison Avenue, Suite 10-B, New York, NY 10022.
(5) Current address is 1220 Park Avenue, New York, NY 10128. Includes 39,305 Common Unit equivalents representing exercisable unit options at March 31, 2002.
(6) Current address is 57 West 57th Street, Suite 704, New York, NY 10019. Includes all 189,000 Common Units owned by the General Partner. Mr. Wright owns a 2.5% interest in the General Partner.
(7) Current address is 16825 Northchase Drive, Suite 800, Houston, TX 77060. Includes all 189,000 Common Units owned by the General Partner. Mr. Cole owns a 2.5% interest in the General Partner.
(8) Current address is 501 Fifth Avenue, New York, NY 10017. Common Units beneficially owned are Common Unit equivalents representing exercisable unit options at March 31, 2002.
(9) Current address is 4 North Balch Street, Hanover, NH 03755. Common Units beneficially owned are Common Unit equivalents representing exercisable unit options at March 31, 2002.

      All of the outstanding member interests in the General Partner are owned by management, directors and related persons and entities. The members of the General Partner are parties to an operating agreement, which, among other things, provides that the member interests of management and directors who retire, resign or otherwise terminate their relationship with the General Partner will be repurchased by the General Partner. In addition, each member other than affiliates of Mr. Rudey is provided certain "tag along" and "bring along" rights with respect to sales of member interests in the General Partner by Mr. Rudey's affiliates.

      Securities subject to options currently exercisable or exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of securities beneficially owned by the person holding such options, but are not deemed to be outstanding for purposes of computing such percentage for any other person.

                                  V. THE MERGER

GENERAL

      The merger of the Buyer into the Company will constitute the second and final step of the acquisition of the Company by Holdings. The first step was a tender offer, which was commenced on November 15, 2002. Pursuant to the tender offer, which expired on March 6, 2003, the Buyer purchased 6,911,122 common units of the Company (representing approximately 71% of the outstanding common units). As a result of the tender offer, Holdings and the Buyer own enough units to cause the Merger Agreement to be adopted and approved and the Merger to occur without the affirmative vote of any other limited partner.

EFFECTIVE TIME OF THE MERGER

      As soon as practicable after all conditions of the Merger Agreement have been satisfied or waived, if waivable, the General Partner will file a certificate of merger with the Secretary of State of the State of Delaware. The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or upon such later time as the parties agree to and specify in the certificate of merger.

PAYMENT OF MERGER CONSIDERATION AND SURRENDER OF CERTIFICATES

      American Stock Transfer & Trust Company has been designated to act as exchange and paying agent for purposes of making the cash payments provided by the Merger Agreement. American Stock Transfer & Trust Company is referred to herein as the exchange agent.

      The Buyer has deposited with the exchange agent, for the benefit of the limited partners for exchange, the aggregate amount necessary to pay the $3.00 per common unit merger consideration to the Company's non-affiliated limited partners. The exchange agent will use these funds for the sole purpose of paying the merger consideration. As soon as reasonably practicable after the effective time of the Merger, the exchange agent will mail to each non-affiliated limited partner of record immediately prior to the effective time of the Merger:

   o  a form letter of transmittal and

   o instructions for use in effecting the surrender of such limited partner's certificates in exchange for the merger consideration.

      Upon surrender to the exchange agent of a certificate, together with such letter of transmittal duly executed and any other required documents, the holder of such certificate will be entitled to receive in exchange therefor the merger consideration, and such certificate will forthwith be canceled.

      You should not forward your certificate to the exchange agent without a letter of transmittal, and you should not return your certificates with the enclosed proxy.

      After the effective time of the Merger, there will be no further transfer on the records of the surviving entity (or its transfer agent) of certificates. If merger consideration is to be remitted to a name other than that in which the certificates surrendered for exchange are registered, it will be a condition of such exchange that the certificates so surrendered will be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange will pay to the surviving entity (or its transfer agent) any transfer or other taxes required or establish to the satisfaction of the surviving entity (or its transfer agent) that such tax has been paid or is not applicable. Until surrendered, each certificate will be deemed at any time after the effective time of the merger to represent only the right to receive upon such surrender the merger consideration applicable thereto and the holder thereof will cease to have any other rights with respect to the Company's units represented by such certificate. The right of any limited partner to receive the merger consideration will be subject to reduction to reflect any applicable withholding obligation for taxes.

      If your certificates have been lost, stolen or destroyed, you may instead deliver to the exchange agent an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, an indemnity bond in such amount as the surviving entity may direct as indemnity against any claim that may be made against it with respect to such certificate, or the provision of other reasonable assurances requested by the surviving entity. In such event and upon receipt of the foregoing assurances, the exchange agent will issue in exchange for such lost, stolen or destroyed certificate the merger consideration.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

      The following summary is a general discussion of certain of the United States federal income tax consequences of the Merger that may be relevant to beneficial holders of Common Units whose Common Units are converted to cash pursuant to the Merger. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, rulings issued by the Internal Revenue Service (the "IRS"), and judicial decisions, all as of the date of this proxy statement. All of the foregoing is subject to change or alternative construction, possibly with retroactive effect, and any such change or alternative construction could affect the continuing accuracy of this summary. This summary is based on the assumption that the Company is a partnership for federal income tax purposes, that the Company is not classified as a publicly traded partnership treated as a corporation for federal income tax purposes pursuant to Section 7704 of the Code, and that the Company is operated in accordance with its organizational documents including its certificate of limited partnership and Limited Partnership Agreement. This summary does not purport to discuss all aspects of federal income taxation which may be important to a particular person in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, tax-exempt organizations and, except to the extent discussed below, foreign investors, as determined for United States federal income tax purposes), nor (except as otherwise expressly indicated) does it describe any aspect of state, local, foreign or other tax laws. This summary assumes that the Common Units constitute capital assets within the meaning of Section 1221 of the Code in the hands of the beneficial holders (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this proxy statement. Further, no opinion of counsel has been obtained with regard to the Merger.

      THE FEDERAL INCOME TAX TREATMENT OF A BENEFICIAL HOLDER OF COMMON UNITS PARTICIPATING IN THE MERGER DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER IN LIGHT OF YOUR SPECIFIC TAX SITUATION.

      TAX CONSEQUENCES TO BENEFICIAL HOLDERS WHOSE COMMON UNITS ARE CONVERTED TO CASH PURSUANT TO THE MERGER. You will recognize gain or loss on a conversion of a Common Unit to cash pursuant to the Merger equal to the difference between (i) your "amount realized" on the conversion and (ii) your adjusted tax basis in the Common Unit converted. The

"amount realized" will be equal to the sum of the amount of cash received by you for the Common Unit converted pursuant to the Merger plus the amount of Company liabilities allocable to the Common Unit (as determined under Section 752 of the Code). Thus, your taxable gain and tax liability resulting from a conversion of a Common Unit could exceed the cash received upon such sale.

      ADJUSTED TAX BASIS. If you acquired your Common Units for cash, your initial tax basis in such Common Units was generally equal to your cash investment in your partnership increased by your share of partnership liabilities at the time you acquired such Common Units. Your initial tax basis generally has been increased by (i) your share of Company income and gains, and
(ii) any increases in your share of Company liabilities, and has been decreased (but not below zero) by (i) your share of Company cash distributions, (ii) any decreases in your share of Company liabilities, (iii) your share of Company losses, and (iv) your share of nondeductible Company expenditures that are not chargeable to capital. For purposes of determining your adjusted tax basis in your Common Units immediately prior to a disposition of your Common Units, your adjusted tax basis in your Common Units will include your allocable share of Company income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of Company liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your Common Unit), your gain recognized with respect to a Common Unit pursuant to the Merger will exceed the cash proceeds realized upon the sale or conversion of such Common Unit.

      CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE MERGER. Except as described below, the gain or loss recognized by you on a conversion of a Common Unit pursuant to the Merger generally will be treated as a long-term capital gain or loss if you held the Common Unit for more than one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum United States federal income tax rate of 20%. Short-term capital gain recognized by a noncorporate taxpayer is subject to tax at ordinary income tax rates. Capital losses are deductible only to the extent of capital gains, except that non-corporate taxpayers may deduct up to $3,000 of capital losses in excess of the amount of their capital gains against ordinary income.

      If the amount realized with respect to a Common Unit that is attributable to your share of "inventory items" or "unrealized receivables" of the Company exceeds the tax basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture for certain types of property. In addition, the maximum United States federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your Common Units) held for more than one year is currently 25% (rather than 20%) with respect to that portion of the gain attributable to depreciation deductions previously taken on the property.

      When your Common Units are converted pursuant to the Merger, you will be allocated a share of Company taxable income or loss for the year of the Merger with respect to any Common Units converted. You will not receive any future distributions on Common Units after the effective time of the Merger and, accordingly, you will not receive any distributions with respect to such accreted income. Such allocation and any Company cash distributions to you for that year will affect your adjusted tax basis in your Common Unit and, therefore, the amount of your taxable gain or loss upon a conversion of a Common Unit pursuant to the Merger.

      PASSIVE ACTIVITY LOSSES. The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as your Common Units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in such activity.

      Upon the conversion of all of your Common Units pursuant to the Merger, the balance of any "suspended" losses from the Company that were not otherwise utilized against passive activity income as described in the two preceding sentences will generally no longer be suspended and will generally therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. You are urged to consult your tax advisor concerning whether, and the extent to which, you have available "suspended" passive activity losses from your partnership or other investments that may be used to reduce gain from the sale of Common Units pursuant to the Merger.

      INFORMATION REPORTING, BACKUP WITHHOLDING AND FIRPTA. To prevent the possible application of back-up United States federal income tax withholding of 31% with respect to the payment of the Merger consideration, you will generally be required to provide the exchange agent with your correct taxpayer identification number.

      Gain realized by a foreign beneficial holder of Common Units on a sale or conversion of a Common Unit pursuant to the Merger will be subject to federal income tax only if the beneficial holder owns (directly or through attribution) at least 5% of the value of all Common Units.

      BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH BENEFICIAL HOLDER OF COMMON UNITS IS URGED TO CONSULT SUCH BENEFICIAL HOLDER'S OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH BENEFICIAL HOLDER OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

      TAX CONSEQUENCES TO THE COMPANY, HOLDINGS AND THE BUYER OF THE CONVERSION TO CASH OF COMMON UNITS PURSUANT TO THE MERGER. The conversion of Common Units pursuant to the Merger will constitute a purchase of such Common Units by Holdings for federal income tax purposes. Accordingly, the Company, Holdings and the Buyer will not recognize gain or loss on the conversion of Common Units pursuant to the Merger.

      Pursuant to Section 708 of the Code, the Merger will result in the deemed termination of the Company (and any subsidiary treated as a partnership for federal income tax purposes) for federal income tax purposes. The following federal income tax events will be deemed to occur: the terminated partnership will be deemed to have contributed all of its assets (subject to its liabilities) to a new partnership in exchange for an interest in the new partnership and, immediately thereafter, the old partnership will be deemed to have distributed interests in the new partnership to the remaining partners. This deemed termination may change (and possibly shorten) a remaining partner's holding period with respect to interests in the terminated partnership, and may also subject the assets to longer depreciable lives than those currently applicable to the assets of the Company and its subsidiaries. Such a change in depreciable lives would generally decrease the annual average depreciation deductions for certain years following the Merger (thus, increasing the taxable income of remaining partners in years following the deemed termination).

FINANCING OF THE MERGER

      The total amount of funds required by the Buyer to consummate the Offer and the Merger is approximately $32 million, which includes estimated fees and expenses of the Offer and the Merger (some of which have already been paid). The Buyer has obtained such funds through an increase in the program limits and additional borrowings under Yakima's existing revolving commercial paper facility, which was provided for purposes of funding the Offer and the Merger. Loans under the Yakima commercial paper facility are made on a revolving basis through September 2004, after which time equal principal amortization payments are payable on a monthly basis through September 2013. Interest on loans made under the Yakima commercial paper facility is payable on a monthly basis at a floating rate equal to eighty-five basis points above LIBOR (with such margin being subject to change as a result of material changes in market conditions prior to funding), and all loans are secured by liens on all of Yakima's assets, as well as a pledge of the equity interests in Yakima. The funds necessary to consummate the Offer and the Merger were loaned from Yakima to the Buyer in return for the issuance of a promissory note by the Buyer in favor of Yakima that includes similar interest rates and payment terms. In order to increase Yakima's borrowing base to a level sufficient to support the additional borrowings, Klamath Falls made an aggregate of $31.5 million of additional investments in Yakima in the form of premerchantable timber and timberland assets in December 2002 and February 2003.

      Pursuant to the Merger, the Buyer will be merged with and into the Company, with the Company (as the surviving entity) assuming the Buyer's obligations to repay the loan from Yakima. It is currently anticipated that the Company will repay such loan through operating cash flow.

CERTAIN LEGAL MATTERS

      REGULATORY APPROVALS. Except as described in this section, based on information provided by the Company, none of the Company, the Buyer or Holdings is aware of any license or regulatory permit that appears to be material to the business of the Company that might be adversely affected by the Merger as contemplated herein or of any approval or other action by a domestic or foreign governmental, administrative or regulatory agency or authority that would be required prior to the Merger as contemplated herein. Should any such approval or other action be required, the Buyer and Holdings presently contemplate that such approval or other action will be sought. While, except as otherwise described in this proxy statement, the Buyer does not presently intend to delay the consummation of the Merger pending the outcome of any such matter, there can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that failure to obtain any such approval or other action might not result in consequences adverse to the Company's business or that certain parts of the Company's business might not have to be disposed of, or other substantial conditions complied with, in the event that such approvals were not obtained or such other actions were not taken in order to obtain any such approval or other action. If certain types of adverse action are taken with respect to the matters discussed below, the Buyer could decline to consummate the Merger. See "THE MERGER
AGREEMENT: Conditions to the Merger" below, for certain conditions to the Merger, including conditions with respect to governmental actions.

      STATE ANTI-TAKEOVER STATUTES. A number of states have adopted laws and regulations that purport to apply to attempts to acquire corporations that are incorporated in such states, or whose business operations have substantial economic effects in such states, or which have substantial assets, security holders, employees, principal executive offices or principal places of business in such states.

      The State of Delaware has enacted a business combination statute. This statute, however, applies only to Delaware corporations. As a Delaware limited partnership, the Company is not subject to this law. Therefore, the Delaware business combination statute will not apply to the Merger.

      ANTITRUST. Holdings and the Company have determined that no filing or waiting period is required under the HSR Act with respect to the Merger.

      LEGAL PROCEEDINGS RELATING TO THE MERGER. Following the public disclosure on November 2, 2000, that a group led by the Company's senior management had begun to explore taking the Company private, eight purported class actions were filed in the Court of Chancery of New Castle County, Delaware against the Company, its General Partner and the Board. The complaints generally alleged that the members of the Board breached their fiduciary duties and engaged in self-dealing by failing to maximize the value of the Common Units. The complaints further alleged that the value of the Common Units was materially greater than the amount that was contained in the proposal. Each complaint sought certification of a plaintiff class, declaratory and injunctive relief with respect to the transactions contemplated by the proposal, unspecified compensatory damages and attorneys' fees and costs. In February 2002, each of these lawsuits was dismissed without prejudice because the Company had not proceeded with a transaction. The court gave the plaintiffs leave to re-file their complaints if a new proposal was announced.

      Following the receipt by the Company of a letter dated April 23, 2002, from a group led by senior management of the Company regarding taking the Company private, the purported class action lawsuits discussed above were re-filed in the Court of Chancery of the State of Delaware for the County of New Castle against the Company, the General Partner and the Board alleging, among other things, breach of fiduciary duty and self-dealing by the General Partner and the Board in connection with the going private transaction. The plaintiffs in such actions sought to enjoin the going private transaction or rescind the going private transaction if it has consummated and to recover damages and attorneys fees.

      The eight purported class actions filed in the Court of Chancery were styled:

   1. Harold Hirt v. U.S. Timberlands Services Company, LLC, John M. Rudey, Robert F. Wright, George R. Hornig, Aubrey L. Cole, William W. Wyman, Alan
      B. Abramson, U.S. Timberlands Holdings LLC, C.A. No. 19575NC.

   2. Charles Bowers v. John M. Rudey, Robert F. Wright, George R. Hornig, Aubrey L. Cole, William W. Wyman, Alan B. Abramson, U.S. Timberlands Company, L.P. and U.S. Timberlands Services Company, LLC, C.A. No. 19577.

   3. Ann Cutler v. John M. Rudey, Robert F. Wright, George R. Hornig, Aubrey L. Cole, William A. Wyman, Alan B. Abramson, U.S. Timberlands Company, L.P. and U.S. Timberlands Services Company, LLC, C.A. No. 19578.

   4. Harry R. Eberlin, Harry R. Eberlin as Custodian for Mallory M. Eberlin and Harry R. Eberlin as custodian for Harrison H. Eberlin, individually and on behalf of themselves and all others similarly situated, v. John M. Rudey, Robert F. Wright, George R. Hornig, Aubrey L. Cole, William W. Wyman, Alan
      B. Abramson, U.S. Timberlands Company, L.P. and U.S. Timberlands Services Company, LLC, C.A. No. 19584.

   5. Leslie Susser, on behalf of himself and all others similarly situated, v. U.S. Timberlands Services Company, LLC, John M. Rudey, Robert F. Wright, George R. Hornig, Aubrey L. Cole, William W. Wyman, Alan B. Abramson, U.S. Timberlands Company, L.P., C.A. No. 19592.

   6. Dr. Marc G. Tisch as custodian for Mica Stauber Tisch v. John M. Rudey, Robert F. Wright, George R. Hornig, Aubrey L. Cole, William A. Wyman, Alan
      B. Abramson, U.S. Timberlands Company, L.P. and U.S. Timberlands Services Company, LLC, C.A. No. 19608NC.

   7. Gary Kosseff v. John M. Rudey, Robert F. Wright,  George R. Hornig, Aubrey
      L. Cole, William A. Wyman, Alan B. Abramson, U.S. Timberlands Company, L.P. and U.S. Timberlands Services Company, LLC, C.A. No. 19613NC.

   8. Harold Obstfeld v. U.S. Timberlands Services Company, LLC, John M. Rudey, Robert F. Wright, George R. Hornig, Aubrey L. Cole, William W. Wyman, Alan
      B. Abramson, U.S. Timberlands Company, L.P., C.A. No. 19632.

      On July 12, 2002, the Court of Chancery entered an order consolidating all of the purported class action lawsuits into one lawsuit styled In re U.S. Timberlands Company, L.P. Unitholders Litigation, C.A. No. 19584 (the "Action").

      On October 10, 2002, counsel for the parties to the Action reached an agreement-in-principle later memorialized in a memorandum of understanding dated October 11, 2002 (the "MOU"), to settle the Action on behalf of a class of unitholders of the Company. The MOU provided for, among other things, increasing the consideration provided in the Offer to $3.00 per common unit. Pursuant to the MOU, the parties agreed to use their best efforts to negotiate and execute a stipulation of settlement, which, subject to Court approval, will provide for certification of a class of unitholders of the Company, dismissal with prejudice of the action and payment of plaintiffs' attorneys' fees, in an amount of no more than $375,000.

      On December 12, 2002, the parties executed the stipulation of settlement, and the Court approved the settlement and release at a hearing held on January 30, 2003, and the appeal period with respect to the Court's approval of the settlement and release has expired. No objections to the settlement were made at the hearing.

      On June 21, 2002 the Company was notified that it was named in a lawsuit filed in State Court in Oregon as a codefendant seeking medical expenses and up to $12.0 million in damages for injuries sustained by the minor child of an employee of the General Partner while riding on equipment owned by the General Partner. At the time, liability insurance was in place, however, the insurance underwriter has since gone bankrupt and coverage is limited and is being administered by the Oregon Guarantee Insurance Association.

      In the opinion of management, after consultation with outside counsel, the pending lawsuits are not expected to have a material adverse effect on the Company's financial position or results of operations. Management and its counsel are still reviewing the facts of the injury claims and it is still too early to assess its effect on the Company.

ACCOUNTING TREATMENT

      The merger will be accounted for under the purchase method of accounting under which the total consideration paid in the merger will be allocated among the new Company's consolidated assets and liabilities based on the fair values of the assets acquired and liabilities assumed.

FEES AND EXPENSES

      Because the Offer and the Merger are two steps of a single transaction, the Company does not believe that it is practicable to separate the fees and expenses incurred in connection with the Offer from the fees and expenses incurred in connection with the Merger. Estimated fees and expenses incurred or to be incurred by Holdings, and the Buyer on the one hand and the Company, or the other hand, in connection with both the Offer and the Merger are as follows:


           Description                 Amount        Responsible Party                    Notes
           -----------                 ------        -----------------                    -----
Advisory fees and expenses.....     $ 1,250,000         Company            Includes the estimated fees and expenses
                                                                           of DrKW

Legal fees and expenses........     $ 1,750,000         Company            Includes the estimated fees of counsel to
                                                                           the Company and counsel to the Special
                                                                           Committee

Legal fees and expenses........     $ 2,000,000         the Buyer and      Includes the estimated fees of counsel to
                                                        Holdings           Holdings and the Buyer

Depositary fees and expenses...     $    15,000         the Buyer and      Includes the fees of American Stock
                                                        Holdings           Transfer & Trust Company

Information Agent fees and
expenses.......................     $    75,000         the Buyer and      Includes the fees of Innisfree M&A
                                                        Holdings           Incorporated, including a $2,500 fee paid
                                                                           for acting as information agent in
                                                                           connection with the Merger
Securities and Exchange
Commission filing fee..........     $     2,239         the Buyer and
                                                        Holdings

Printing and mailing costs.....     $    45,000         the Buyer and
                                                        Holdings
Fees and expenses associated
with financing.................     $ 1,000,000         the Buyer and
                                                        Holdings

Miscellaneous expenses.........     $   150,000         the Buyer and
                                                        Holdings

Miscellaneous expenses.........     $   150,000         Company

TOTAL..........................     $ 6,437,339

      Except as set forth herein, Holdings and the Buyer will not pay any fees or commission to any broker, dealer, or other person for soliciting proxies for the special meeting. Holdings and the Buyer have retained Innisfree M&A Incorporated to act as the information agent and American Stock Transfer & Trust Company to act as Depositary in connection with the Merger. Holdings and the Buyer will pay the information agent and Depositary reasonable and customary compensation for their services in connection with the Merger, plus reimbursement for out-of-pocket expenses, and will indemnify them against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws.

PRICE RANGE OF THE COMMON UNITS; DISTRIBUTIONS ON THE COMMON UNITS

      The Common Units are listed and traded on the OTC Bulletin Board under the symbol "TIMBZ.OB." The Common Units were traded on the Nasdaq National Market from November 14, 1997 to December 4, 2002. They began trading at an initial public offering price of $21.00 per Common Unit. On October 31, 2002, the Nasdaq Listing Qualifications Panel held a hearing with respect to the continued listing of the Common Units on the Nasdaq National Market, given the Company's failure to comply with certain requirements for continued listing. As a result of the hearing, the panel determined temporarily to transfer the listing of the Common Units to the Nasdaq SmallCap Market, effective with the open of business on December 4, 2002. However, the Company did not meet certain of the criteria for continued listing, and, accordingly, the Common Units were de-listed from the Nasdaq SmallCap Market, and commenced trading on the OTC Bulletin Board, on December 18, 2002. As of the record date, there were approximately 58 record holders of the Common Units.

      The following table shows the high and low reported closing price per Common Unit on the Nasdaq National Market and the OTC Bulletin Board for the periods indicated.

                                                           High            Low
                                                           ----            ---
2000
     First Quarter..................................     $ 11.38         $ 9.50
     Second Quarter.................................     $ 10.56         $ 9.56
     Third Quarter..................................     $ 11.38         $ 9.63
     Fourth Quarter.................................     $ 10.75         $ 5.38
2001
     First Quarter..................................     $  8.50         $ 7.13
     Second Quarter.................................     $  8.48         $ 5.20
     Third Quarter..................................     $  5.92         $ 2.68
     Fourth Quarter.................................     $  2.90         $ 1.59
2002
     First Quarter..................................     $  2.04         $ 1.68
     Second Quarter.................................     $  2.51         $ 1.15
     Third Quarter..................................     $  1.35         $ 0.70
     Fourth Quarter ................................     $  2.85         $ 0.73
2003
     First Quarter..................................     $  2.99         $ 2.75
     Second Quarter (through May 28, 2003) .........     $  2.97         $ 2.93

      On October 16, 2002, the last full trading day prior to the public announcement of the execution of the Merger Agreement, the last reported sales price of the Common Units on the Nasdaq National Market was $0.74 per Common Unit. On May 28, 2003, the last reported closing sales price of the Common Units on the OTC Bulletin Board was $ 2.95 per Common Unit. COMMON UNIT HOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE COMMON UNITS.

EFFECT OF THE MERGER ON THE MARKET FOR THE COMMON UNITS; PUBLIC QUOTATION; EXCHANGE ACT REGISTRATION; MARGIN REGULATIONS

      EFFECT OF THE MERGER ON THE MARKET FOR THE COMMON UNITS; PUBLIC QUOTATION. The Common Units currently trade on the OTC Bulletin Board. Upon the consummation of the merger, the public quotation of the Common Units will be terminated.

      EXCHANGE ACT REGISTRATION. The Common Units are currently registered under the Exchange Act. The Merger will allow the Common Units no longer to be so registered. Termination of registration of the Common Units under the Exchange Act will substantially reduce the information required to be furnished by the Company to its limited partners and publicly filed with the Commission and will make certain provisions of the Exchange Act no longer applicable to the Company, such as the short-swing profit recovery provisions of Section 16(b), the requirement of furnishing a proxy statement pursuant to Section 14(a) in connection with limited partners meetings, the related requirement of furnishing an annual report to limited partners, and the requirements of Rule 13e-3 under the Exchange Act with respect to "going private" transactions.

      MARGIN REGULATIONS. The Common Units presently are "margin securities" under the regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), which status has the effect, among other things, of allowing brokers to extend credit on the collateral of such securities. Following the Merger, the Common Units will no longer constitute "margin securities" for the purposes of the margin regulations of the Federal Reserve Board and therefore may no longer be used as collateral for loans made by brokers.

DIVIDENDS AND DISTRIBUTIONS

      The Company made its first cash distribution on the Common Units on May 15, 1998 of $.73, representing the sum of $.50, the Minimum Quarterly Distribution for the first quarter of 1998, plus $.23, the pro rata portion of the Minimum Quarterly Distribution for the period from November 19, 1997 through December 31, 1997. The Company made the Minimum Quarterly Distributions of $.50 per Common Unit for the second, third and fourth quarters of 1998. During 1999 and 2000 the Company made the Minimum Quarterly Distributions of $.50 per Common Unit for each quarterly period. The Company made the Minimum Quarterly Distribution of $.50 per Common Unit on February 19, 2001 but announced on May 10, 2001 that due to declining log prices and deteriorating business conditions, the General Partner indefinitely suspended further distributions. Given the current state of the timber markets, the Company does not expect to be in a position to make any distributions to the unitholders for the foreseeable future.

      As described above, the Merger Agreement provides that, until the Effective Time of the Merger, without the prior written consent of Holdings, the Company will not

   o declare, set aside or make any distributions in respect of any equity interest in the Company or any subsidiary, except for (x) distributions required under the Limited Partnership Agreement and (y) distributions by a subsidiary of the Company to the Company or a wholly-owned subsidiary;

   o split, combine or reclassify any of its equity securities or any of its subsidiaries' equity securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its equity securities or any of its subsidiaries equity securities;

   o purchase, redeem or otherwise acquire any of its equity interest or any equity securities of any subsidiary or any rights, warrants or options to acquire any such interests or other securities outstanding on the date of the Merger Agreement; or

   o authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any of its equity securities or the equity securities in any of its subsidiaries or any rights, warrants or options to acquire, any such equity interests.

                 VI. CERTAIN INFORMATION CONCERNING THE COMPANY

GENERAL

      The Company is a limited partnership formed in June 1997 under the laws of the State of Delaware. The business of the Company consists of the growing of trees and the sale of logs and standing timber. The Company's business is managed by the General Partner. The Company and Yakima own 670,000 fee acres of timberland and cutting rights on 18,000 acres of timberland containing total merchantable timber volume estimated to be approximately 1.6 billion board feet in Oregon and Washington, east of the Cascade Range. The Company specializes in the growing of trees and the sale of logs and standing timber. Logs harvested from the timberlands are sold to unaffiliated domestic conversion facilities. These logs are processed for sale as lumber, molding products, doors, millwork, commodity and overlaid plywood products, laminated veneer lumber, engineered wood I-beams, particleboard, hardboard, paper and other wood products. These products are used in residential, commercial and industrial construction, home remodeling and repair and general industrial applications as well as a variety of paper products. The Company also owns and operates its own seed orchard and produces approximately five million conifer seedlings annually from its nursery, approximately 75% of which are used for its own internal reforestation programs, with the balance sold to other forest products companies.

      The Company operates in part through its subsidiary company, Klamath Falls. The address and telephone numbers of the principal executive offices of the Company are 625 Madison Avenue, Suite 10-B, New York, New York 10022.

SELECTED FINANCIAL INFORMATION

      The selected financial information of the Company set forth below for the years ended December 31, 2002 and December 31, 2001 is based on audited financial statements. The selected financial information of the Company set forth below for the three months ended March 31, 2003 and 2002 is based on unaudited financial statements. This information should be read in conjunction with such financial statements, including notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company" in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

      Additional financial information is included in the reports and other documents filed by the Company with the Commission. The following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information (including any related notes) contained therein, and all such reports, documents and information are hereby incorporated herein by reference. Such reports and other documents may be inspected and copies may be obtained from the Commission in the manner described in "OTHER
MATTERS: Available Information."

                         U.S. TIMBERLANDS COMPANY, L.P.
               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

                 Condensed Consolidated Statement of Operations
            (in thousands, except units, per unit amounts and ratios)

                                                             Year Ended                Three Months Ended
                                                             December 31,                   March 31,
                                                   ---------------------------    ----------------------------
                                                        2002           2001           2003             2002
                                                   -----------     -----------    -----------      -----------
Revenues
Log, timber deed and stumpage sales,
(includes sales to affiliates of $10,198 and
$19,015 for the full years ended December 31,
2002 and 2001, respectively) ..................   $     42,256    $     54,129    $      6,032    $      2,155
Timber and property sales,
(includes sales to affiliates of $4,700 for the
full year ended December 31, 2002) ............          5,763              --              --              --
By-products and other .........................          1,455             436             799              --
                                                  ============    ============    ============    ============
                                                        49,474          54,564           6,831           2,155
                                                  ------------    ------------    ------------    ------------
Cost of products sold:
Cost of timber harvested ......................        (17,477)        (16,652)         (3,468)         (1,037)
Cost of timber and property sales .............         (7,273)             --            (474)             --
Fire loss .....................................           (591)             --              --              --
Depletion, depreciation and road amortization .        (27,476)        (37,287)         (2,863)         (1,066)
                                                  ============    ============    ============    ============
                                                       (52,817)        (53,939)         (6,805)         (2,103)
                                                  ============    ============    ============    ============
     Gross profit (loss) ......................         (3,343)            625               6              52

Selling, general and administrative expenses ..         (7,518)         (8,340)         (1,657)         (1,381)
Equity in net income (loss) of affiliate ......        (11,046)         (6,403)         (2,228)         (2,327)
                                                  ============    ============    ============    ============
Operating income (loss) .......................        (21,907)        (14,118)         (3,879)         (3,656)

Interest expense ..............................        (21,657)        (21,993)         (5,385)         (5,384)
Amortization of deferred financing fees .......           (675)           (675)           (169)           (169)
Interest income ...............................             13             101               4               3
Other income, net .............................            158             131              33              43
                                                  ============    ============    ============    ============
Loss before general partner and minority
interest ......................................        (44,068)        (36,554)         (9,396)         (9,163)
Minority interest .............................            247             366              --              92
                                                  ============    ============    ============    ============
Net loss before general partner interest ......        (43,821)        (36,188)         (9,396)         (9,071)
General partner interest ......................            443             366              95              92
                                                  ------------    ------------    ------------    ------------
Net loss applicable to common and subordinated
units .........................................   $    (43,378)   $    (35,822)   $     (9,301)   $     (8,979)
                                                  ============    ============    ============    ============
Net loss per each common and subordinated
unit - basic and diluted ......................   $      (3.37)   $      (2.79)   $      (0.72)   $      (0.70)
                                                  ============    ============    ============    ============
Weighted average units outstanding ............     12,859,607      12,859,607      12,859,607      12,859,607
                                                  ============    ============    ============    ============
Ratio of earnings to fixed charges ............          (0.45)          (0.33)          (0.27)          (0.20)
                                                  ============    ============    ============    ============

                         U.S. TIMBERLANDS COMPANY, L.P.
               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

            Condensed Consolidated Balance Sheet Data (in thousands,
                            except per unit amounts)

                                                                   March 31,   December 31,
                                                                     2003          2002
                                                                  ----------   ------------
ASSETS
Current assets:
         Cash and cash equivalents ............................   $   1,981    $     965
         Accounts receivable, net .............................         466        1,028
         Due from general partner .............................          --            6
         Other receivables ....................................         432          211
         Notes receivable .....................................       1,191        1,344
         Prepaid expenses and other current assets ............         255          331
                                                                  ---------    ---------
                  Total current assets ........................       4,325        3,885

Timber and timberlands, net ...................................     150,304      163,980
Investment in affiliate .......................................      47,118       38,881
Property, plant and equipment, net ............................         889          905
Notes receivable, less current position .......................          10           10
Restricted cash ...............................................          91           82
Deferred financing fees, net ..................................       3,130        3,298

                  Total assets ................................   $ 205,867    $ 211,041
                                                                  ---------    ---------
LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
         Account payable ......................................         503    $   1,454
         Accrued liabilities ..................................       9,049        3,990
         Deferred revenue .....................................          --           --
         Payable to general partner and affiliate .............         115           --
                                                                  ---------    ---------
                  Total current liabilities ...................       9,667        5,444
                                                                  ---------    ---------
Long-term debt ................................................     225,000      225,000
                                                                  =========    =========
Minority interest .............................................          --           --
                                                                  =========    =========
Partners' capital (deficiency):
         General partner interest .............................        (291)        (196)
         Limited partner interest (12,859,607 units
         issued and outstanding as of March 31, 2003 and
         December 31, 2002) ...................................     (28,509)     (19,207)
                                                                  =========    =========
                                                                    (28,800)     (19,403)
                                                                  =========    =========
         Total liabilities and partners' capital ..............   $ 205,867    $ 211,041
                                                                  =========    =========
Net Book Value per Common and Subordinated Unit as of
March 31, 2003 ................................................   $   (2.22)
                                                                  =========

PRO FORMA FINANCIAL INFORMATION

      The Company has not provided pro forma financial information giving effect to the proposed merger in this proxy statement. The Company does not believe that this information is material to limited partners in evaluating the proposed merger since:

   o the merger consideration to be received by the limited partners is all cash;

   o when the Merger is approved by the limited partners and is completed, the Company's Common Units will cease to be publicly traded, and will become a privately held company owned 100% by Holdings; and

   o the limited partners will not retain a continuing equity interest in the Company's business after the Merger.

CERTAIN FINANCIAL FORECASTS

      The Company does not, as a matter of course, make public forecasts or projections as to its future financial results. However, in connection with DrKW's analysis of the Offer and the Merger, the Company's management provided forecasts to DrKW that were used by DrKW in the financial analyses described elsewhere in this  document.  Accordingly,  such  forecasts  are being  included herein. The inclusion of these forecasts should not be regarded as a representation by the Company, the Investor Group or any other entity or person that the forecasted results will be achieved, and none of such persons or entities assumes any responsibility for the accuracy of such information.

      The Company did not prepare any forecasts with a view to public disclosure or with a view toward complying with the guidelines established by the Securities and Exchange Commission or the American Institute of Certified Public Accountants with respect to forecasted financial information. This information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this document are cautioned not to place undue reliance on the forecasted financial information. Neither the Company's independent auditors, nor any other independent auditors, have compiled, examined or performed any procedures with respect to the forecasted financial information contained herein, nor have they expressed any opinion or any form of assurance on such information or its achievability. Because forecasts of this type are based on a number of significant assumptions, judgments, uncertainties and contingencies, all of which are difficult or impossible to predict accurately and most of which are beyond the Company's control, there is substantial doubt that any of these forecasts will be realized. Indeed, it is expected that there will be differences between actual and forecasted results, and actual results may vary materially from those contained in such forecasts. These forecasts do not reflect any of the effects of the Offer, the Merger or other changes that may in the future be deemed appropriate concerning the Company and its assets, business, operations, properties, policies, corporate structure, capitalization and management in light of the circumstances then existing.

      These   forecasts  are   forward-looking   statements  and  are  based  on
then-current expectations, forecasts and assumptions of the Company's management, and involve risks, trends and uncertainties, most of which are beyond the Company's control, that could cause actual outcomes to differ materially from those forecasted. Such risks, trends and uncertainties include the highly cyclical nature of the forest products industry, general economic conditions, competition, price conditions or trends for the Company's products, the possibility that timber supply could be affected if governmental, environmental or endangered species policies change, limitations on the Company's ability to harvest its timber due to adverse natural conditions or increased governmental restriction, general economic and industry conditions, domestic and export prices, supply and demand for logs, seasonality and competition from other supplying regions and substitute products. These and other risks are described in the reports and other documents filed by the Company with the Commission, which may be obtained in the manner set forth below.

      As discussed more fully in "SPECIAL FACTORS: Fairness Opinion of Dresdner, Kleinwort and Wasserstein, Inc.; Discounted Cash Flow Analysis," the Company's management provided Preliminary Forecasts to DrKW in February 2001, October 2001 and January 2002, and provided the Final Forecasts to DrKW in August 2002. The Final Forecasts contained significant changes from the Preliminary Forecasts, based primarily on the decline in timber prices and the deterioration in the outlook for timber prices during the 2002 to 2007 time period for which the forecasts were prepared. The Final Forecasts and the Preliminary Forecasts are attached as Appendix C and Appendix D, respectively, to this proxy statement.

CERTAIN ASSET VALUATIONS

      As discussed more fully in "SPECIAL FACTORS: Fairness Opinion of Dresdner, Kleinwort and Wasserstein, Inc.," in connection with its opinion, DrKW reviewed certain independent valuation analyses of the Company's timberlands prepared by industry experts, including: (a) an informal asset valuation (the "Wesley Rickard Informal Asset Valuation"), dated April 11, 2002, prepared by Wesley Rickard, Inc. ("Wesley Rickard"); and (b) an appraisal report (the "James W. Sewall Appraisal"), dated November 29, 2000, prepared by James W. Sewall Company ("James W. Sewall"). THESE INDEPENDENT VALUATION ANALYSES WERE NOT PREPARED IN CONNECTION WITH THE OFFER AND THE MERGER, AND DO NOT PURPORT TO ANALYZE THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY UNITHOLDERS IN THE OFFER AND THE MERGER. However, because such analyses were reviewed by DrKW, summaries of such analyses are being provided herein, and copies of such analyses have been filed as exhibits to the Schedule TO/Schedule 13E-3 filed by the Investor Group in connection with the Offer. Such documents may be inspected and copies may be obtained from the Commission in the manner set forth in the subsection entitled "OTHER MATTERS: Available Information." In addition, such documents will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested equity security holder of the Company or representative who has been so designated in writing.

      Wesley Rickard Informal Asset Valuation. The Wesley Rickard Informal Asset Valuation was prepared for the Company in connection with its audit for the fiscal year ended December 31, 2001, in order to confirm that assets were valued at the lower of cost or market as required by United States generally accepted accounting principles. In connection with the report, Wesley Rickard was instructed not to perform a full appraisal, but rather to provide an estimate of the fair market value determination that would result from a fair market value appraisal at January 1, 2002, if done, of the timber, pre-merchantable stocking and forestland and related real estate of Klamath Falls. Wesley Rickard estimated that such an appraisal would result in a fair market value of approximately $215 million. The estimate was based on information provided by the Company with respect to inventory, operating costs, product prices and constraints on production. The estimate took into account: (a) decreases in value due to acre exclusions and volume reductions resulting from various harvesting constraints imposed by environmental regulations; (b) increases in value due to projected timber growth; and (c) increases in value due to highest and best use value from development potential for portions of the property.

      Wesley Rickard was selected by the Company to prepare the informal asset valuation because of its experience in the timber industry. Wesley Rickard develops rural, timber, commercial, farm and recreation property appraisals, market studies, management plans and operations for clients including land owners, estates, law firms, lenders, insurance companies and local governments.

      James W. Sewall Appraisal. The James W. Sewall Appraisal was prepared for Yakima's credit insurer as part of the due diligence performed in connection with the establishment of Yakima's commercial paper credit facility. In connection with the report, James W. Sewall was instructed to prepare an appraisal of market value, as of June 30, 2000, of the timber property owned by Yakima, which, at that time, consisted of 56,792 acres of timberland located in Kittitas County, Washington. According to the James W. Sewall Appraisal, the market value of such property, as of June 30, 2001, was approximately $76.5 million to $77.5 million. The James W. Sewall Appraisal was prepared in accordance with standards promulgated by the Uniform Standards of Professional Appraisal Practice and the Appraisal Institute. Working with several sub-contractors, James W. Sewall oversaw the preparation of several different analyses that were then utilized by it in preparing the James W. Sewall Appraisal. These analyses include: (a) an independent timber inventory of the Cabin Creek block, which consists of 5,935 acres; (b) a check cruise of a 1998 timber inventory of the Teanaway block, which consists of 50,587 acres; (c) an appraisal of the entire property (other than a small portion having a higher and best use of rural residential subdivision, rather than commercial timberland production) based on both a sales comparison approach and an income capitalization approach; and (d) an analysis on the contribution value of certain portions of the property having near-term and longer-term potential for rural residential subdivision and development.

      The Company believes that James W. Sewall was selected by Yakima's credit insurer to prepare the appraisal because of its experience in the timber industry. Founded in 1880, James W. Sewall provides comprehensive services in geographic information management for municipal government, utilities, and the natural resource industry.

PRIOR STOCK PURCHASES

      During the two years prior to the date of the Offer, Mr. Rudey purchased a total of 105,310 Common Units. The prices paid in connection with such purchases ranged from $5.56 to $6.50 per Common Unit. All such purchases occurred in either the quarter ended June 30, 2001 or the quarter ended December 31, 2000. The average purchase price paid in connection with such purchases during the quarter ended June 30, 2001 was $5.80 per Common Unit, and the average purchase price paid in connection with such purchases during the quarter ended December 31, 2000 was $5.91 per Common Unit.

             VII. CERTAIN INFORMATION CONCERNING THE INVESTOR GROUP

      The Buyer is a recently formed Delaware limited liability company and a wholly-owned subsidiary of Holdings. The Buyer was formed solely for the purpose of effecting the Offer and the Merger and the transactions related to the Merger, and has not carried on any activities other than in connection with the Offer and the Merger. All of the outstanding equity securities of the Buyer are directly owned by Holdings.

      Holdings is a Delaware limited liability company. Holdings also owns a majority of the equity interests of the General Partner, and a 51% common membership interest in Yakima. The members of Holdings (the "Holdings Members") are U.S. Timberlands Holdings, L.L.C., U.S. Timberlands Management Company, L.L.C. and Rudey Timber, LLC. John M. Rudey, the Chairman of the Board, Chief Executive Officer and President of the General Partner, is the beneficial owner of all of the equity securities of each of the Holdings Members. George R. Hornig, a director of the General Partner, has the contractual right to participate in distributions to the Holdings Members.

      The principal offices of Holdings, the Buyer and each of the Holdings Members are located at 625 Madison Avenue, Suite 10-B, New York, New York 10022. The telephone number of Holdings, the

Buyer and each of the Holdings Members is (212) 755-1100. Messrs. Rudey and Hornig can be contacted through the same address and telephone number.

      None of Holdings, the Buyer, the Holdings Members or Messrs. Rudey and Hornig, nor, to the best knowledge of any of the foregoing, any of the persons listed on Schedule I, parts 1, 2 and 3, has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to federal or state securities laws, or a finding of any violation of federal or state securities laws, or a finding of any violation of federal or state securities laws.

      Except as set forth in this proxy statement, neither Holdings, the Buyer, the Holdings Members or Messrs. Rudey and Hornig, nor to the best knowledge of any of the foregoing, any of the persons listed on Schedule I, parts 1, 2 and 3, nor any associate or majority-owned subsidiary of any of the foregoing, beneficially owns or has a right to acquire any Common Units or Subordinated Units, and neither Holdings, the Buyer, the Holdings Members or Messrs. Rudey and Hornig, nor to the best knowledge of any of the foregoing, any of the persons or entities referred to above, nor any of the respective executive officers, directors or subsidiaries of any of the foregoing, has effected any transaction in the Common Units or the Subordinated Units during the past 60 days.

      Except as set forth in this proxy statement, neither Holdings, the Buyer, the Holdings Members or Messrs. Rudey and Hornig, nor to the best knowledge of any of the foregoing, any of the persons listed on Schedule I, parts 1, 2 and 3, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities of the Company, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

      Except as set forth in this proxy statement, neither Holdings, the Buyer, the Holdings Members or Messrs. Rudey and Hornig, nor to the best knowledge of any of the foregoing, any of the persons listed on Schedule I, parts 1, 2 and 3, has had any business relationships or transactions with the Company or any of its executive officers, directors or affiliates that are required to be reported under the rules of the Commission and have not been so reported. Except as described in this proxy statement, there have been no contacts, negotiations or transactions between Holdings, the Buyer, the Holdings Members or Messrs. Rudey or Hornig, nor to the best knowledge of any of the foregoing, any of the persons listed on Schedule I, parts 1, 2 and 3, and the Company or its affiliates concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, election of directors or a sale or other transfer of a material amount of assets.

                           VIII. THE MERGER AGREEMENT

      The following is a summary of certain provisions of the Merger Agreement not discussed elsewhere in this proxy statement. The summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Appendix B hereto and incorporated herein by reference. Capitalized terms not otherwise defined below shall have the meanings set forth in the Merger Agreement. The Merger Agreement may also be examined and copies may be obtained at the places set forth in this proxy statement in "THE MERGER: Certain Information Concerning the Company."

REPRESENTATIONS AND WARRANTIES

      In the Merger Agreement, the Company has made customary representations and warranties to Holdings and the Buyer with respect to, among other things, corporate organization, equity securities, options or other rights to acquire Common Units, authority to enter into the Merger Agreement, required consents and votes required to approve the Merger Agreement.

      In the Merger Agreement, each of Holdings and the Buyer has made customary representations and warranties to the Company with respect to, among other things, corporate organization and authority to enter into the Merger Agreement and required consents.

CONDITIONS TO THE MERGER

      The respective obligations of each of Holdings, the Buyer and the Company to effect the Merger are subject to the satisfaction or waiver of each of the following conditions: (i) the approval of a majority of the outstanding Common Units and Subordinated Units, each voting as a separate class, shall have been obtained, provided that neither the Holdings nor the Buyer may assert this condition unless Holdings, the Buyer and their affiliates vote all Common Units or Subordinated Units held by any of them in favor of such matters; (ii) no temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity (as defined in the Merger Agreement) or other legal restraint or prohibition shall be in effect preventing or prohibiting the consummation of the Merger, provided, however, that the parties shall use commercially reasonable efforts to have any such injunction, order, restraint or prohibition vacated; and (iii) no statute, rule, order, decree or regulation shall have been enacted or promulgated by any Governmental Entity of competent jurisdiction that prohibits the consummation of the Merger.

      Notwithstanding anything in the Merger Agreement to the contrary, prior to the Effective Time of the Merger, the approval of the Special Committee shall be required to authorize (i) any termination of the Merger Agreement by the Company, (ii) any amendment or modification of the Merger Agreement requiring action by the Company or the General Partner, (iii) any consent of the Company or the General Partner under the terms of the Merger Agreement, (iv) any extension of time for performance of any obligation or action under the Merger Agreement by Holdings or the Buyer, (v) any waiver of compliance with any of the agreements or conditions contained in the Merger Agreement for the benefit of the Company, the General Partner or the Limited Partners or (vi) other action by the Company or the General Partner under the Merger Agreement which could adversely affect the Common Unit holders.

COMMON UNIT HOLDERS' MEETING; PROXY STATEMENT

      The Merger Agreement required the Company to, as soon as practicable after the consummation of the Offer, prepare and file with the Commission a preliminary version of the proxy statement, respond promptly to any comments made by the Commission with respect to such preliminary filing and file with the Commission a definitive version of the proxy statement and, to the extent required by applicable law, cause the definitive proxy statement to be disseminated to the Common Unit holders. The Merger Agreement also required the Company to, as promptly as practicable following the Commission's review of the Proxy Statement, duly call, give notice of, convene and hold the special meeting for the purpose of approving the Merger, the Merger Agreement and the transactions contemplated thereby. Unless the Special Committee determined in good faith, after consultation with its outside legal advisors, that doing so could result in a breach of fiduciary duties to the Common Unit holders or the Company under applicable law, the Company was required, through its General Partner to submit each of the foregoing matters to a vote of the Common Unit holders and recommend their approval of such matters, and to obtain all votes and approvals thereof by the Common Unit holders. Subject to the foregoing, such recommendation, together with a copy of the fairness opinion was required to be included in the Proxy Statement.

EMPLOYEE MATTERS

      The Merger Agreement does not prohibit the Company or the Buyer from terminating the employment of any employee at any time with or without cause (subject to, and in accordance with the terms of, any existing employment agreements), nor shall it be construed or applied to restrict the ability of the Buyer or Holdings to establish such types and levels of compensation and benefits as they determine to be appropriate.

OPTIONS

      The Merger Agreement provides that, as soon as practicable following the date of the Merger Agreement, the Company shall take all actions as may be required to ensure that, at the Effective Time of the Merger, each option ("Option") granted under the Company's Long-Term Incentive Plan will automatically be converted into an option to receive, upon exercise thereof in accordance with the terms and provisions thereof (including, without limitation, the payment of the applicable exercise price) and subject to any conditions or restrictions contained therein, an amount in cash equal to the product of (1) the number of Common Units issuable upon the exercise of such Option immediately prior to the Effective Time of the Merger and (2) the Merger Consideration. Because the exercise price for each Option is greater than the Merger Consideration, the Company does not expect any Options to be exercised.

INTERIM OPERATIONS; COVENANTS

      Pursuant to the Merger Agreement, until the Effective Time of the Merger, the Company has agreed that, except as expressly contemplated by the Merger Agreement, the Company shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, during such period, the Company shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Holdings and the Buyer, which consent shall not be unreasonably withheld, delayed or conditioned:

   o declare, set aside or make any distributions in respect of any equity interest in the Company or any Subsidiary, except for (i) distributions required under the Limited Partnership Agreement and (ii) distributions by a Subsidiary of the Company to the Company or a wholly-owned Subsidiary in accordance with applicable law;

   o split, combine or reclassify any of its equity securities of the Company or any Subsidiary, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its equity securities or any of its Subsidiaries' equity securities;

   o purchase, redeem or otherwise acquire any of its equity interest or any equity securities of any of its Subsidiaries or any rights, warrants or options to acquire any such interests or other securities outstanding on the date of the Merger Agreement;

   o authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any of its equity securities or the equity securities of any of its Subsidiaries or any rights, warrants or options to acquire, any such equity interests;

   o amend its certificate of limited partnership, its Limited Partnership Agreement or any other organizational documents;

   o acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization which would be material to the Company and its Subsidiaries as a whole;

   o incur any indebtedness for borrowed money or guarantee any such indebtedness of another person in an amount in excess of $10 million, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings under current credit facilities and for lease obligations, in each case incurred in the ordinary course of business consistent with past practice;

   o make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any wholly-owned Subsidiary of the Company;

   o adopt resolutions providing for or authorizing a liquidation or a dissolution; or

   o authorize any of, or commit or agree to take any of, the foregoing actions.

ADDITIONAL UNDERTAKINGS; NOTIFICATION

      Pursuant to the Merger Agreement, Holdings, the Buyer and the Company have agreed to use all commercially reasonable efforts and cooperate with one another in promptly (i) determining whether any filings are required to be made or consents, approvals, waivers, licenses, permits or authorizations are required to be obtained (or, which if not obtained, would result in a breach, or violation, or an event of default, termination or acceleration of any agreement or any put or call right under any agreement) under any applicable law or regulation or from any governmental entities or third parties in connection with the Offer or the Merger and (ii) making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such consents, approvals, permits or authorizations.

NO SOLICITATIONS

      The Merger Agreement prohibits the Company, the General Partner, the Company's subsidiaries, and any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by any of them) (collectively, "Responsible Parties") from, directly or indirectly: (i) initiating, soliciting, knowingly encouraging or knowingly facilitating (including by way of furnishing information) the making of any proposal or offer that constitutes, a Transaction Proposal; (ii) entering into, maintaining or continuing discussions or negotiate with any Person in furtherance of, or in order to encourage, a Transaction Proposal; (iii) agreeing to, approving, recommending, or endorsing a Transaction Proposal; or (iv) disclosing any non-public information relating to the Company or any subsidiary of the Company or affording access to the properties, books or records of the Company or any subsidiary of the Company to any person that has made or may reasonably be expected to make a Transaction Proposal or that has advised the Company that it is or may be interested in making a Transaction Proposal.

      Notwithstanding the foregoing, prior to the acceptance for payment of, and payment for, Common Units pursuant to the Offer the Special Committee was not prohibited from:

   o furnishing information with respect to the Company or participating in discussions or negotiations regarding a Transaction Proposal, in response to a proposal or offer that constitutes a Transaction Proposal which the Special Committee determines in good faith, after consultation with the Special Committee's outside legal and financial advisors, could reasonably be expected to result in a Company Superior Proposal; or

   o making to the Company's Common Unit holders any recommendation and related filing with the Commission as required by Rule 14e-2 and 14d-9 under the Exchange Act, with respect to any tender offer.

      "Transaction Proposal" shall mean a proposal relating to (or a public announcement or filing of an intention or plan to engage in) any of the following (other than the transactions between the Company, Holdings and the Buyer contemplated by the Offer and the Merger Agreement) involving the Company or any of its subsidiaries:

   o  any  merger,  consolidation,   Common  Unit  exchange,   recapitalization,
      business combination, or other similar transaction;

   o except in the ordinary course of business, any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions;

   o any tender offer or exchange offer for, or the acquisition of (or right to acquire) "beneficial ownership" by any person, "group" or entity (as such terms are defined under Section 13(d) of the Exchange Act), of 20% or more of the outstanding equity securities of the Company; or

   o any recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries.

      "Company Superior Proposal" shall mean a Transaction Proposal that includes terms that the Special Committee determines in good faith, after consultation with its outside legal and financial advisors, to be more favorable to the holders of the Limited Partners than the Offer and the Merger.

      Prior to the Special Committee withdrawing or modifying its approval or recommendation of the Offer, the Merger Agreement or the Merger, the Company was required to provide Holdings and the Buyer with a written notice (a "Notice of Takeover Proposal") advising them that the Special Committee has received a Transaction Proposal, specifying the material terms and conditions of such Transaction Proposal and identifying the person making such Transaction Proposal.

INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

      The Merger Agreement provides that, from the Effective Time of the Merger through the sixth anniversary of the Effective Time of the Merger, the Surviving Company shall indemnify and hold harmless each Person who is now, or has been at any time prior to the date of the Merger Agreement, or becomes prior to the
Effective Time of the Merger a director, officer employee or agent of the Company and its Subsidiaries ("Indemnified Parties") against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses (including reasonable attorneys' fees and disbursements) (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Party is or was an officer, director, employee or agent of the Company or any of its Subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time of the Merger, (including the Merger Agreement and the transactions and actions contemplated thereby), whether asserted or claimed prior to, at or after the Effective Time of the Merger, to the fullest extent as permitted under applicable law, to the extent such Costs have not been paid for by insurance. Each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from the Surviving Company within thirty days of receipt by the Surviving Company from the Indemnified Party of a request therefor, along with the supporting documentation; provided that any Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification.

      The Merger Agreement provides that the Surviving Company, at no expense to the beneficiaries, shall maintain in effect for six years from the Effective Time of the Merger the current directors' and officers' liability insurance policies maintained by the Company with respect to matters existing or occurring at or prior to the Effective Time of the Merger (including the transactions contemplated by the Merger Agreement), so long as the annual premium therefor would not be in excess of 450% of the last annual premium paid prior to the date of the Merger Agreement (such 450%, the "Maximum Premium"). If the Company's existing insurance expires, or is terminated or canceled, during such six-year period (or the annual premium therefor would exceed the Maximum Premium) the Surviving Company shall use commercially reasonable efforts to obtain, for the remainder of such period, replacement directors' and officers' liability insurance with the most advantageous limits, deductibles and other terms and conditions available for an annualized premium not in excess of the Maximum Premium (as determined by the Surviving Company in its reasonable discretion).

TERMINATION

      The Merger Agreement may be terminated and the transactions contemplated therein abandoned at any time prior to the Effective Time of the Merger, whether before or after approval of the matters presented in connection with the Merger by the Limited Partners:

   o  by mutual written consent of Holdings, the Buyer and the Company;

   o by either Holdings, the Buyer or the Company, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting, or if there shall be in effect any other legal restraint or prohibition preventing or prohibiting, the consummation of the Merger, and such order, decree, ruling or other action shall have become final and non-appealable (other than due to the failure of the party seeking to terminate the Merger Agreement to perform its obligations under the Merger Agreement required to be performed at or prior to the Effective Time of the Merger);

   o by Holdings and the Buyer, in the event of a material breach or failure to perform in any material respect by the Company of any covenant or other agreement contained in the Merger Agreement or in the event of a breach of any representation or warranty of the Company that could reasonably be expected to have a Material Adverse Effect or to materially adversely affect the ability of the parties to consummate the transactions contemplated hereby, in each case which cannot be or has not been cured within 10 days after the giving of written notice to the Company; or

   o by Holdings and the Buyer, if the Special Committee shall withdraw or modify in any adverse manner its approval or recommendation of the Merger Agreement, the Offer or the Merger.

                               IX. OTHER MATTERS

OTHER LIMITED PARTNER PROPOSALS

      The Company is not currently aware of any other matters to be discussed at the Special Meeting.

      Pursuant to the Company's Limited Partnership Agreement, special meetings may be called by the General Partner or by limited partners owning 20% or more of the outstanding limited partner interests of the class or classes for which a meeting is proposed by written request to the General Partner.

      Pursuant to the Company's Limited Partnership Agreement, the Company is not required to hold annual meetings of limited partners. Therefore, there are no deadlines for submitting limited partner proposals for annual meetings.

INDEPENDENT AUDITORS

      The Company's consolidated financial statements for the fiscal years ended December 31, 2002 and December 31, 2001, which are incorporated herein by reference, have been audited by Eisner, LLP, independent auditors.

      It is not  intended  that  Eisner,  LLP will attend the  special  meeting.

AVAILABLE INFORMATION

      The Company is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is obligated to file reports, proxy statements and other information with the Commission relating to its business, financial condition and other matters. Information as of particular dates concerning the Company's directors and officers, their remuneration, options granted to them, the principal holders of the Company's securities and any material interests of such persons in transactions with the Company is required to be disclosed in annual reports distributed to the Company's Common Unit holders and filed with the Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at the New York Stock Exchange, 20 Broad Street, New York, NY 10005 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such information can also be obtained by mail upon payment of the Commission's prescribed rates by writing to the Commission's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information relating to the Company which have been filed via the EDGAR System.

      The Company has filed a Schedule 13E-3 with the SEC with respect to the Merger and "going-private" transaction. As permitted by the SEC, this proxy statement omits certain information contained in the Schedule 13E-3. The
Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection or copying as set forth above. Statements contained in this proxy statement or in any document incorporated in this proxy statement by reference regarding the contents of any contract or other document are not necessarily complete and each of these statements is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

INFORMATION INCORPORATED BY REFERENCE

      The SEC allows the Company to "incorporate by reference" information into this proxy statement, which means that the Company can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or in later filed documents incorporated by reference in this proxy statement. This proxy statement incorporates by reference the document set forth below that the Company has previously filed with the SEC. These documents contain important information about the Company and its financial performance.

   o Annual Report on Form 10-K for its fiscal year ended December 31, 2002, filed April 15, 2003; and

   o Quarterly Report on Form 10-Q for its fiscal year ended March 31, 2003, filed May 20, 2003.

      The Company also incorporates by reference additional documents that it may file with the SEC between the date of this proxy statement and the date that the merger is completed. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If you are a limited partner, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through the SEC or the SEC's Internet Web site as described above.

      Documents incorporated by reference are available from the Company without charge, excluding all exhibits except that if the Company has specifically incorporated by reference an exhibit in this proxy statement, such exhibit will also be available without charge. Limited partners may obtain documents incorporated by reference in this proxy statement and any exhibits filed herewith, including a copy of the Merger Agreement and the partnership agreement, from the Company, without charge, by requesting them in writing or by telephone from the Company at the following address:

           U.S. Timberlands Company,  L.P.
           625 Madison Avenue, Suite 10-B
           New York, NY 10022
           Telephone: (212) 750-1100

      If you would like to request documents from the Company, please do so at least 10 business days before the date of the Special Meeting in order to receive timely delivery of those documents prior to the Special Meeting.

      No person has been authorized to give any information or make any representation on behalf of the Company, the General Partner, the Buyer or Holdings not contained herein, if given or made, such information or representation must not be relied on as having been authorized.

      This proxy statement is dated May 29, 2003. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to other common unitholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

                                      U.S. TIMBERLANDS SERVICES COMPANY, L.L.C.,
                                      General Partner

                                   SCHEDULE I

                 INFORMATION CONCERNING DIRECTORS AND EXECUTIVE
             OFFICERS OF HOLDINGS, THE BUYER AND THE GENERAL PARTNER

      1. DIRECTORS AND EXECUTIVE OFFICERS OF HOLDINGS. Following is the name and present principal occupation or employment, and material occupations, positions, offices or employment for the past five years, of the sole director and executive officer of Holdings. Such person is a citizen of the United States of America and the business address of such person is c/o U.S. Timberlands Holdings Group, L.L.C., 625 Madison Avenue, New York, New York 10022. Unless otherwise indicated, such person has held his present occupation as set forth below, or has been an executive officer at Holdings or the organization indicated, for the past five years (or inception with respect to Holdings):

      John M. Rudey. Mr. Rudey is the Chairman and Chief Executive Officer of Holdings and the Buyer. Mr. Rudey also serves as the Chairman, Chief Executive Officer, President and as a Director of U.S. Timberlands Services Company, LLC, the General Partner of the Company. Since 1992, Mr. Rudey has served as Chief Executive Offer of Garrin Properties Holdings, Inc., a private investment Company that manages and advises investment portfolios principally concentrated in the timber and forest products industries and in real estate.

      2. DIRECTORS AND EXECUTIVE OFFICERS OF THE BUYER. Following is the name and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years, of the sole director and executive officer of the Buyer. Such person is a citizen of the United States of America and the business address of such person is c/o U.S. Timberlands Acquisition Co., LLC, 625 Madison Avenue, New York, New York 10022. Unless otherwise indicated, such person has held his present occupation as set forth below, or has been an executive officer at the Buyer or the organization indicated, for the past five years (or inception with respect to the Buyer):

      John M. Rudey. See description under "DIRECTORS AND EXECUTIVE OFFICERS OF HOLDINGS."

      3. DIRECTORS AND EXECUTIVE OFFICERS OF THE GENERAL PARTNER. The General Partner manages and operates the activities of the Company. As is commonly the case with publicly traded limited partnerships, the Company does not directly employ any of the persons responsible for managing or operating the Company. In general, the management of the General Partner manages and operates the Company's business as officers and employees of the General Partner and its affiliates. Following are the names and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years, of each director and executive officer of the General Partner. Each such person is a citizen of the United States of America and the business address of each such person is c/o U.S. Timberlands Company, L.P., 625 Madison Avenue, Suite 10-B, New York, New York 10022. Unless otherwise indicated, each such person has held his or her present occupation as set forth below, or has been an executive officer of the General Partner or the organization indicated, for the past five years.

      John M. Rudey. See description under "DIRECTORS AND EXECUTIVE OFFICERS OF HOLDINGS."

      Aubrey L. Cole. Mr. Cole serves as a Director of the General Partner, having been elected to the Board in September 1996. Since 1989, Mr. Cole has been a consultant for Aubrey Cole Associates, a sole proprietorship which provides management consulting services and makes investments. From 1986 to

1989, Mr. Cole was the Vice Chairman of the Board and Director of Champion International Corporation (a publicly traded forest products Company) and from 1983 to 1993, Mr. Cole was the Chairman of Champion Realty Corporation (a land sales subsidiary of Champion International). From 1998 to 2001, Mr. Cole served as a Director of Deotexas Inc. (a development stage company).

      George R. Hornig. Mr. Hornig serves as a Director of the General Partner, having been elected to the Board in September 1996. Since 1999, Mr. Hornig has been Managing Director and Chief Operating Officer of Credit Suisse First Boston's Private Equity Division. From 1993 to 1999, Mr. Hornig was an Executive Vice President of Deutsche Bank Americas Holdings, Inc. (the United States arm of Deutsche Bank, a German banking concern) and affiliated predecessor entities. From 1991 to 1993, Mr. Hornig was the President and Chief Operating Officer of Dubin & Swieca Holdings, Inc., an investment management business. From 1988 to 1991, Mr. Hornig was a co-founder, Managing Director and Chief Operating Officer of Wasserstein Perella & Co., Inc. (a mergers and acquisitions investment bank). From 1983 to 1988, Mr. Hornig was an investment banker in the Mergers and Acquisitions Group of The First Boston Corporation. Prior to 1983, Mr. Hornig was an attorney with Skadden, Arps, Slate, Meagher & Flom. Mr. Hornig is also a director of Unity Mutual Life Insurance Company, Forrester Research, Inc and Veridian Corporation, a defense technology company traded on the New York Stock Exchange.

      William A. Wyman. Mr. Wyman serves as a Director of the General Partner, having been elected to the Board in January 1999. Mr. Wyman is a former
President of the Management Consulting Group of Booz, Allen & Hamilton. Mr. Wyman joined Booz Allen in 1965, as a consultant to a variety of service, natural resources and manufacturing and financial companies. In 1984, he formed his own consulting firm, Oliver, Wyman & Company, to provide strategic and operating counsel to large financial institutions. Since his retirement in 1995, he has been working as a counselor to Chief Executives of several companies. He is a Director of Predictive Systems Inc, Pegasystems Inc., and Internosis, Inc, and serves on the Board of Advisors for The Sprout Group, a venture capital partnership, and Castle Harlan Inc., a buyout partnership.

      Alan B. Abramson. Mr. Abramson serves as a Director of the General Partner, having been elected to the Board in January 1999. Mr. Abramson is the President of Abramson Brothers Incorporated, a real-estate management and investment firm, where he has been employed since 1972. He serves as a Director of Datascope Corp., a medical technology company traded on the Nasdaq National Market System.

      Robert F. Wright. Mr. Wright serves as a Director of the General Partner, having been elected to the Board in September 1996. Since 1988, Mr. Wright has served as President and Chief Executive Officer of Robert F. Wright Associates, Inc., a firm making strategic investments and providing business consulting services. Previously, Mr. Wright spent 40 years, 28 years as a partner, at Arthur Andersen & Co. Mr. Wright was a Director of Hanover Direct, Inc. until August 2001, a Director of Quadlogic Controls Corporation until 2001, and a Director of Deotexis, Inc. until mid-2001. Mr. Wright is currently a director of the following companies: Reliance Standard Life Insurance Co. and affiliates (life insurance companies), The Navigators Group Inc. (a property insurance Company), Universal American Financial Corp. (an insurance Company), CDG Technology Inc. (growth stage systems and suppliers to water utilities), GVA Williams Real Estate Co., Inc. (a real estate Company), and U.S. I. Holdings Corporation (a distributor of insurance products).

      Thomas C. Ludlow. Mr. Ludlow became Vice President and Chief Financial Officer of the General Partner in July 2000. From 1998 to 2000, Mr. Ludlow was Chief Financial Officer of Forest Systems, LLC, a Boston based timber investment management Company. From 1995 to 1998, Mr. Ludlow was Director and head of North American Forest Products for Deutsche Morgan Grenfell, an international investment bank. Prior to 1995, Mr. Ludlow worked with various financial institutions.

      Martin Lugus. Mr. Lugus serves as Vice President of Timberland Operations of the General Partner, responsible for all land management and operations on fee lands. Mr. Lugus was employed by Weyerhaeuser for 28 years, during which time he served as Forestry Manager from 1981 to 1991 and Timberlands Manager from 1991 to 1996 and then for the General Partner in his current role.

                                                                      APPENDIX A

October 16, 2002
Special Committee of the Board of Directors
U.S. Timberlands Services Company, L.L.C.
625 Madison Avenue
Suite 10-B
New York, NY 10022

Members of the Special Committee of the Board:

      You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the limited partner interests ("Common Units") of U.S. Timberlands Company, L.P., a Delaware limited partnership (the "Company"), other than U.S. Timberlands Holdings Group, LLC, a Delaware limited liability company ("Holdings"), U.S. Timberlands Acquisition Co., LLC, a Delaware limited liability company wholly owned by Holdings (the "Buyer"), U.S. Timberlands Services Company, L.L.C., a Delaware limited liability company and the general partner of the Company (the "General Partner"), and their affiliates (including Mr. John M. Rudey and certain officers and directors of the General Partner who have formed Holdings and the Buyer), of the consideration to be received by such holders in the Transactions (as defined below) pursuant to the Agreement and Plan of Merger, dated as of October 16, 2002, by and among the Company, Holdings and the Buyer (the "Merger Agreement"). We note that in addition to the Common Units outstanding, of which approximately 19% are owned by affiliates of Holdings and the Buyer, the Company also has outstanding subordinated limited partner interests ("Subordinated Units") that are primarily owned by Mr. Rudey and the other officers and directors of the General Partner (as well as their affiliates) who have formed Holdings and the Buyer. Pursuant to the Company's limited partnership agreement, consummation of the Merger (as defined below) requires the approval of the General Partner and at least a majority of the outstanding Common Units and Subordinated Units, each voting as a separate class.

      The Merger Agreement provides for, among other things, a cash tender offer (the "Offer") by the Buyer to acquire all of the outstanding Common Units, other than Common Units held by Holdings, the Buyer, the General Partner and each affiliate of any of the foregoing (including Mr. Rudey and the other officers and directors of the General Partner who have formed Holdings and the Buyer), at a price of $3.00 per Common Unit, net to the seller in cash (the "Offer Price"), and for a subsequent merger of the Buyer with and into the Company pursuant to which, among other things, each outstanding Common Unit and Subordinated Unit, other than in either case those owned by Holdings, the Buyer, the General Partner or any affiliate of the foregoing, will be converted into the right to receive the Offer Price (the "Merger" and, together with the Offer, the "Transactions"). The terms and conditions of the Transactions are set forth in more detail in the Merger Agreement.

      In connection with rendering our opinion, we have reviewed the financial terms and provisions of the Merger Agreement, and we have also reviewed and analyzed certain publicly available business and financial information relating to the Company for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, projections and analyses prepared by or on behalf of the Company and provided to us for purposes of our analysis. We have also met with management of the Company to review and discuss such information and, among other matters, the Company's business, operations, assets, financial condition and prospects. The management of the Company has also informed us that they believe the assumptions for timber prices underlying the Company's financial forecasts and projections, and comparisons of these against other projections for timber prices set forth by independent industry experts, including Resource Information Systems, Inc.
(RISI) and Clear Vision Associates, are reasonable and may be relied upon by us for purposes of our analysis. We have also compared the Company's timber harvest volume assumptions against the constraints on harvests imposed by the Company's debt obligations.

      We have reviewed and considered certain financial and stock market data relating to the Company, and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Company or one or more of its businesses or assets. We have also reviewed and considered the financial terms of certain recent asset acquisitions of timberlands that we believe, based on discussions with the Company's management, to be reasonably comparable to the assets of the Company. We have also reviewed and considered the publicly available financial terms of certain other acquisitions, including going-private transactions effected by affiliates of the acquired Company, which we believe to be generally relevant. We have also reviewed independent valuation analyses of the Company's timberlands prepared by industry experts including James W. Sewall Company and Wesley Rickard, Inc. (collectively, the "Independent Valuations") that the management of the Company requested that we consider. We have also performed such other financial studies, analyses and investigations and reviewed such other information, including certain indentures with respect to certain indebtedness of certain of the Company's subsidiaries, as we considered appropriate for purposes of this opinion.

      In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all the financial and other information provided to or discussed with us or publicly available, including the financial projections, forecasts, analyses, Independent Valuations and other information provided to us, and we have not assumed any responsibility for independent verification of, and express no opinion as to, any of such information. We also have assumed and relied upon the reasonableness and accuracy of the financial projections, forecasts, analyses, Independent Valuations and other information furnished to us, and we have assumed, with the consent of the Special Committee (as defined below), that such projections, forecasts, analyses, Independent Valuations and other information were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's management (or, in the case of the Independent Valuations, the industry experts that prepared them) as of the date hereof and that management of the Company is unaware of any facts that would make the financial projections, forecasts, analyses, Independent Valuations and other information provided to us incomplete or misleading. We express no opinion with respect to such projections, forecasts, analyses, Independent Valuations and other information, or the assumptions on which they are based. In addition, we have not reviewed any of the books and records of the Company. We were not retained to conduct, nor have we assumed any responsibility for conducting, a physical inspection of the properties or facilities of the Company, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company, and, other than the Independent Valuations, no such independent valuation or appraisal was provided to us. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Finally, we have assumed that the transactions described in the Merger Agreement will be consummated on the terms set forth therein, without material waiver or modification by any party thereto.

      We have been told by Mr. Rudey that he is not prepared to consider offers for or to sell his Common Units or Subordinated Units. Accordingly, in the context of our engagement, we were not authorized to and have not solicited third party indications of interest in acquiring all or any part of the Company or its assets, or investigated any alternative transactions with any third parties which may be available to the Company.

      We are acting as financial advisor to the Special Committee of independent directors of the Board of Directors of the General Partner, which also constitutes and has acted as the Conflicts Committee of the Board of Directors of the General Partner (the "Special Committee"), in connection with the proposed Transactions and have already been paid a fee for our services, including this opinion.

      In the ordinary course of our business, we may actively trade the securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

      Our opinion addresses only the fairness from a financial point of view to the holders of the Common Units, other than Holdings, the Buyer, the General Partner, and each affiliate of the foregoing (including Mr. Rudey and the other officers and directors of the General Partner who have formed Holdings and the Buyer), of the consideration to be received by such holders pursuant to the Offer and the Merger, taken together, and we do not express any views on any other terms of the Offer or the Merger. Specifically, our opinion does not address the Special Committee's underlying business decision to recommend the Transactions. In addition, our opinion does not address the solvency of the Company or any of its affiliates following the Transactions or at any time.

      It is understood that this letter is for the benefit and use of the Special Committee solely in its consideration of the Transactions, and (except as otherwise provided in the engagement letter, dated as of June 7, 2001, between the Special Committee and us) may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. We have been engaged and are acting solely as an advisor to the Special Committee and not as an advisor to or agent of any other person. This opinion does not constitute a recommendation to any unitholder with respect to whether such holder should tender Common Units pursuant to the Offer or as to how such holder should vote or otherwise act with respect to the Merger, and should not be relied upon by any unitholder as to any such matter.

      Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the consideration to be received by the holders of Common Units, other than Holdings, the Buyer, the General Partner, and each affiliate of the foregoing (including Mr. Rudey and the other officers and directors of the General Partner who have formed Holdings and the Buyer), pursuant to the Offer and the Merger, taken together, is fair to such holders from a financial point of view.

                                     Very truly yours,

                                     /s/ Dresdner, Kleinwort & Wasserstein, Inc.

                                                                      APPENDIX B

                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of this 16th day of October, 2002, by and among U.S. Timberlands Holdings Group, LLC, a Delaware limited liability company ("Holdings"), U.S. Timberlands Acquisition Co., LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (the "Buyer"), and U.S. Timberlands Company, L.P., a Delaware limited partnership (the "Company").

                                    RECITALS

      WHEREAS, Holdings (in its capacity as the sole member of the Buyer) and the General Partner (upon the recommendation of the Special Committee) have determined that the merger of the Buyer with and into the Company (the "Merger"), in accordance with Delaware Law and upon the terms and conditions set forth in this Agreement, is advisable and in the best interests of the sole member of the Buyer and the Limited Partners;

      WHEREAS, in furtherance of the Merger, it is proposed that the Buyer will make a cash tender offer to acquire all of the issued and outstanding Common Units (other than Excluded Units) at a price per Common Unit equal to the Offer Price (the "Offer");

      WHEREAS, pursuant to the Merger, each Unit that is not purchased pursuant to the Offer and is issued and outstanding immediately prior to the Effective Time (other than Excluded Units) will be converted into the right to receive the Merger Consideration;

      WHEREAS, consummation of the Merger requires the approval of the General Partner and Unit Majority Approval;

      WHEREAS, a special committee of outside directors of the General Partner (which special committee also constitutes (and has acted as) the Conflicts Committee (the "Special Committee")), consisting solely of persons who are independent with respect to the transactions contemplated hereby, was appointed, and has determined that this Agreement and the transactions contemplated hereby, including the Merger and the Offer, taken together, are fair and reasonable to, and in the best interests of, the Company and the Limited Partners, recommended the approval and adoption of this Agreement and the transactions contemplated hereby (including but not limited to the Offer and the Merger) by the board of directors of the General Partner and recommended that the Limited Partners tender their Units in the Offer and vote in favor of the approval of this Agreement and the Merger, and has been advised by independent counsel in connection with such actions;

      WHEREAS, Holdings, the Buyer and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various terms of, and conditions to, the Offer and the Merger; and

      WHEREAS, certain terms used in this Agreement are defined in Appendix II of this Agreement.

      NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                    THE OFFER

      1.1. THE OFFER.

         1.1.1. General. Provided that this Agreement shall not have been terminated in accordance with Section 9.1, the Buyer shall commence (within the meaning of Rule 14d-2 under the Exchange Act), the Offer as promptly as reasonably practicable after the date hereof, but no later than fifteen (15) Business Days after the date hereof, unless the Company (with the approval of the Special Committee (such approval not to be unreasonably withheld, delayed or conditioned)) otherwise agrees. The Offer shall remain open until the Expiration Date.

            (1) The Offer shall be subject only to: (i) the condition that, as of the Expiration Date, there shall be validly tendered by the Limited Partners in accordance with the terms of the Offer and not withdrawn a number of Common Units that equals, or exceeds, the Minimum Number (the "Minimum Condition") and
(ii) the other conditions set forth in Appendix I attached hereto (together with the Minimum Condition, the "Offer Conditions"). Subject to Section 1.1.1(3), Holdings and the Buyer expressly reserve the right to waive any of the Offer Conditions; provided that, notwithstanding any provision in this Agreement to the contrary, without the express prior written consent of the Company (granted upon the recommendation of the Special Committee), neither Holdings nor the Buyer may waive the Minimum Condition.

            (2) Holdings and the Buyer agree that, upon the Expiration Date, if all of the Offer Conditions have been satisfied or waived, the Buyer shall promptly accept and pay for the Common Units properly tendered and not withdrawn pursuant to the Offer.

            (3) Without the prior written consent of the Company (granted upon the recommendation of the Special Committee), no change may be made by Holdings or the Buyer to the terms of the Offer that (i) changes the Minimum Number, (ii) reduces the Offer Price, (iii) changes the form of payment of the Offer Price,
(iv) decreases the number of Common Units that the Buyer is offering to purchase pursuant to the Offer, (v) imposes conditions to the Offer in addition to the Offer Conditions or modifies the Offer Conditions in a manner adverse to the Limited Partners (except that a waiver of a condition may be made subject to terms or conditions that are no more onerous than the condition being waived) or
(vi) amends any other term of the Offer in a manner adverse to the Limited Partners, other than an extension of the Expiration Date pursuant to Section 1.1.3.

            (4) The Offer Price shall, subject to reduction for applicable withholding of taxes, be net to the seller in cash, payable upon the terms and subject to the conditions of the Offer.

         1.1.2. Securities Law Compliance. On the Commencement Date, the Buyer shall file with the SEC the Schedule TO and the other Offer Documents. The Buyer and Holdings covenant and agree that: (a) the Offer Documents will comply in all material respects as to form and content with the requirements of applicable federal securities laws (including Rule 13e-3 under the Exchange Act); and (b) on the date first filed with the SEC and on the date first disseminated to the Limited Partners, none of the Offer Documents (nor any information supplied by the Buyer or Holdings in writing specifically for inclusion in the Schedule 14D-9 or the Proxy Statement) will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (except to the extent of such information supplied by the Company in writing specifically for inclusion therein). Holdings and the Buyer shall take all steps necessary to cause the Offer Documents to be disseminated to the Limited Partners, as and to the extent required by applicable federal securities laws. Holdings, the

Buyer and the Company agree to promptly correct any information provided by any of them for use in the Offer Documents that shall have become false or misleading in any material respect, and Holdings and the Buyer further agree to take all steps necessary to cause the Schedule TO as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to the Limited Partners, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment upon the Offer Documents and any amendments or supplements thereto, in each case prior to the filing thereof with the SEC or, if applicable, the dissemination thereof to any Limited Partners. Holdings and the Buyer each agree to provide the Company with a written copy of any comments or other communications it or its counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments, consult with the Company and its counsel prior to responding to any such comments and provide the Company and its counsel with a copy of any written responses thereto and notification of any oral responses thereto of Holdings, the Buyer or their counsel.

         1.1.3. Termination of the Offer. The Buyer shall not, without the prior written consent of the Company (granted upon the recommendation of the Special Committee), (i) terminate the Offer, except in accordance with the terms of Appendix I attached hereto or (ii) extend the Expiration Date, other than as provided below. Notwithstanding the foregoing, without the consent of the Company, the Buyer shall have the right to extend the Expiration Date (a) from time to time if at the scheduled Expiration Date, any of the Offering Conditions shall not have been satisfied or waived, until such Offering Conditions are satisfied or waived and (b) for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer, or any period required by law.

      1.2. ACTION BY COMPANY.

         1.2.1. Approval and Recommendation of the General Partner. Subject to the final sentence of this Section 1.2.1, the Company hereby approves of and consents to the making of the Offer and represents that the General Partner, acting pursuant to unanimous consent of its Board of Directors, at a meeting duly called and held on October 16, 2002, and in accordance with the recommendation of the Special Committee, adopted resolutions (i) determining that this Agreement and the transactions contemplated hereby, including the Merger and the Offer, taken together, are fair and reasonable to, and in the best interests of, the Company and the Limited Partners, (ii) approving and adopting this Agreement and the transactions contemplated hereby (including but not limited to the Offer and the Merger), (iii) consenting to the admission of the Buyer as a Limited Partner with respect to any Units purchased in the Offer,
(iv) directing that the Agreement be submitted to a vote of the Limited Partners in accordance with Articles XIII and XIV of the Existing Partnership Agreement and (v) recommending that the Limited Partners tender their Common Units pursuant to the Offer and vote in favor of the approval of this Agreement and the Merger. Unless the Special Committee determines in good faith, after consultation with its outside legal advisors, that continuing to recommend, or failing to withdraw the approval of or the determinations with respect to the fairness and reasonability of, this Agreement and the transactions contemplated hereby could result in a breach of fiduciary duties to the Limited Partners or the Company under applicable law, the Company hereby consents to the inclusion in the Offer Documents of the recommendations and resolutions of the General Partner described in this Section 1.2.1.

         1.2.2. Securities Law Compliance. As soon as practicable on or after the day of the filing of the Offer Documents with the SEC, the Company shall prepare and file with the SEC a Schedule 14D-9, containing, subject to the final sentence of Section 1.2.1, the recommendations and resolutions of the General Partner described in Section 1.2.1 and, to the extent required by applicable law, shall cause it to be disseminated to the

Limited Partners. The Company covenants and agrees that: (a) the Schedule 14D-9 will comply in all material respects as to form and content with the requirements of applicable federal securities laws; and (b) on the date first filed with the SEC and on the date first disseminated to the Limited Partners, the Schedule 14D-9 (and any information supplied by the Company in writing specifically for use in the Schedule TO or the other Offer Documents) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (except to the extent of such information supplied by Holdings or the Buyer in writing specifically for inclusion therein). The Company shall take all steps necessary to cause the Schedule 14D-9 to be disseminated to the Limited Partners, as and to the extent required by applicable federal securities laws. The Company, Holdings and the Buyer agree to correct promptly any information provided by any of them for use in the Schedule 14D-9 that shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the Limited Partners, in each case as and to the extent required by applicable federal securities laws. Holdings, the Buyer and their counsel shall be given a reasonable opportunity to review and comment upon the Schedule 14D-9 and any amendments or supplements thereto, in each case prior to the filing thereof with the SEC or, if applicable, the dissemination thereof to any Limited Partners. The Company agrees to provide the Buyer and Holdings with a written copy of any comments or other communications it or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments, consult with the Buyer, Holdings and their counsel prior to responding to any such comments, and provide the Buyer, Holdings and their counsel with a copy of any written responses thereto and notification of any oral responses thereto of the Company or its counsel.

         1.2.3. Partner List. In connection with the Offer and the Merger, the Company will promptly furnish or cause to be furnished to Holdings and the Buyer mailing labels, security position listings and any available listing, or computer file containing the names and addresses of all Limited Partners as of the most recent practicable date and as of the record date for the Partnership Meeting described in Section 7.2.2, and shall furnish Holdings and the Buyer with such additional information (including, but not limited to, updated lists of Limited Partners with their addresses and lists of security positions) and such other assistance as Holdings, the Buyer or their agents may reasonably request in communicating the Offer to the Limited Partners and soliciting the approval of the Limited Partners described in Section 7.2.2. Subject to the requirements of applicable law and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer, the Merger and the other transactions contemplated by this Agreement, Holdings and the Buyer shall, until consummation of the Offer, hold in confidence the information contained in any of such labels and lists, shall use such information only in connection with the Offer, the Merger and the other transactions contemplated by this Agreement, and, if this Agreement shall be terminated in accordance with the terms hereof, shall deliver to the Company all copies of such information then in their possession or under their control.

                                   ARTICLE II
                                   THE MERGER

      2.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, the Buyer shall be merged with and into the Company at the Effective Time. Upon the Effective Time, the separate existence of Buyer shall cease and the Company shall continue as the surviving entity (the "Surviving Entity").

      2.2. CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 9.1, and subject to the satisfaction or waiver of the conditions set forth in
Article VIII, the Closing will take place at 10:00 a.m. on the Closing Date, at the offices of Swidler Berlin Shereff Friedman, LLP, 405 Lexington Avenue, New York, New York 10174, unless another date, time or place is agreed to in writing by the parties hereto.

      2.3. EFFECTIVE TIME OF THE MERGER. On the Closing Date, the Surviving Entity shall file the Certificate of Merger with the Secretary of State, and the Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State or at such later time as is specified in the Certificate of Merger to which the Buyer and the Company shall have agreed (the time the Merger becomes effective being the "Effective Time").

      2.4. EFFECTS OF THE MERGER. The Merger shall have the effects set forth by Delaware Law, including, without limitation, that, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and the Buyer shall vest in the Surviving Entity, and all debts, liabilities and duties of the Company and the Buyer shall become the debts, liabilities and duties of the Surviving Entity.

      2.5. ORGANIZATIONAL DOCUMENTS.

         2.5.1. As of the Effective Time, the Certificate of Limited Partnership of the Company, as in effect immediately prior to the Effective Time, shall remain the Certificate of Limited Partnership of the Surviving Entity until thereafter changed or amended as provided therein or by applicable law.

         2.5.2. As of the Effective Time, the Existing Partnership Agreement shall remain the Limited Partnership Agreement of the Surviving Entity until thereafter changed or amended as provided therein or by applicable law.

      2.6. GENERAL PARTNER. The General Partner shall continue to be the general partner of the Surviving Entity.

                                  ARTICLE III
                              EFFECT OF THE MERGER

      3.1. EFFECT ON EQUITY INTERESTS. As of the Effective Time, by virtue of the Merger and without any further action on the part of any partner of the Company or member of the Buyer:

         3.1.1. Interest in Buyer. The 100% limited liability company interest of the Buyer held by Holdings shall be converted into 10 Common Units and 10 Subordinated Units of the Surviving Entity, which shall be all of the issued and outstanding Units upon the effectiveness of the Merger, and Holdings shall become the sole limited partner of the Company.

         3.1.2. Conversion of Units. Each issued and outstanding Unit (other than Excluded Units) shall be converted into the right to receive the Merger Consideration, without interest, upon surrender of the certificates formerly representing such Common Units pursuant to Section 3.3, and, except for such right to receive the Merger Consideration, such Common Unit shall be deemed canceled and retired and shall cease to exist.

         3.1.3. Cancellation and Retirement of Excluded Units. Each issued and outstanding Excluded Unit shall be deemed canceled and retired without payment of any consideration therefor and shall cease to exist.

      3.2. THE LONG-TERM INCENTIVE PLAN. As soon as practicable following the date of this Agreement, the Company shall adopt such resolutions or take such other actions (if any) as may be required so that, at the Effective Time, each Option granted under the Long-Term Incentive Plan will automatically be converted into an option to receive, upon exercise thereof in accordance with the terms and provisions thereof (including, without limitation, the payment of the applicable exercise price) and subject to any conditions or restrictions contained therein, an amount in cash equal to the product of (a) the number of Common Units issuable upon the exercise of such Option immediately prior to the Effective Time and (b) the Merger Consideration.

      3.3. EXCHANGE OF CERTIFICATES.

         3.3.1. Exchange. Prior to the purchase of Units pursuant to the Offer, Holdings and the Buyer shall appoint a bank or trust Company approved by the Company (which approval shall not be unreasonably withheld, delayed or conditioned) to act as exchange and paying agent (the "Exchange Agent") for the payment of the Merger Consideration. As of or prior to the Effective Time, Holdings and the Buyer shall deposit with the Exchange Agent, for the benefit of the Limited Partners for exchange in accordance with this Article III, the aggregate Merger Consideration. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each Limited Partner of record immediately prior to the Effective Time: (i) a form letter of transmittal and
(ii) instructions for use in effecting the surrender of such Limited Partner's Certificates in exchange for the Merger Consideration. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, and such Certificate shall forthwith be canceled. The Merger Consideration deposited with the Exchange Agent pursuant hereto shall be invested by the Exchange Agent in Permitted Investments, as directed by Holdings.

         3.3.2. Exchange Procedures.

                  (a) After the Effective Time, there shall be no further transfer on the records of the Surviving Entity (or its transfer agent) of Certificates. If Merger Consideration is to be remitted to a name other than that in which the Certificates surrendered for exchange are registered, it shall be a condition of such exchange that the Certificates so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Surviving Entity (or its transfer agent) any transfer or other taxes required or establish to the satisfaction of the Surviving Entity (or its transfer agent) that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration applicable thereto as contemplated by Section 3.1, and the holder thereof shall cease to have any other rights with respect to the Units represented by such Certificate. The right of any Limited Partner to receive the Merger Consideration shall be subject to reduction to reflect any applicable withholding obligation for taxes.

                  (b) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such Person of a bond in such amount as the Surviving Entity may direct as indemnity against any claim that may be made against it with respect to such Certificate, or the provision of other reasonable assurances requested by the Surviving Entity, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration.

         3.3.3. No Further Ownership Rights in Units Exchanged for Merger Consideration. The Merger Consideration paid upon the surrender or exchange of Certificates in accordance with the terms of this Article III shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Units.

         3.3.4. No Liability. None of Holdings, the Buyer, the Exchange Agent, the Company or the Surviving Entity shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to Holdings and the Buyer as follows:

      4.1. ORGANIZATION, STANDING AND CORPORATE POWER. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.

      4.2. SUBSIDIARIES. The only Subsidiaries of the Company are those listed in Section 4.2 of the Disclosure Schedule. Except as set forth in Section 4.2 of the Disclosure Schedule, all of the outstanding shares of capital stock, membership interests, partnership interests or other equity interests of each such Subsidiary are owned (of record and beneficially) by the Company and/or one or more wholly-owned Subsidiaries, free and clear of all Liens. Except for the ownership interests set forth in Section 4.2 of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock, membership interest or other equity interest in any Person.

      4.3. CAPITALIZATION. As of the date hereof: (i) 9,648,017 Common Units are issued and outstanding; (ii) 3,211,590 Subordinated Units are issued and outstanding; (iii) there are no Treasury Units; (iv) 684,007 Common Units are reserved for issuance pursuant to the exercise of Options granted under the Long-Term Incentive Plan; (v) there are no Common Units reserved for issuance pursuant to the vesting of Phantom Units granted under the Long-Term Incentive Plan; and (vi) the General Partner is the sole general partner of the Company. Except as set forth above, no Common Units or Subordinated Units are issued, reserved for issuance or outstanding. All outstanding Common Units and Subordinated Units are duly authorized, validly issued, fully paid and nonassessable. Except as set forth above, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which Limited Partners may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Subsidiary is a party or by which it is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional Common Units, Subordinated Units or other equity or voting securities of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company, or its Subsidiaries, to repurchase, redeem or otherwise acquire Common Units or Subordinated Units. Section 4.3 of the Disclosure Schedule, lists, for each issued and outstanding Option under the Long-Term Incentive Plan, (a) the person to whom such Option was granted, (b) the number of Common Units issuable upon the exercise of such Option, (c) the exercise price of such Option and (d) the expiration date of such Option. There are no accrued and unpaid distributions with respect to any Common Units or Subordinated Units. To the Knowledge of the Company, there are no irrevocable proxies with respect to any Common Units or Subordinated Units.

      4.4. AUTHORITY; NONCONTRAVENTION. The Company has the requisite partnership power and authority to enter into this Agreement and, subject to Unit Majority Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by the General Partner, which constitutes all necessary action on the part of the Company, subject, in the case of the Merger, to Unit Majority Approval. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles (the "Enforceability Exception"). No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to the Company, or any of its Subsidiaries, in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification and report form by the Company under the HSR Act; (ii) the filing with the SEC of the Proxy Statement, the
Schedule 14D-9 and such other forms and reports under the Securities Act and the Exchange Act as may be required in connection with the Offer, the Merger, this Agreement and the transactions contemplated hereby; (iii) the filing of the Certificate of Merger with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as would not reasonably be expected to result in a Material Adverse Effect on the Company.

      4.5. BROKERS. The Special Committee has not caused the Company to incur any liability or obligation to pay any fees or commissions to any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

      4.6. OPINION OF FINANCIAL ADVISOR. The Special Committee has received the opinion of Dresdner Kleinwort Wasserstein, dated October 10, 2002, that, as of such date, the consideration to be received by the Limited Partners pursuant to the Offer and the Merger, taken together, is fair to the Limited Partners from a financial point of view.

      4.7. REQUIRED COMPANY VOTE. The approval of the General Partner (which, as set forth in Section 1.2.1, was granted at a meeting duly called on October 16,
2002) and the Unit Majority Approval, are the only votes of the Company's partners necessary to approve this Agreement, the Offer, the Merger and the other transactions contemplated hereby.

                                   ARTICLE V
            REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND THE BUYER

      Holdings and the Buyer hereby jointly and severally represent and warrant to the Company as follows:

      5.1. ORGANIZATION. Holdings and the Buyer are each duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Holdings and the Buyer is an Affiliate of the General Partner.

      5.2. AUTHORITY; NONCONTRAVENTION. Holdings and the Buyer each have the requisite limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Holdings and the Buyer, and the consummation by the Buyer of the transactions contemplated hereby, have been duly authorized by all necessary limited liability company action on the part of Holdings and the Buyer. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Holdings and the Buyer, enforceable against each of them in accordance with its terms, subject to the Enforceability Exception. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Holdings or the Buyer in connection with the execution and delivery of this Agreement by Holdings or the Buyer or the consummation by Holdings or the Buyer of any of the transactions contemplated by this Agreement, except for (i) the filing of a pre-merger notification and report form under the HSR Act; (ii) the filing with the SEC of the Schedule TO, the other Offer Documents and such other forms reports under the Securities Act and the Exchange Act as may be required in connection with the Offer, the Merger, this Agreement and the transactions contemplated hereby; (iii) the filing of the Certificate of Merger with the Secretary of State; and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as would not prevent or materially delay the ability of Holdings and/or the Buyer to consummate the transactions contemplated by this Agreement.

      5.3. BROKERS. Neither Holdings nor the Buyer has any liability or obligation to pay any fees or commissions to any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

      5.4. FINANCING. Holdings and the Buyer have previously delivered to the Special Committee a fully executed letter from MBIA confirming that it will arrange and provide credit support for the financing necessary to consummate the transactions contemplated by this Agreement and to pay all related fees and expenses, and describing the terms and conditions upon which it will arrange and provide credit support for such financing (the "Financing Letter"). The Financing Letter is in full force and effect on the date hereof, and has not been amended or modified. There are no facts or circumstances known to Holdings or the Buyer that could reasonably be expected to prevent (i) the conditions described in the Financing Letter from being satisfied or (ii) Holdings and the Buyer from receiving financing pursuant to the terms of the Financing Letter. The aggregate proceeds of the financing contemplated by the Financing Letter are sufficient to pay the aggregate Offer Price and Merger Consideration and to pay all fees and expenses related to the transactions contemplated by this Agreement.

      5.5. OPERATIONS OF THE BUYER. Since the date of its organization, the Buyer has not engaged in any activities other than in connection with or as contemplated by this Agreement or in connection with arranging for the financing required to consummate the transactions contemplated hereby.

                                   ARTICLE VI
            COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

      6.1. CONDUCT OF BUSINESS OF COMPANY. During the period from the date of this Agreement to the Effective Time (except as otherwise specifically required by the terms of this Agreement), or the earlier termination of this Agreement, the Company shall, and shall cause its Subsidiaries to, act and carry on its business in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, except as otherwise contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, or the earlier termination of this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Holdings and the Buyer, which consent shall not be unreasonably withheld, delayed or conditioned:

         6.1.1. declare, set aside or make any distributions in respect of any equity interest in the Company or any Subsidiary, except for (a) distributions required under the Company's Limited Partnership Agreement and (b) distributions by a Subsidiary of the Company to the Company or a wholly-owned Subsidiary in accordance with applicable law;

         6.1.2. split, combine or reclassify any Common Units, Subordinated Units or other equity interest in the Company or any Subsidiary, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Common Units, Subordinated Units or other equity interest in the Company or any Subsidiary;

         6.1.3. purchase, redeem or otherwise acquire any Common Units, Subordinated Units or other equity interest in the Company or any Subsidiary or any rights, warrants or options to acquire any such interests or other securities outstanding on the date of this Agreement;

         6.1.4. authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any of its Common Units, Subordinated Units or any other equity interest in the Company or any Subsidiary, or any rights, warrants or options to acquire, any such equity interests;

         6.1.5.   amend  its   certificate  of  limited   partnership,   limited
partnership agreement or other organizational documents;

         6.1.6. acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization which would be material to the Company and its Subsidiaries as a whole;

         6.1.7. incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person in an amount in excess of $10 million, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, or its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings under current credit facilities and for lease obligations, in each case incurred in the ordinary course of business consistent with past practice;

         6.1.8. make any loans, advances or capital contributions to, or investments in, any other Person, other than to the Company or any wholly-owned Subsidiary of the Company;

         6.1.9. adopt resolutions providing for or authorizing a liquidation or a dissolution; or

         6.1.10. authorize any of, or commit or agree to take any of, the foregoing actions.

                                  ARTICLE VII
                              ADDITIONAL AGREEMENTS

      7.1. NOTIFICATION OF RESULTS. Following the Expiration Date, Holdings and the Buyer will promptly advise the Company as to the number of Common Units that have been tendered, and not withdrawn, pursuant to the Offer. At such time, subject to satisfaction or waiver of the Minimum Condition and the other Offer Conditions, the Buyer will accept and promptly pay for all validly tendered Common Units.

      7.2. PARTNERSHIP MEETING.

         7.2.1. As soon as practicable after the consummation of the Offer, the Company shall prepare and file with the SEC a preliminary Proxy Statement, respond promptly to any comments made by the SEC with respect to such preliminary filing and file with the SEC a definitive Proxy Statement and, to the extent required by applicable law, shall cause such definitive Proxy Statement to be disseminated to the Limited Partners. The Company covenants and agrees that: (a) the Proxy Statement will comply in all material respects as to form and content with the requirements of applicable federal securities laws; and

(b) on the date first filed with the SEC and on the date first disseminated to the Limited Partners, the Proxy Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (except to the extent of such information supplied by Holdings or the Buyer in writing specifically for inclusion therein). The Company, Holdings and the Buyer agree to correct promptly any information provided by any of them for use in the Proxy Statement that shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC and disseminated to the Limited Partners, in each case as and to the extent required by applicable federal securities laws. Holdings, the Buyer and their counsel shall be given a reasonable opportunity to review and comment upon the preliminary Proxy Statement, the definitive Proxy Statement, and any amendments or supplements thereto, in each case prior to the filing thereof with the SEC or, if applicable, the dissemination thereof to any Limited Partners. The Company agrees to provide the Buyer and Holdings with a written copy of any comments or other communications it or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after receipt of such comments, consult with the Buyer, Holdings and their counsel prior to responding to any such comments, and provide the Buyer, Holdings and their counsel with a copy of any written responses thereto and notification of any oral responses thereto of the Company or its counsel.

         7.2.2. As promptly as practicable following the SEC's review of the Proxy Statement, the General Partner shall duly call, give notice of, convene and hold a Partnership Meeting for the purpose of approving the Merger, this Agreement and the transactions contemplated hereby. Unless the Special Committee determines in good faith, after consultation with its outside legal advisors, that doing so could result in a breach of fiduciary duties to the Limited Partners or the Company under applicable law, the Company will, through its General Partner and as set forth in Section 1.2.1 of this Agreement, submit each of the foregoing matters to a vote of the Limited Partners and recommend their approval of such matters, and (unless an information statement has been filed) seek to obtain all votes and approvals thereof by the Limited Partners. Subject to the foregoing, such recommendation, together with a copy of the fairness opinion referred to in Section 4.7, shall be included in the Proxy Statement. At the Partnership Meeting, Holdings and the Buyer shall cause all Units then owned by them or any of their Affiliates to be voted in favor of the approval of the Merger and this Agreement and in favor of any other resolution necessary to approve the transactions contemplated by this Agreement.

      7.3. ADDITIONAL UNDERTAKINGS.

         7.3.1. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other transactions contemplated by this Agreement. Holdings, the Buyer and the Company will use all commercially reasonable efforts and cooperate with one another in promptly: (i) determining whether any filings are required to be made or consents, approvals, waivers, licenses, permits or authorizations are required to be obtained (or, which if not obtained, would result in a breach or violation, or an event of default, termination or acceleration of any agreement or any "put" or "call" right under any agreement) under any applicable law or regulation or from any Governmental Entity or third party in connection with the Offer, the Merger and the other transactions contemplated by this Agreement; and (ii) making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such consents, approvals, permits or authorizations.

         7.3.2. At the request of the Buyer, the Company shall make, subject to the condition that the transactions contemplated herein actually occur, any undertakings (including undertakings to make divestitures, provided, in any case, that such divestitures need not themselves be effective or made until after the transactions contemplated hereby actually occur) required in order to comply with the antitrust requirements or laws of any Governmental Entity, including the HSR Act, in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, or any other covenant contained herein, in connection with the receipt of any necessary approvals under the HSR Act, neither Holdings nor the Buyer, nor any Affiliate thereof (other than, pursuant to the preceding sentence, the Company) shall be required to divest or hold separate or otherwise take or commit to take any action that materially limits the ownership or operation by the Company, Holdings or any of their respective Subsidiaries of a material portion of the business or assets of the Company, Holdings and their Subsidiaries, taken as a whole, or compels the Company or Holdings or any of their respective Subsidiaries to dispose of or hold separate a material portion of the business or assets of the Company, Holdings and their Subsidiaries, taken as a whole.

      7.4. INDEMNIFICATION.

         7.4.1. From the Effective Time through the sixth anniversary of the Effective Time, the Surviving Entity shall indemnify and hold harmless each Person who is now, or has been at any time prior to the date hereof, or becomes prior to the Effective Time, a director, officer, employee or agent of the Company or any of its Subsidiaries (the "Covered Parties"), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements (collectively, "Costs"), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Covered Party is or was an officer, director, employee or agent of the Company or any of its Subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law, to the extent such Costs have not been paid for by insurance. Each Covered Party will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from the Surviving Entity within thirty days of receipt by the Surviving Entity from the Covered Person of a request therefor, along with appropriate supporting documentation; provided that any Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification.

         7.4.2. The limited partnership agreement of the Surviving Entity shall contain provisions no less favorable than those contained in the Existing Partnership Agreement with respect to indemnification, advancement of expenses and exculpation of present or former directors, officers, employees and agents of the Company and its Subsidiaries in connection with matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement).

         7.4.3. Subject to the next sentence, the Surviving Entity shall, at no expense to the beneficiaries, maintain in effect for six years from the Effective Time the current directors' and officers' liability insurance policies maintained by the Company with respect to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), so long as the annual premium therefor would not be in excess of 350% of the last annual premium paid prior to the date of this Agreement (such 350%, the "Maximum Premium"). If the Company's existing insurance expires, or is terminated or canceled, during such six-year period (or the annual premium therefor would exceed the Maximum Premium) the Surviving Entity shall use commercially reasonable efforts to obtain, for the remainder of such period, replacement directors' and officers' liability insurance with the most advantageous limits, deductibles and other terms and conditions available for an annualized premium not in excess of the Maximum Premium (as determined by the Surviving Entity in its reasonable discretion).

         7.4.4. Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) of the type described in Section 7.4.1 is made against any Covered Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 7.4 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

         7.4.5. The covenants contained in this Section 7.4 are intended to be for the benefit of, and shall be enforceable by, each of the Covered Parties and their respective heirs and representatives, and shall not be deemed exclusive of any other rights to which a Covered Party is entitled, whether pursuant to law, contract or otherwise.

         7.4.6. In the event that the Surviving Entity (i) consolidates with or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, proper provision shall be made so that the successors and assigns of the Surviving Entity shall succeed to the obligations set forth in this Section 7.4.

      7.5. PUBLIC ANNOUNCEMENTS. Neither Holdings nor the Buyer, on the one hand, nor the Company, on the other hand, will issue any press release or public statement with respect to the transactions contemplated by this Agreement, including the Offer and the Merger, without the other party's prior consent, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with, or rule of, any applicable stock exchange, and in any event, to the extent practicable, Holdings, the Buyer and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to such transactions. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

      7.6. TRANSACTION PROPOSALS.

         7.6.1. From and after the date hereof until the termination of this Agreement, neither the Company, the General Partner, the Company's Subsidiaries, nor any of their respective officers, directors, employees, representatives, agents or Affiliates (including, without limitation, any investment banker, attorney or accountant retained by any of them) (collectively, "Responsible Parties") shall, directly or indirectly: (i) initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing information) the making of any proposal or offer that constitutes, a Transaction Proposal;
(ii) enter into, maintain or continue discussions or negotiate with any Person in furtherance of, or in order to encourage, a Transaction Proposal; (iii) agree to, approve, recommend, or endorse a Transaction Proposal; or (iv) disclose any non-public information relating to the Company or any Subsidiary of the Company or afford access to the properties, books or records of the Company or any Subsidiary of the Company to any Person that has made or may reasonably be expected to make a Transaction Proposal or that has advised the Company that it is or may be interested in making a Transaction Proposal. Notwithstanding the foregoing, nothing contained in this Agreement shall prohibit the Special Committee on behalf of the General Partner from making to the Limited Partners any recommendation and related filing with the SEC as required by Rules 14e-2 and 14d-9 under the Exchange Act, with respect to any tender offer. Notwithstanding anything herein to the contrary, at any time during the Company Applicable Period, the Special Committee and the Company may, in response to a proposal or offer that constitutes a Transaction Proposal which the Special Committee determines in good faith, after consultation with the Special Committee's outside legal and financial advisors, could reasonably be expected to result in a Company Superior Proposal, (x) furnish information with respect to the Company and its Subsidiaries to any Person making such a Transaction Proposal and (y) participate in discussions or negotiations regarding such Transaction Proposal.

         7.6.2. Prior to the withdrawal or modification of any of the recommendations and resolutions of the General Partner set forth in Section
1.2.1 pursuant to Section 7.6.1, the Company shall provide Holdings and the Buyer with a written notice advising them that the Special Committee has received a Transaction Proposal, specifying the material terms and conditions of such Transaction Proposal and identifying the Person making such Transaction Proposal.

      7.7. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Holdings and the Buyer, and Holdings and the Buyer shall give prompt notice to the Company of: (i) the occurrence or non-occurrence of any event that causes or could reasonably be expected to cause (a) any representation or warranty made by it pursuant to this Agreement to be untrue or inaccurate in any material respect or (b) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied by it in any material respect; and (ii) any material failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      7.8. STATE TAKEOVER LAWS. If any "fair price" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the Offer, the Merger or any of the other transactions contemplated by this Agreement, the General Partner and the sole member of the Buyer shall use all commercially reasonable efforts to grant such approvals and to take such other actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise use all commercially reasonable efforts to eliminate the effects of any such statute or regulation on the transactions contemplated hereby.

      7.9. CONSUMMATION OF FINANCING. Each of Holdings and the Buyer will use commercially reasonable efforts to obtain the financing required for the consummation of the Offer and the Merger pursuant to the Financing Letter, and, to the extent that all or any portion of such financing becomes unavailable, to arrange for alternative financing for the Offer and the Merger (to the extent available on commercially reasonable terms).

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

      8.1. CONDITIONS TO EACH PARTY'S OBLIGATION. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver of the following conditions:

         8.1.1. Unit Majority Approval. Unit Majority Approval of this Agreement, the Merger and transactions contemplated hereby shall have been obtained, provided that neither Holdings nor the Buyer may assert this condition unless Holdings, the Buyer and their Affiliates shall vote all Common Units or Subordinated Units held by any of them in favor of such matters.

         8.1.2. HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

         8.1.3. No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity or other legal restraint or prohibition shall be in effect preventing or prohibiting the acceptance for payment of, or payment for, Common Units pursuant to the Offer, or the consummation of the Merger; provided, however, that the parties hereto shall use all commercially reasonable efforts to have any such injunction, order, restraint or prohibition vacated.

         8.1.4.   Statutes;   Consents.  No  statute,  rule,  order,  decree  or
regulation shall have been enacted or promulgated by any Governmental Entity of competent jurisdiction that prohibits the consummation of the Merger.

         8.1.5. Offer. The Buyer shall have purchased Common Units pursuant to the Offer; provided, however, neither Holdings nor the Buyer may assert this condition if the Buyer shall have failed, in violation of the terms of this Agreement or the Offer, to purchase the Common Units so tendered and not withdrawn.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

      9.1. TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the Limited Partners:

         9.1.1. by mutual written consent of Holdings, the Buyer and the Company;

         9.1.2. by either Holdings and the Buyer, on one hand, or the Company, on the other hand, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting, or if there shall be in effect any other legal restraint or prohibition preventing or prohibiting, the acceptance for payment of, or payment for, Common Units pursuant to the Offer or the consummation of the Merger, and such order, decree, ruling or other action shall have become final and nonappealable (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time of the Merger);

         9.1.3. by the Company, if the Buyer shall not have (i) commenced the Offer on or before November 25, 2002 or (ii) accepted for payment any Common Units pursuant to the Offer (other than due to the failure of the Company to perform its obligations under this Agreement) by January 31, 2003, or, if any necessary approvals required under the HSR Act shall not have been obtained on such date, by such date ten Business Days after receipt of all necessary approvals under the HSR Act;

         9.1.4. by Holdings and the Buyer, in the event of a material breach or failure to perform in any material respect by the Company of any covenant or other agreement contained in this Agreement or in the event of a breach of any representation or warranty of the Company that could reasonably be expected to have a Material Adverse Effect or to materially adversely affect the ability of the parties to consummate the transactions contemplated hereby, in each case which cannot be or has not been cured within 10 days after the giving of written notice to the Company;

         9.1.5. by the Company, prior to the Buyer's purchase of any Common Units pursuant to the Offer, in the event of a material breach or failure to perform in any material respect by Holdings or the Buyer of any covenant or other agreement contained in this Agreement or in the event of a breach of any representation or warranty of Holdings or the Buyer that could reasonably be expected to materially adversely affect the ability of the parties to consummate the transactions contemplated hereby, in each case which cannot be or has not been cured within 10 days after the giving of written notice to Holdings and the Buyer;

         9.1.6. by Holdings and the Buyer, if the Buyer shall not have accepted for payment any Common Units pursuant to the Offer (other than due to the failure of Holdings or the Buyer to perform their respective obligations under this Agreement) by November 25, 2002;

         9.1.7. by the Company in response to a Company Superior Proposal, but only at a time that is during the Company Applicable Period and is after the fifth Business Day following the Buyer's receipt of written notice advising the Buyer that the Special Committee is prepared to accept a Company Superior Proposal, specifying the material terms and conditions of such Company Superior Proposal and identifying the Person making such Company Superior Proposal; or

         9.1.8. by Holdings and the Buyer, if the Special Committee shall, pursuant to the last sentence of Section 1.2.1, withdraw or modify, or resolve to withdraw or modify, any of the recommendations and resolutions set forth in
Section 1.2.1.

      9.2. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, without any continuing obligation on the part of Holdings, the Buyer or the Company, other than the provisions of Article X.

      9.3. AMENDMENT. Except as required by law, this Agreement may be amended by the Company, Holdings and the Buyer at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      9.4. EXTENSION; WAIVER. Subject to the terms of this Agreement to the extent that they expressly restrict the following, at any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) subject to the provisions of Section 9.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

      9.5. SPECIAL COMMITTEE. During the period from the date of this Agreement to the Effective Time, or the earlier termination of this Agreement, the approval of the Special Committee shall be required to authorize any termination of this Agreement by the Company, any amendment or modification of this Agreement requiring action by the Company or the General Partner, any consent of the Company or the General Partner under the terms of this Agreement, any extension of time for performance of any obligation or action hereunder by Holdings or the Buyer and any waiver of compliance with any of the agreements or conditions contained herein for the benefit of the Company, the General Partner or the Limited Partners or other action by the Company or the General Partner hereunder which could adversely affect the Limited Partners.

                                   ARTICLE X
                               GENERAL PROVISIONS

      10.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         10.1.1. None of the representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time and all such representations and warranties will be extinguished on consummation of the Merger; and neither the Company, the General

Partner, the Limited Partners, Holdings, the Buyer or any of their respective officers, directors, managers, employee, members, Affiliates or representatives shall be under any liability whatsoever with respect to any such representation or warranty after such time. This Section 10.1 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

         10.1.2. Each of the parties is a sophisticated legal entity that was advised by knowledgeable counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. Accordingly, each of the parties hereby acknowledges that (i) no party has relied or will rely upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than this Agreement, the Disclosure Schedule or any certificates delivered at the Effective Time pursuant to this Agreement; and
(ii) there are no representations or warranties by or on behalf of any party hereto or any of its respective Affiliates or representatives other than those expressly set forth in this Agreement, the Disclosure Schedule or in any certificates delivered at the Effective Time pursuant to this Agreement

      10.2. FEES AND EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

      10.3.  NOTICES.  All  notices,   requests,   claims,   demands  and  other
communications under this Agreement shall be in writing and shall be deemed given on the day of delivery or transmission, if delivered personally or transmitted by facsimile, and on the business day after delivery to an overnight courier service, if delivered by overnight courier, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               if to Holdings or the Buyer, to:

               U.S. Timberlands   Holdings  Group,  LLC
               U.S. Timberlands Acquisition  Co., LLC
               625 Madison  Avenue
               Suite 10-b
               New York, New York 10022
               Attn: John M. Rudey
               Fax: (212) 758-4009

               with a copy to:

               Swidler Berlin Shereff Friedman, LLP
               405 Lexington Avenue
               New York, New York 10174
               Attn: Martin Nussbaum, Esq.
               Fax: (212) 891-9598

               if to the Company or the Special Committee, to:

               U.S. Timberlands  Company,  L.P.
               c/o U.S. Timberlands Services Company, L.L.C.
               625 Madison Avenue
               Suite 10-b
               New York, New York 10022
               Attn: Special Committee of the Board of Directors
               Fax: (212) 758-4009
               with a copy to:

               Alan B. Abramson
               and
               William W. Wyman
               c/o Richards, Layton & Finger
               One Rodney Square
               Wilmington, Delaware 19899
               Attn: Jesse Finkelstein, Esq.
               Fax: (302) 651-7701

      10.4. INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

      10.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      10.6. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement, other than Section 7.4, is not intended to confer upon any Person other than the parties hereto any rights or remedies.

      10.7. GOVERNING LAW. This agreement shall be governed by, and construed in accordance with, the internal laws of the state of Delaware, without regard to conflicts of law principles. The parties hereto agree that any appropriate state or federal court located in the state of Delaware shall have jurisdiction over any case or controversy arising hereunder or in connection herewith and shall be the proper and exclusive forum in which to adjudicate such case or controversy. Each party hereto agrees to be subject to such jurisdiction and venue.

      10.8. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      10.9. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

      IN WITNESS WHEREOF, Holdings, the Buyer and the Company have caused this Agreement to be signed as of the date first written above.

                                U.S. TIMBERLANDS HOLDINGS GROUP, LLC

                                By:  /s/ JOHN M. RUDEY
                                     --------------------------------
                                     Name:  John M. Rudey
                                     Title: President

                                U.S. TIMBERLANDS ACQUISITION CO., LLC

                                By:  /s/ JOHN M. RUDEY
                                     --------------------------------
                                     Name:  John M. Rudey
                                     Title: President

                                U.S. TIMBERLANDS COMPANY, L.P.

                                By: U.S. Timberlands Services Company, L.L.C., its general partner

                                     By:  /s/ THOMAS C. LUDLOW
                                          --------------------------
                                          Name: Thomas C. Ludlow
                                          Title: Chief Financial Officer

                                   APPENDIX I

                             CONDITIONS OF THE OFFER

      Notwithstanding any other provision of the Offer or this Agreement, and subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) relating to the Buyer's obligation to pay for or return tendered Common Units after termination of the Offer, Holdings and the Buyer shall not be required to accept for payment or pay for any Common Units tendered pursuant to the Offer and may delay acceptance for payment or may terminate the Offer if (other than as a result of a breach by Holdings or the Buyer of their respective obligations under this Agreement):

         (1) as of the Expiration Date, less than the Minimum Number of Common Units have been tendered pursuant to the Offer and not withdrawn;

         (2) any applicable waiting period under the HSR Act has not expired or terminated;

         (3) at any time after the date of this Agreement, and before acceptance for payment of any Common Units, any of the following events shall occur and be continuing:

            (a) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, promulgated or deemed applicable to the Offer or the Merger pursuant to authoritative interpretation by or on behalf of a Governmental Entity that (A) prohibits the acquisition by the Buyer of any the Common Units under the Offer, or restrains or prohibits the making or consummation of the Offer or the Merger, (B) prohibits or materially limits the ownership or operation by the Company, Holdings or any of their respective Subsidiaries of a material portion of the business or assets of the Company, Holdings and their Subsidiaries, taken as a whole, or compels the Company or Holdings or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of such Person, in each case as a result of the Offer or the Merger, (C) imposes material limitations on the ability of Holdings or the Buyer to acquire or hold, or exercise full rights of ownership of, any Common Units to be accepted for payment pursuant to the Offer including, without limitation, the right to vote such Common Units on all matters properly presented to the limited partners of the Company or (D) prohibits Holdings or any of its Subsidiaries from effectively controlling in any material respect any material portion of the business or operations of the Company, Holdings, or their Subsidiaries, taken as a whole;

            (b) there shall be any outstanding litigation with any third party relating to the Offer, the Merger, this Agreement or the transactions contemplated hereby which has not been finally dismissed or settled to the satisfaction of Holdings and the Buyer in their sole discretion, and which is reasonably likely to have a Material Adverse Effect or a material adverse impact on the ability of Holdings and Buyer to consummate the Offer or the Merger;

            (c) any of the representations and warranties of the Company contained in the Agreement shall not be true and correct in all material respects at and as of the date of consummation of the Offer (except to the extent such representations and warranties speak to an earlier date), as if made at and as of the date of consummation of the Offer, in each case except as contemplated or permitted by this Agreement;

            (d) the Company shall have failed to perform in all material respects the obligations required to be performed by it under the Agreement at or prior to the date of expiration of the Offer, including but not limited to its obligations pursuant to Section 7.6 hereof, except for such failures to perform as have not had or would not, individually or in the aggregate, have a Material Adverse Effect or materially adversely affect the ability of the parties to consummate the transactions contemplated hereby;

            (e) the Agreement shall have been terminated in accordance with its terms;

            (f) a material adverse change shall have occurred in the financial condition, properties, business or results of operations of the Company and its Subsidiaries taken as a whole; or

         (4) The Buyer shall not have received the financing proceeds contemplated by the Financing Letter or otherwise obtained the funds necessary to consummate the Offer and the Merger on terms satisfactory to Holdings and the Buyer; provided, that Holdings and the Buyer shall have complied with the provisions of Section 7.9.

      The foregoing conditions (other than the Minimum Condition) are for the sole benefit of Holdings and the Buyer and, subject to the Merger Agreement, may be waived by Holdings or the Buyer, in whole or in part at any time and from time to time in the sole discretion of Holdings or the Buyer; provided that, without the express prior written consent of the Company, neither Holdings nor the Buyer may waive the Minimum Condition.

                                   APPENDIX II

                                   DEFINITIONS

      "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; provided that a natural person shall not be considered to be an Affiliate of an entity solely as a result of such natural person's position as an officer, director, manager or other similar representative of such entity.

      "Agreement" shall have the meaning assigned to such term in the Preamble hereto.

      "Business Day" means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight New York City time. In computing any time period under Section 14(d)(5) or Section 14(d)(6) of the Exchange Act or under Regulation 14D or Regulation 14E, the date of the event which begins the running of such time period shall be included except that if such event occurs on other than a Business Day such period shall begin to run on and shall include the first Business Day thereafter.

      "Buyer" shall have the meaning assigned to such term in the Preamble.

      "Certificate" means a certificate representing outstanding Units held by a Limited Partner immediately prior to the Effective Time.

      "Certificate of Merger" means a certificate of merger executed in accordance with Delaware Law.

      "Closing" means the consummation of the Merger.

      "Closing Date" means the second business day after satisfaction or waiver of the conditions set forth in Article VIII.

      "Commencement Date" means the date that the Offer is commenced pursuant to
Section 1.1.1.

      "Common Units" means the limited partner interests in the Company designated as "Common Units" in the Existing Partnership Agreement.

      "Company" shall have the meaning assigned to such term in the Preamble.

      "Company Applicable Period" means the period commencing on the date hereof and ending at such time as the Buyer pays for all validly tendered Common Units in the Offer.

      "Company Superior Proposal" means a Transaction Proposal that includes terms that the Special Committee determines in good faith, after consultation with its outside legal and financial advisors, to be more favorable to the Limited Partners than the Offer and the Merger.

      "Conflicts Committee" shall have the meaning assigned to such term in the Existing Partnership Agreement.

      "Costs" shall have the meaning assigned to such term in Section 7.4.1.

      "Covered Parties" shall have the meaning assigned to such term in Section 7.4.1.

      "Delaware Law" means the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act.

      "Disclosure Schedule" means the disclosure schedule attached to this Agreement, which contains exceptions to the representations and warranties of the Company set forth in Article IV.

      "Effective Time" shall have the meaning assigned to such term in Section 2.3.

      "Enforceability Exception" shall have the meaning assigned to such term in
Section 4.4.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Agent" shall have the meaning assigned to such term in Section 3.3.1.

      "Excluded Units" means any Units owned by Holdings, the Buyer, the General Partner or any Affiliates of any of the foregoing.

      "Existing Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Company, dated as of November 19, 1997.

      "Expiration Date" means the 20th Business Day after the Commencement Date, subject to extension pursuant to Section 1.1.3.

      "Financing Letter" shall have the meaning assigned to such term in Section 5.4.

      "General  Partner"  means  the  general  partner  of  the  Company,   U.S.
Timberlands Services Company, L.L.C., a Delaware limited liability company.

      "Governmental Entity" means any Federal, state or local government administrative agency, commission or other governmental authority or agency, including any securities exchange or similar quasi-regulatory body.

      "Holdings" shall have the meaning assigned to such term in the Preamble.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Knowledge of the Company" means the knowledge, after due inquiry, of the Board of Directors of the General Partner.

      "Lien" means any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever.

      "Limited Partners" means any and all holders of the Units; provided, that the term does not include Holdings, the Buyer, the General Partner or any Affiliates of any of the foregoing.

      "Long-Term Incentive Plan" means the 1997 Long-Term Incentive Plan established by the General Partner in which certain employees and directors of the General Partner and its Affiliates are issued Options and/or Phantom Units.

      "Material Adverse Effect" means, when used in connection with Company, any effect that either individually or in the aggregate with all other such effects is materially adverse to the business, financial condition, or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that a "Material Adverse Effect" with respect to the Company or any of its Subsidiaries shall not include (i) any adverse change, effect or circumstance arising out of or resulting from actions contemplated by the parties in connection with this Agreement or that is attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement (including, without limitation, a loss of customers or employees), (ii) changes, effects and circumstances that are the result of factors generally affecting the industry or specific markets in which the Company and its Subsidiaries compete, or that are the result of factors affecting the Company's customers or the industries or markets in which the Company's customers operate (other than any such change having a materially disproportionate effect on the Company relative to other industry participants),
(iii) any change, effect or circumstance resulting from changes in general economic, regulatory or political conditions, conditions in the United States or worldwide capital markets, any act of terrorism, or any outbreak of hostilities or war (other than any such condition having a materially disproportionate effect on the Company relative to other industry participants), (iv) any change in the trading price or trading volume of the Company's securities (but not any change, effect or circumstance underlying such change in trading price or trading volume to the extent such change, effect or circumstance would otherwise constitute a Material Adverse Effect on the Company), (v) any failure by the Company to meet any published revenue or earnings projections of a third party (but not any change, effect or circumstance underlying such failure to the extent such change, effect or circumstance would otherwise constitute a Material Adverse Effect on the Company), or (vi) changes, effects or circumstances resulting from any change in U.S. generally accepted accounting principles or interpretations thereof.

      "Maximum Premium" shall have the meaning assigned to such term in Section 7.4.3.

      "MBIA" means MBIA Insurance Corporation, a New York stock insurance corporation.

      "Merger" shall have the meaning assigned to such term in the Recitals.

      "Merger Consideration" means an amount of cash per Unit equal to the Offer Price.

      "Minimum  Condition"  shall  have the  meaning  assigned  to such  term in
Section 1.1.1 (1).

      "Minimum Number" means 3,235,776, it being understood that such number is intended to represent the number of Common Units that, when added to the Common Units currently held by Holdings and its Affiliates, would exceed fifty percent (50%) of the aggregate outstanding Common Units.

      "Offer" shall have the meaning assigned to such term in the Recitals.

      "Offer Conditions" shall have the meaning assigned to such term in Section 1.1.1(1).

      "Offer Documents" means (i) the Schedule TO and (ii) the offer to purchase, form of letter of transmittal, summary advertisement and any other related documents required to be filed as exhibits to the Schedule TO.

      "Offer Price" means $3.00.

      "Options" means options to purchase Common Units granted under the Long-Term Incentive Plan.

      "Outstanding" shall have the meaning assigned to such term in the Existing Partnership Agreement.

      "Partnership Meeting" shall mean a meeting of the limited partners of the Company.

      "Phantom Units" means phantom units granted under the Long-Term Incentive Plan, which, upon vesting, entitle the holder thereof to receive Common Units.

      "Permitted Investments" means (i) marketable direct obligations having a term not in excess of 90 days issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States;
(ii) marketable direct obligations issued by any State of the United States or any political subdivision of any such state or any public instrumentality thereof, having the first or second highest rating obtainable from either Standard & Poor's Ratings Service or Moody's Investor Service, Inc. and having a term not in excess of 90 days; (iii) certificates of deposit having a term not in excess of 90 days issued by any commercial bank organized under the laws of the United States or any State thereof or the District of Columbia having combined capital and surplus of not less than $100,000,000, provided that, if such commercial bank is not organized under the laws of the United States, it must be a member of the Federal Deposit Insurance Corporation; or (iv) any money market mutual fund, substantially all of which is invested in the foregoing categories.

      "Person" means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

      "Proxy Statement" means the proxy statement relating to the Merger filed with the SEC, and any amendments and supplements thereto.

      "Responsible  Parties"  shall have the  meaning  assigned  to such term in
Section 7.6.1.

      "Schedule  14D-9"  means  the  Solicitation/Recommendation   Statement  on
Schedule 14D-9 to be filed with the SEC in connection with the Offer, and any amendments and supplements thereto.

      "Schedule TO" means the Tender Offer Statement on Schedule TO to be filed with the SEC in connection with the Offer, and any amendments and supplements thereto.

      "SEC" means the Securities and Exchange Commission.

      "Secretary of State" means the Secretary of State of the State of Delaware.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Special Committee" shall have the meaning assigned to such term in the Recitals.

      "Subordinated Units" means the limited partner interests in the Company designated as "Subordinated Units" in the Existing Partnership Agreement.

      "Subsidiary" means, with respect to any Person, a corporation, limited liability company, partnership, joint venture or other entity of which such Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding equity securities or other interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body or otherwise exercise control of such entity.

      "Surviving Entity" shall have the meaning assigned to such term in Section 2.1.

      "Transaction Proposal" means a proposal relating to (or a public announcement or filing of an intention or plan to engage in) any of the following involving Company or any of its Subsidiaries (other than the transactions between the Company, Holdings and the Buyer contemplated by the Offer and this Agreement): (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) except in the ordinary course of business, any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for, or the acquisition of (or right to acquire) "beneficial ownership" by any person, "group" or entity (as such terms are defined under Section 13 (d) of the Exchange Act), of 20% or more of the outstanding Common Units; or (iv) any recapitalization, liquidation, dissolution or similar transaction.

      "Treasury Units" means any Units owned by the Company or by any wholly-owned Subsidiary of the Company.

      "Unit Majority Approval" means the approval of at least (i) a majority of the Outstanding Common Units, voting as a class and (ii) a majority of the Outstanding Subordinated Units, voting as a class.

      "Units" means the Common Units and the Subordinated Units.

                               DISCLOSURE SCHEDULE

                                   SECTION 4.2

                                  SUBSIDIARIES

Subsidiaries:
Name                                   Ownership
----                                   ---------
U.S. Timberlands Klamath Falls, LLC    99% owned by the Company; 1% owned by
                                       U.S. TimberlandsServices, LLC

U.S. Timberlands Finance Corp.         100% owned by U.S. Timberlands Klamath
                                       Falls, LLC

Other Ownership Interests:

UST Yakima  Holdings  II, LLC          49% owned by the Company; 51% owned by
                                       U.S. Timberlands Holdings Group L.L.C.

UST Yakima Holdings, LLC               100% owned by UST Yakima Holdings II, LLC

                              DISCLOSURE SCHEDULE

                                  SECTION 4.3

                                 CAPITALIZATION

Options:

Number of Common Units         Issuable
Optionholder                Upon Exercise     Exercise Price     Expiration Date

John M. Rudey                   93,233             $14.75              n/a
John M. Rudey                   13,985             $14.75              n/a
John M. Rudey                   50,000             $13.375             n/a
George R. Hornig                93,233             $14.75              n/a
George R. Hornig                13,985             $14.75              n/a
George R. Hornig                50,000             $13.375             n/a
Martin Lugus                    55,940             $14.75              n/a
Martin Lugus                    8,391              $14.75              n/a
Robert A. Broadhead             29,835             $14.75              n/a
Robert A. Broadhead             4,475              $14.75              n/a
Christopher J. Sokol            29,835             $14.75              n/a
Christopher J. Sokol            4,475              $14.75              n/a
Walter L. Barnes                29,835             $14.75              n/a
Walter L. Barnes                4,475              $14.75              n/a
Alan B. Abramson                50,000             $13.375             n/a
William W. Wyman                50,000             $13.375             n/a
William J. Barnett              1,000              $13.375             n/a
Lon D. Casebeer                 1,000              $13.375             n/a
Edward D. DeWitt                1,000              $13.375             n/a
Jeffrey B. Dixon                1,000              $13.375             n/a
Poli L. Hubbard                 1,000              $13.375             n/a
Michael S. Garrett              1,000              $13.375             n/a
Catherine M. Gray               1,000              $13.375             n/a
Thomas G. Greenleaf             1,000              $13.375             n/a
Sandra K. Hanford               1,000              $13.375             n/a
Brad A. Johnson                 1,000              $13.375             n/a
Cassandra S. Maxwell            1,000              $13.375             n/a
Cheryl A. Ramos (Ellis)         1,000              $13.375             n/a
Dallas L. Suthpin               1,000              $13.375             n/a
Diane M. VanDusen               1,000              $13.375             n/a
Jeffrey J. Vermilya             1,000              $13.375             n/a
Jeffrey Jones                   34,310             $11.75              n/a
Thomas C. Ludlow                50,000             $9.813              n/a
Rich Ryder                      1,000              $9.75               n/a
Martha Brunnemer                1,000              $6.75               n/a
Maria Corralles                 1,000              $5.84               n/a

                                                                      APPENDIX C

                                 FINAL FORECASTS

      The Company does not, as a matter of course, make public projections or forecasts as to its future financial results. However, in connection with DrKW's analysis of the Offer and the Merger, the Company's management provided forecasts to DrKW that were used by DrKW in the financial analyses it conducted in connection with its opinion. Accordingly, such forecasts are being included herein. The inclusion of these forecasts should not be regarded as a representation by the Company, the Offerors or any other entity or person that the forecasted results will be achieved, and none of such persons or entities assumes any responsibility for the accuracy of such information.

      The Company did not prepare any forecasts with a view to public disclosure or with a view toward complying with the guidelines established by the Securities and Exchange Commission or the American Institute of Certified Public Accountants with respect to forecasted financial information. This information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this document are cautioned not to place undue reliance on the forecasted financial information. Neither the Company's independent auditors, nor any other independent auditors, have compiled, examined or performed any procedures with respect to the forecasted financial information contained herein, nor have they expressed any opinion or any form of assurance on such information or its achievability. Because forecasts of this type are based on a number of significant assumptions, judgments, uncertainties and contingencies, all of which are difficult or impossible to predict accurately and most of which are beyond the Company's control, there is substantial doubt that any of these forecasts will be realized. Indeed, it is expected that there will be differences between actual and forecasted results, and actual results may vary materially from those contained in such forecasts. These forecasts do not reflect any of the effects of the Offer, the Merger or other changes that may in the future be deemed appropriate concerning the Company and its assets, business, operations, properties, policies, corporate structure, capitalization and management in light of the circumstances then existing.

      These   forecasts  are   forward-looking   statements  and  are  based  on
then-current expectations, forecasts and assumptions of the Company's management, and involve risks, trends and uncertainties, most of which are beyond the Company's control, that could cause actual outcomes to differ materially from those forecasted. Such risks, trends and uncertainties include the highly cyclical nature of the forest products industry, general economic conditions, competition, price conditions or trends for the Company's products, the possibility that timber supply could be affected if governmental, environmental or endangered species policies change, limitations on the Company's ability to harvest its timber due to adverse natural conditions or increased governmental restriction, general economic and industry conditions, domestic and export prices, supply and demand for logs, seasonality and competition from other supplying regions and substitute products. These and other risks are described in the reports and other documents filed by the Company with the Commission, which may be obtained in the manner set forth below.

                                FINAL FORECASTS
                     U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.
                                INCOME STATEMENT
                    ($ in millions, except per unit amounts)

                                        --------------------------------------------------------------------------
                                                                         FYE 12/31
                                        --------------------------------------------------------------------------
                                        2000      2001      2002E     2003E    2004E     2005E     2006E     2007E
                                        ----      ----      -----     -----    -----     -----     -----     -----
Log Sales                             $  72.3   $  28.6   $  27.5   $  19.9   $  38.9   $  43.2   $  46.2   $  47.9
Timber Deed Sales                         0.0      24.7      14.3      17.2       7.0       6.2       7.0       7.2
Timberland Sales                          2.8       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Small Log Sales                           0.0       0.0       6.7       5.3       5.5       5.5       5.5       5.5
By-products and other                     0.6       0.6       0.8       0.9       1.0       1.0       1.0       1.0
Income from Reinvestment                  0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                      -------   -------   -------   -------   -------   -------   -------   -------
Total Revenue                            75.6      53.8      49.3      43.3      52.4      55.9      59.7      61.6

Log and Haul Costs                       19.9      15.9      14.5       9.9      18.4      18.4      18.4      18.4
Cost of Timber & Property Sales           2.6       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Forest Expenses                           0.0       2.3       2.0       1.9       1.9       1.8       1.8       1.8
Depreciation, Depletion and Amort        28.8      31.7      21.3      17.8      18.0      16.8      16.8      16.8
                                      -------   -------   -------   -------   -------   -------   -------   -------
Gross Profit                             24.3       3.9      11.4      13.7      14.2      18.9      22.7      24.6

SG&A                                      8.4       8.4       6.3       6.3       6.3       6.3       6.3       6.3
Business Reinvestment of Excess Cash                0.0       0.0       0.0       0.0       0.0       0.0       0.0
Plus: Equity in Income of Affiliate       2.0      (2.1)
                                      -------   -------   -------   -------   -------   -------   -------   -------
EBIT                                     17.9      (6.6)      5.2       7.4       7.9      12.6      16.4      18.3

Less: Net Interest Expense               21.5      21.6      21.6      21.5      21.4      21.2      21.0      20.8
Less: Amortization of Financing Fees      0.7       0.7       0.7       0.7       0.7       0.7       0.7       0.7
Less: Other Interest                     (0.2)      0.0       0.0       0.0       0.0       0.0       0.0       0.0
Less: Minority Interest                  (0.0)      0.0       0.0       0.0       0.0       0.0       0.0       0.0
Less: GP Interest                        (0.0)      0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                      -------   -------   -------   -------   -------   -------   -------   -------
Net Income to Unit Holders               (4.0)    (28.8)    (17.1)    (14.8)    (14.1)     (9.3)     (5.2)     (3.2)

Earnings per Unit                      ($0.31)   ($2.24)   ($1.33)   ($1.15)   ($1.10)   ($0.72)   ($0.41)   ($0.25)
Weighted Average Units Outstanding       12.9      12.9      12.9      12.9      12.9      12.9      12.9      12.9

EBIT (Klamath Falls Only)                15.9      (4.5)      5.2       7.4       7.9      12.6      16.4      18.3
Depreciation, Depletion and Amort        28.8      31.7      21.3      17.8      18.0      16.8      16.8      16.8
Cost of Timber & Property Sales           2.6       0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                      -------   -------   -------   -------   -------   -------   -------   -------
EBITDDA (Klamath Falls only)             47.3      27.2      26.5      25.2      25.9      29.4      33.2      35.1

Log Sales Volume (MMBF)                  96.1      82.1      79.0      54.0     100.0     100.0     100.0     100.0
Deed Sales Volume (MMBF)                147.5     154.5      80.0      79.0      34.0      25.0      25.0      25.0
Timberland Sales Volume (MMBF)           13.6       0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                      -------   -------   -------   -------   -------   -------   -------   -------
Total Harvest Per Year (MMBF)           257.2     236.6     159.0     133.0     134.0     125.0     125.0     125.0

Delivered Log Prices ($/MBF)          $ 393.0   $ 348.0   $ 348.0   $ 368.7   $ 389.4   $ 432.0   $ 462.4   $ 478.6
Log and Haul Costs ($/MBF)              188.0     194.0     184.0     184.0     184.0     184.0     184.0     184.0

                                FINAL FORECASTS
                     U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.
                                 BALANCE SHEET
                                ($ in millions)

                                           ----------------------------------------------------------------
                                                                       FYE 12/31
                                           ----------------------------------------------------------------
                                           2000     2001   2002E   2003E    2004E    2005E    2006E   2007E
                                           ----     ----   -----   -----    -----    -----    -----   -----
Assets
  Cash and Cash Equivalents               $  3.2  $  1.7  $  3.3  $  2.0   $  1.8   $  0.1   $  0.2   $ 13.6
  Cash Investments                           0.0     0.0     3.0     7.5     11.0     17.0     28.0     28.0
  Receivables                                6.9     0.2     1.5     1.5      1.5      1.5      1.5      1.5
  Prepaid Expenses and Other                 0.0     0.0     0.0     0.0      0.0      0.0      0.0      0.0
                                          ------  ------  ------  ------   ------   ------   ------   ------
  Current Assets                            10.1     2.0     7.8    11.0     14.3     18.6     29.8     43.1

  Timber and Timberlands                   264.7   218.7   198.8   182.3    165.8    150.4    135.0    119.6
  Investments in Affiliate                  20.5    34.7    29.8    26.5     23.8     23.8     21.0     18.0
  PP&E                                       0.9     0.9     0.9     0.9      0.9      0.9      0.9      0.9
  Notes Receivable, less current portion     0.0     0.0     0.0     0.0      0.0      0.0      0.0      0.0
  Deferred Financing Fees                    4.6     4.0     3.3     2.6      1.9      1.3      0.6     (0.1)
                                          ------  ------  ------  ------   ------   ------   ------   ------
  Total Assets                             300.9   260.3   240.6   223.4    206.7    195.0    187.3    181.6

Liabilities and Partners' Capital
  Revolving Credit Facility                  0.0     0.0     0.0     0.0      0.0      0.0      0.0      0.0
  Working Capital Facility                   0.0     0.0     0.0     0.0      0.0      0.0      0.0      0.0
  Payables                                   6.6     3.0     3.0     3.0      3.0      3.0      3.0      3.0
  Deferred Revenues / Deposits               1.5     0.0     0.0     0.0      0.0      0.0      0.0      0.0
                                          ------  ------  ------  ------   ------   ------   ------   ------
  Current Liabilities                        8.1     3.0     3.0     3.0      3.0      3.0      3.0      3.0

  Long Term Debt                           225.0   225.0   225.0   225.0    225.0    225.0    225.0    225.0
  Minority Interest                          0.7     0.7     0.7     0.7      0.7      0.7      0.7      0.7
                                          ------  ------  ------  ------   ------   ------   ------   ------
  Total Liabilities                        233.8   228.7   228.7   228.7    228.7    228.7    228.7    228.7

  Common Interest                           67.1    31.6    12.0    (5.3)   (21.9)   (33.7)   (41.4)   (47.1)

  Total Liabilities and Capital            300.9   260.3   240.6   223.4    206.7    195.0    187.3    181.6

                                FINAL FORECASTS
                     U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.
                              CASH FLOW STATEMENT
                                ($ in millions)

                                                                  ($ in millions)
                                           -----------------------------------------------------------------
                                                                      FYE 12/31
                                           -----------------------------------------------------------------
                                           2000    2001    2002E   2003E    2004E    2005E    2006E    2007E
                                           ----    ----    -----   -----    -----    -----    -----    -----
Net Income to Unit Holders                 ($4.0) ($28.8) ($17.1) ($14.8)  ($14.1)   ($9.3)   ($5.2)   ($3.2)
Distribution to General Partner             (0.0)    0.0     0.0     0.0      0.0      0.0      0.0      0.0
Depreciation, Depletion and Amort           28.8    31.7    21.3    17.8     18.0     16.8     16.8     16.8
Amortization of Financing Fees               0.7     0.7     0.7     0.7      0.7      0.7      0.7      0.7
Affiliate Equity Adjustment                          0.0    (2.5)   (2.5)    (2.5)    (2.5)    (2.5)    (2.5)
Cost of Timber & Property Sales              2.6     0.0     0.0     0.0      0.0      0.0      0.0      0.0

Gain (Loss) on Disposal of Assets           (0.0)    0.0     0.0     0.0      0.0      0.0      0.0      0.0
Other Non-Cash Items                         0.1     0.0     0.0     0.0      0.0      0.0      0.0      0.0
Minority Interest                           (0.0)    0.0     0.0     0.0      0.0      0.0      0.0      0.0
(Inc.) / Dec. in Receivables                (3.7)    6.7    (1.3)    0.0      0.0      0.0      0.0      0.0
(Inc.) / Dec. in Prepaids and Other          0.9     0.0     0.0     0.0      0.0      0.0      0.0      0.0
Inc. / (Dec.) in Payables                    2.1    (3.6)    0.0     0.0      0.0      0.0      0.0      0.0
Inc. / (Dec.) in Deferred
  Revenues/Deposits                          1.4    (1.5)    0.0     0.0      0.0      0.0      0.0      0.0
                                          ------  ------  ------  ------   ------   ------   ------   ------
Net Cash Provided by
  Operating Activities                      28.9     5.1     1.1     1.2      2.0      5.7      9.7     11.7

Capital Expenditures:
  Reforestation                             (2.3)   (1.3)   (1.3)   (1.3)    (1.3)    (1.3)    (1.3)    (1.3)
  Roads                                     (0.1)   (0.1)   (0.1)   (0.1)    (0.1)    (0.1)    (0.1)    (0.1)
  Timber                                     0.0    15.6     0.0     0.0      0.0      0.0      0.0      0.0
Proceeds from Sales                          0.1     0.0     0.0     0.0      0.0      0.0      0.0      0.0
Increase in Cash Investments                         0.0    (3.0)   (4.5)    (3.5)    (6.0)   (11.0)     0.0
Investment In Affiliate                      2.0   (14.1)    4.8     3.4      2.7     (0.0)     2.8      3.0
                                          ------  ------  ------  ------   ------   ------   ------   ------
Net Cash Used by Investing Activities       (0.3)    0.1     0.5    (2.5)    (2.2)    (7.4)    (9.5)     1.6

Distributions to Partners                  (26.0)   (6.7)    0.0     0.0      0.0      0.0      0.0      0.0
Distributions to Minority Interest          (0.3)    0.0     0.0     0.0      0.0      0.0      0.0      0.0
Payment to Affiliates                        0.0     0.0     0.0     0.0      0.0      0.0      0.0      0.0
Draw-down (Repayment) on the Revolver        0.0     0.0     0.0     0.0      0.0      0.0      0.0      0.0
Borrowing / (Repayment) of
  Working Capital Facility                   0.0     0.0     0.0     0.0      0.0      0.0      0.0      0.0
Borrowing / (Repayment) of Senior Notes      0.0     0.0     0.0     0.0      0.0      0.0      0.0      0.0
                                          ------  ------  ------  ------   ------   ------   ------   ------
Net Cash Used by Financing Activities      (26.2)   (6.7)    0.0     0.0      0.0      0.0      0.0      0.0

Beginning Cash Balance                       2.8     3.2     1.7     3.3      2.0      1.8      0.1      0.2

Net Increase (Decrease) in
  Cash and Cash Equivalents                  2.4    (1.4)    1.5    (1.3)    (0.2)    (1.8)     0.2     13.3

Ending Cash Balance                          3.2     1.7     3.3     2.0      1.8      0.1      0.2     13.6

                                FINAL FORECASTS
                          U.S. TIMBERLANDS YAKIMA, LLC
                                INCOME STATEMENT
                                ($ in millions)

                                                    ------------------------------------------------------------------------
                                                                                   FYE 12/31
                                                    ------------------------------------------------------------------------
                                                    2000     2001     2002E     2003E     2004E     2005E    2006E     2007E
                                                    ----     ----     -----     -----     -----     -----    -----     -----
Revenue
  Logs - Core                                     $  25.2  $   1.1   $   2.2   $   3.1   $   3.3   $   3.6  $   3.9   $   4.0
  Logs- Yainax & Antelope                                      0.0       6.1       8.6       7.7       3.6      0.0       0.0
  Camp 6 Timber Deed                                           2.7       6.9       7.7       7.7       8.7      0.0       0.0
  Acquisition                                                            0.0       0.0       0.0       0.0      0.0       0.0
  Timber Deeds                                                 5.7       2.4       2.5       2.7       3.0      3.2       3.3
  Other Sales / HBU Sales                             0.4      0.5       0.5       0.6       1.6       3.0      4.1       4.1
  Timerland Sales & 4th Q Stumpage                                       4.9
                                                  -------  -------   -------   -------   -------   -------  -------   -------
  Total Revenue                                      25.6     10.1      23.1      22.5      22.9      21.8     11.2      11.4
Logging Costs
  Core                                                9.1      0.6       1.1       1.5       1.5       1.5      1.5       1.5
  Yainax & Antelope                                            0.0       3.0       3.8       3.3       1.5      0.0       0.0
  Camp 6 Timber Deed                                           1.4       3.6       3.7       3.6       3.6      0.0       0.0
  Acquisition                                                            0.0       0.0       0.0       0.0      0.0       0.0
Forest Expenses                                                0.1       0.1       0.1       0.1       0.2      0.2       0.2
Other Expenses (Service Fee)                          1.4      2.1       2.5       2.5       2.5       2.5      2.5       2.5
EBITDDA                                              15.2      5.9      12.7      10.7      11.8      12.6      7.0       7.2
Depletion - Core & Road Amortization                  6.5      2.3       1.4       1.6       1.5       1.5      1.5       1.5
Depletion - Yainax & Antelope                                  0.0       1.5       1.9       1.7       0.8      0.0       0.0
Depletion - Camp 6                                             1.1       3.0       3.1       2.9       1.8      0.0       0.0
Depletion - Acquisition                                                  0.0       0.0       0.0       0.0      0.0       0.0
Cost of Timberland / HBU Sale                                  0.0       4.6       0.1       0.2       0.3      0.4       0.4
                                                  -------  -------   -------   -------   -------   -------  -------   -------
EBIT                                                  8.7      2.4       2.3       4.1       5.5       8.1      5.0       5.3
Less: Interest Expense                                5.6      3.8       2.4       2.9       3.4       3.9      3.9       3.9
Less: Loan Guarantee Fee 1.8%                         0.0      0.3       1.8       1.8       1.8       1.8      1.8       1.8
Less: Hedging Costs, LC Fee & Amort. Of Fees          0.4      0.6       0.8       0.8       0.8       0.8      0.8       0.8
Less: Preferred Interest Payable (of Face Value)      1.2      1.9       2.0       2.1       2.2       2.3      2.5       2.6
Plus: Interest Income 3.0%                            0.1      0.0       0.3       0.5       0.6       0.7      0.7       0.3
EBT                                                   1.6     (4.2)     (4.4)     (3.0)     (2.1)      0.1     (3.2)     (3.5)
Reference
  Earnings to Klamath Falls (49%)                     0.8     (2.1)     (2.1)     (1.5)     (1.0)      0.0     (1.6)     (1.7)
  Plus: Add-back of Preferred Dividend                1.2      1.9       2.0       2.1       2.2       2.3      2.5       2.6
                                                  -------  -------   -------   -------   -------   -------  -------   -------
  Income from Affiliate                               2.0     (0.1)     (0.1)      0.7       1.2       2.4      0.9       0.9
  Log Sales Volume (MMBF)                            39.0     10.9      43.3      50.5      47.3      37.3      8.1       8.1
  Deed Sales Volume (MMBF)                           35.5     23.0       9.6       9.6       9.6       9.6      9.6       9.6
                                                  -------  -------   -------   -------   -------   -------  -------   -------
  Total Harvest Per Year (MMBF)                      74.6     33.9      52.9      60.1      56.9      46.9     17.7      17.7

                                FINAL FORECASTS
                          U.S. TIMBERLANDS YAKIMA, LLC
                                 BALANCE SHEET
                                ($ in millions)

                                  ----------------------------------------------------------------------------------
                                                                      FYE 12/31
                                  ----------------------------------------------------------------------------------
                                  1999    2000     2001      2002E     2003E     2004E     2005E     2006E     2007E
                                  ----    ----     ----      -----     -----     -----     -----     -----     -----
Assets
  Cash & Cash Equivalents       $  9.1   $  0.4   $  5.1    $  4.1    $  2.7    $  1.3    $  2.2    $  1.4    $ 12.5
  Cash Investments                 0.0      0.0      1.5       3.5       6.0      11.0      14.0      13.0       0.0
  Accounts Receivable
    & Current Portion Notes        0.0      3.4      3.4       1.5       1.5       1.5       1.5       1.5       1.5
  Prepaid and Other                0.0      0.0      0.0       0.1       0.1       0.1       0.1       0.1       0.1
                                ------   ------   ------    ------    ------    ------    ------    ------    ------
  Total Current Assets             9.1      3.9     10.1       9.2      10.2      13.9      17.8      16.0      14.1

  Timber & Timberlands            73.7     51.6     85.4      77.0      72.8      68.8      65.9      64.7      63.6
  Other Timber Assets              0.1     18.9     18.9      17.4      15.5      13.8      13.0      13.0      13.0
  Other Assets Added                                           0.0       0.0       0.0       0.0       0.0       0.0
                                ------   ------   ------    ------    ------    ------    ------    ------    ------
  Timber Deeds
  Total Timber and
    Timberlands, net              73.9     70.4    104.3      94.4      88.3      82.6      78.9      77.7      76.6
  PP&E                             0.0      0.1      0.1       0.1       0.1       0.1       0.1       0.1       0.1
  Operating Reserve Accounts
    (replace with L/C)                               4.8
  Borrowing Reserve Accounts                         1.9       7.5       9.5       9.5       9.5       9.5       9.5
  Loans to Affiliates                                         16.0      16.0      16.0      16.0      16.0      16.0
  Deferred Financing Fees          0.8      0.7      3.8       3.5       3.2       2.9       2.6       2.3       2.0
                                ------   ------   ------    ------    ------    ------    ------    ------    ------
  Total Assets                    83.9     75.1    124.9     130.6     127.3     124.9     124.8     121.6     118.2

Liabilities and
  Partners' Capital
  Revolving Credit
    Facility                       0.0      0.0      0.0       0.0       0.0       0.0       0.0       0.0       0.0
  Long Term Debt,
    current portion               13.5     10.0      0.0       0.0       0.0       0.0       0.0       0.0       0.0
  Accounts Payable                 0.1      1.2      1.2       1.7       1.7       1.7       1.7       1.7       1.7
  Deferred Revenue                 5.5      0.0      0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                ------   ------   ------    ------    ------    ------    ------    ------    ------
  Total Current
    Liabilities                   19.1     11.2      1.2       1.7       1.7       1.7       1.7       1.7       1.7

  Long Term Debt                  46.5     42.8     88.4      98.5      98.5      98.5      98.5      98.5      98.5
                                ------   ------   ------    ------    ------    ------    ------    ------    ------

  Total Liabilities               65.6     54.0     89.6     100.2     100.2     100.2     100.2     100.2     100.2

  Preferred Interest              18.2     20.3     35.3      30.5      27.1      24.7      24.7      21.4      18.0
  Common Interest                  0.0      0.8      0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                ------   ------   ------    ------    ------    ------    ------    ------    ------

  Total Liabilities
    & Partners' Capital           83.9     75.1    124.9     130.6     127.3     124.9     124.8     121.6     118.2

                                FINAL FORECASTS
                          U.S. TIMBERLANDS YAKIMA, LLC
                              CASH FLOW STATEMENT
                                ($ in millions)

                                                       -------------------------------------------------
                                                                           FYE 12/31
                                                       -------------------------------------------------
                                                       2001    2002E   2003E  2004E  2005E  2006E  2007E
                                                       ----    -----   -----  -----  -----  -----  -----
EBT                                                    (4.2)   (4.4)   (3.0)  (2.1)   0.1   (3.2)  (3.5)

DD&A and Fees- Yakima                                   2.8     3.2     3.7    3.6    2.6    1.8    1.8
Cost of Timber Deed Sales                               1.1     3.0     3.1    2.9    1.8    0.0    0.0

(Inc.) / Dec. in Receivables                            0.0     1.9     0.0    0.0    0.0    0.0    0.0
(Inc.) / Dec. in Prepaids
  and Other                                             0.0    (0.0)    0.0    0.0    0.0    0.0    0.0
Inc. / (Dec.) in Payables                               0.0     0.5     0.0    0.0    0.0    0.0    0.0
Inc. / (Dec.) in Deferred
  Revenues / Deposits                                   0.0     0.0     0.0    0.0    0.0    0.0    0.0
                        -                              -----   ----    ----   ----   ----   ----   ----
Net Cash Provided by
  Operating Activities                                 (0.3)    4.2     3.8    4.4    4.5   (1.3)  (1.6)

Capital Expenditures:
  Reforestation                                        (0.3)   (0.4)   (0.4)  (0.4)  (0.4)  (0.3)  (0.3)
  Roads                                                (0.1)   (0.1)   (0.1)  (0.1)  (0.1)  (0.1)  (0.1)
  Other                                                 0.0     0.0     0.0    0.0    0.0    0.0    0.0
                        -                              -----   ----    ----   ----   ----   ----   ----
  Total CapEx                                          (0.4)   (0.4)   (0.4)  (0.5)  (0.5)  (0.4)  (0.4)
Timber (Payment for asset
  transfers, incl. Camp 9)                            (36.9)    4.5     0.0    0.0    0.0    0.0    0.0
(Inc) / Dec in Cash Investment                         (1.5)   (2.0)   (2.5)  (5.0)  (3.0)   1.0   13.0
(Inc) / Dec in Loans to
  Affiliates                                            0.0    (16.0)   0.0    0.0    0.0    0.0    0.0
                        -                              -----   ----    ----   ----   ----   ----   ----
Net Cash Used by
  Investing Activities                                 (38.8)  (13.9)  (2.9)  (5.5)  (3.5)   0.6   12.6

Distributions                                           0.0     0.0     0.0    0.0    0.0    0.0    0.0
Draw-down (Repayment) on
  the Revolver                                          0.0     0.0     0.0    0.0    0.0    0.0    0.0
Change in Timber Deed
Change in Reserve Accounts                             (6.7)   (0.8)   (2.0)   0.0    0.0    0.0    0.0
Increase/(Decrease) of
  Long Term Debt                                       45.6    10.1     0.0    0.0    0.0    0.0    0.0
Increase/(Decrease) of CP
  of Long Term Debt                                    (10.0)   0.0     0.0    0.0    0.0    0.0    0.0
Cost of Financing                                      (3.6)    0.0     0.0    0.0    0.0    0.0    0.0
Change in Preferred
  Interest (of Face Value)                             18.4     2.0     2.1    2.2    2.3    2.5    2.6
                        -                              -----   ----    ----   ----   ----   ----   ----
Net Cash Used by
  Financing Activities                                 43.8    11.3     0.1    2.2    2.3    2.5    2.6

Distributions                                           0.0    (2.5)   (2.5)  (2.5)  (2.5)  (2.5)  (2.5)
Tax Distributions                                       0.0     0.0     0.0    0.0    0.0    0.0    0.0

Beginning Cash Balance                                  0.4     5.1     4.1    2.7    1.3    2.2    1.4

Net Increase (Decrease) in Cash
   and Cash Equivalents                                 4.7    (1.0)   (1.5)  (1.3)   0.9   (0.8)  11.1

Ending Cash Balance                                     5.1     4.1     2.7    1.3    2.2    1.4   12.5

                                                                      APPENDIX D

                              PRELIMINARY FORECASTS

      The Company does not, as a matter of course, make public projections or forecasts as to its future financial results. However, in connection with DrKW's analysis of the Offer and the Merger, the Company's management provided preliminary forecasts to DrKW that were used by DrKW in the financial analyses it conducted in connection with the Previous Analyses. Accordingly, such forecasts are being included herein. THESE FORECASTS WERE SUBSEQUENTLY REVISED AS MORE FULLY DISCUSSED ELSEWHERE IN THIS PROXY STATEMENT. ACCORDINGLY, THE COMPANY'S MANAGEMENT DOES NOT BELIEVE THAT THESE PRELIMINARY FORECASTS ARE ACCURATE, AND THEY SHOULD NOT BE RELIED UPON AS BEING INDICATIVE OF FUTURE RESULTS. THESE FORECASTS ARE BEING PROVIDED SOLELY TO ALLOW UNITHOLDERS TO ASSESS THE DIFFERENCES BETWEEN THE PRELIMINARY FORECASTS AND THE FINAL FORECASTS ATTACHED TO THIS AMENDMENT AND SUPPLEMENT TO OFFER TO PURCHASE AS APPENDIX B AND APPENDIX C, RESPECTIVELY.

      The Company did not prepare any forecasts with a view to public disclosure or with a view toward complying with the guidelines established by the Securities and Exchange Commission or the American Institute of Certified Public Accountants with respect to forecasted financial information. Neither the Company's independent auditors, nor any other independent auditors, have compiled, examined or performed any procedures with respect to the forecasted financial information contained herein, nor have they expressed any opinion or any form of assurance on such information. These forecasts do not reflect any of the effects of the Offer, the Merger or other changes that may in the future be deemed appropriate concerning the Company and its assets, business, operations, properties, policies, corporate structure, capitalization and management in light of the circumstances then existing.

                       JANUARY 2002 PRELIMINARY FORECASTS
                     U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.
                                INCOME STATEMENT
                    ($ in millions, except per unit amounts)

                                        --------------------------------------------------------------------------
                                                                        FYE 12/31
                                        --------------------------------------------------------------------------
                                        2000     2001E     2002E     2003E     2004E     2005E    2006E      2007E
                                        ----     -----     -----     -----     -----     -----    -----      -----
Log Sales                             $  72.3   $  28.6   $  28.6   $  21.7   $  38.9   $  43.2   $  46.2   $  47.9
Timber Deed Sales                         0.0      24.7      14.3      17.2       7.0       6.2       7.0       7.2
Timberland Sales                          2.8       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Small Log Sales                           0.0       0.0       6.7       5.3       5.5       5.5       5.5       5.5
By-products and other                     0.6       0.6       0.8       0.9       1.0       1.0       1.0       1.0
Income from Reinvestment                  0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                      -------   -------   -------   -------   -------   -------   -------   -------
Total Revenue                            75.6      53.8      50.4      45.1      52.4      55.9      59.7      61.6

Log and Haul Costs                       19.9      15.9      14.5       9.9      18.4      18.4      18.4      18.4
Cost of Timber & Property Sales           2.6       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Forest Expenses                           0.0       2.3       2.0       1.9       1.9       1.8       1.8       1.8
Depreciation, Depletion and Amort        28.8      31.7      21.3      17.8      18.0      16.8      16.8      16.8
                                      -------   -------   -------   -------   -------   -------   -------   -------
Gross Profit                             24.3       3.9      12.6      15.4      14.2      18.9      22.7      24.6

SG&A                                      8.4       8.4       6.3       6.3       6.3       6.3       6.3       6.3
Business Reinvestment of Excess Cash                0.0       0.0       0.0       0.0       0.0       0.0       0.0
Plus: Equity in Income of Affiliate       2.0      (2.1)
                                      -------   -------   -------   -------   -------   -------   -------   -------
EBIT                                     17.9      (6.6)      6.3       9.2       7.9      12.6      16.4      18.3

Less: Net Interest Expense               21.5      21.6      21.6      21.5      21.4      21.2      21.0      20.8
Less: Amortization of Financing Fees      0.7       0.7       0.7       0.7       0.7       0.7       0.7       0.7
Less: Other Interest                     (0.2)      0.0       0.0       0.0       0.0       0.0       0.0       0.0
Less: Minority Interest                  (0.0)      0.0       0.0       0.0       0.0       0.0       0.0       0.0
Less: GP Interest                        (0.0)      0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                      -------   -------   -------   -------   -------   -------   -------   -------
Net Income to Unit Holders               (4.0)    (28.8)    (15.9)    (13.0)    (14.1)     (9.3)     (5.2)     (3.2)

Earnings per Unit                      ($0.31)   ($2.24)   ($1.24)   ($1.01)   ($1.10)   ($0.72)   ($0.41)   ($0.25)
Weighted Average Units Outstanding       12.9      12.9      12.9      12.9      12.9      12.9      12.9      12.9

EBIT (Klamath Falls Only)                15.9      (4.5)      6.3       9.2       7.9      12.6      16.4      18.3
Depreciation, Depletion and Amort        28.8      31.7      21.3      17.8      18.0      16.8      16.8      16.8
Cost of Timber & Property Sales           2.6       0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                      -------   -------   -------   -------   -------   -------   -------   -------
EBITDDA (Klamath Falls only)             47.3      27.2      27.6      27.0      25.9      29.4      33.2      35.1

Log Sales Volume (MMBF)                  96.1      82.1      79.0      54.0     100.0     100.0     100.0     100.0
Deed Sales Volume (MMBF)                147.5     154.5      80.0      79.0      34.0      25.0      25.0      25.0
Timberland Sales Volume (MMBF)           13.6       0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                      -------   -------   -------   -------   -------   -------   -------   -------
Total Harvest Per Year (MMBF)           257.2     236.6     159.0     133.0     134.0     125.0     125.0     125.0

Delivered Log Prices ($/MBF)          $ 393.0   $ 348.0   $ 362.6   $ 401.5   $ 389.4   $ 432.0   $ 462.4   $ 478.6
Log and Haul Costs ($/MBF)              188.0     194.0     184.0     184.0     184.0     184.0     184.0     184.0

                       JANUARY 2002 PRELIMINARY FORECASTS
                     U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.
                                 BALANCE SHEET
                                ($ in millions)

                                        --------------------------------------------------------------------------
                                                                        FYE 12/31
                                        --------------------------------------------------------------------------
                                        2000      2001E    2002E     2003E      2004E    2005E     2006E     2007E
                                        ----      -----    -----     -----      -----    -----     -----     -----
Assets
  Cash and Cash Equivalents           $   3.2   $   1.7   $   3.9   $   3.2   $   3.0   $   1.2   $   1.4   $  14.7
  Cash Investments                        0.0       0.0       3.0       7.5      11.0      17.0      28.0      28.0
  Receivables                             6.9       0.2       1.5       1.5       1.5       1.5       1.5       1.5
  Prepaid Expenses and Other              0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                      -------   -------   -------   -------   -------   -------   -------   -------
  Current Assets                         10.1       2.0       8.4      12.2      15.5      19.8      30.9      44.3

  Timber and Timberlands                264.7     218.7     198.8     182.3     165.8     150.4     135.0     119.6
  Investments in Affiliate               20.5      34.7      30.4      28.2      25.5      25.6      22.7      19.7
  PP&E                                    0.9       0.9       0.9       0.9       0.9       0.9       0.9       0.9
  Notes Receivable, less
    current portion                       0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
  Deferred Financing Fees                 4.6       4.0       3.3       2.6       1.9       1.3       0.6      (0.1)
                                      -------   -------   -------   -------   -------   -------   -------   -------
  Total Assets                          300.9     260.3     241.8     226.3     209.7     197.9     190.2     184.5

Liabilities and
  Partners' Capital
  Revolving Credit Facility               0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
  Working Capital Facility                0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
  Payables                                6.6       3.0       3.0       3.0       3.0       3.0       3.0       3.0
  Deferred Revenues / Deposits            1.5       0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                      -------   -------   -------   -------   -------   -------   -------   -------
  Current Liabilities                     8.1       3.0       3.0       3.0       3.0       3.0       3.0       3.0

  Long Term Debt                        225.0     225.0     225.0     225.0     225.0     225.0     225.0     225.0
  Minority Interest                       0.7       0.7       0.7       0.7       0.7       0.7       0.7       0.7
                                      -------   -------   -------   -------   -------   -------   -------   -------
  Total Liabilities                     233.8     228.7     228.7     228.7     228.7     228.7     228.7     228.7
  Common Interest                        67.1      31.6      13.1      (2.4)    (19.0)    (30.8)    (38.5)    (44.2)

  Total Liabilities and
    Capital                             300.9     260.3     241.8     226.3     209.7     197.9     190.2     184.5

                       JANUARY 2002 PRELIMINARY FORECASTS
                     U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.
                              CASH FLOW STATEMENT
                                ($ in millions)

                                        ---------------------------------------------------------------------------
                                                                         FYE 12/31
                                        ---------------------------------------------------------------------------
                                         2000     2001E     2002E     2003E     2004E     2005E     2006E     2007E
                                         ----     -----     -----     -----     -----     -----     -----     -----
Net Income to Unit Holders              ($4.0)   ($28.8)   ($15.9)   ($13.0)   ($14.1)    ($9.3)    ($5.2)    ($3.2)
Distribution to General Partner          (0.0)      0.0       0.0       0.0       0.0       0.0       0.0       0.0
Depreciation, Depletion and Amort        28.8      31.7      21.3      17.8      18.0      16.8      16.8      16.8
Amortization of Financing Fees            0.7       0.7       0.7       0.7       0.7       0.7       0.7       0.7
Affiliate Equity Adjustment                         0.0      (2.5)     (2.5)     (2.5)     (2.5)     (2.5)     (2.5)
Cost of Timber & Property Sales           2.6       0.0       0.0       0.0       0.0       0.0       0.0       0.0

Gain (Loss) on Disposal of Assets        (0.0)      0.0       0.0       0.0       0.0       0.0       0.0       0.0
Other Non-Cash Items                      0.1       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Minority Interest                        (0.0)      0.0       0.0       0.0       0.0       0.0       0.0       0.0
(Inc.) / Dec. in Receivables             (3.7)      6.7      (1.3)      0.0       0.0       0.0       0.0       0.0
(Inc.) / Dec. in Prepaids
  and Other                               0.9       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Inc. / (Dec.) in Payables                 2.1      (3.6)      0.0       0.0       0.0       0.0       0.0       0.0
Inc. / (Dec.) in Deferred
  Revenues / Deposits                     1.4      (1.5)      0.0       0.0       0.0       0.0       0.0       0.0
                                       ------    ------    ------    ------    ------     -----     -----     -----
Net Cash Provided by
  Operating Activitie                    28.9       5.1       2.2       3.0       2.0       5.7       9.7      11.7

Capital Expenditures:
  Reforestation                          (2.3)     (1.3)     (1.3)     (1.3)     (1.3)     (1.3)     (1.3)     (1.3)
  Roads                                  (0.1)     (0.1)     (0.1)     (0.1)     (0.1)     (0.1)     (0.1)     (0.1)
  Timber                                  0.0      15.6       0.0       0.0       0.0       0.0       0.0       0.0
Proceeds from Sales                       0.1       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Increase in Cash Investments                        0.0      (3.0)     (4.5)     (3.5)     (6.0)    (11.0)      0.0
Investment In Affiliate                   2.0     (14.1)      4.3       2.2       2.7      (0.0)      2.8       3.0
                                       ------    ------    ------    ------    ------     -----     -----     -----
Net Cash Used by Investing
  Activities                             (0.3)      0.1      (0.1)     (3.7)     (2.2)     (7.4)     (9.5)      1.6

Distributions to Partners               (26.0)     (6.7)      0.0       0.0       0.0       0.0       0.0       0.0
Distributions to Minority
  Interest                               (0.3)      0.0       0.0       0.0       0.0       0.0       0.0       0.0
Payment to Affiliates                     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Draw-down (Repayment)
  on the Revolver                         0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Borrowing / (Repayment) of
  Working Capital                         0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Borrowing / (Repayment) of
  Senior Notes                            0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                       ------    ------    ------    ------    ------     -----     -----     -----
Net Cash Used by Financing
  Activities                            (26.2)     (6.7)      0.0       0.0       0.0       0.0       0.0       0.0

Beginning Cash Balance                    2.8       3.2       1.7       3.9       3.2       3.0       1.2       1.4

Net Increase (Decrease)
  in Cash and Cash Eq                     2.4      (1.4)      2.2      (0.7)     (0.2)     (1.8)      0.2      13.3
Ending Cash Balance                       3.2       1.7       3.9       3.2       3.0       1.2       1.4      14.7

                       JANUARY 2002 PRELIMINARY FORECASTS
                          U.S. TIMBERLANDS YAKIMA, LLC
                                INCOME STATEMENT
                                ($ in millions)

                                           -----------------------------------------------------------------
                                                                      FYE 12/31
                                           -----------------------------------------------------------------
                                           2000   2001E    2002E    2003E    2004E    2005E   2006E    2007E
                                           ----   -----    -----    -----    -----    -----   -----    -----
Revenue
  Logs - Core                             $25.2   $ 1.1    $ 2.3    $ 3.4    $ 3.3    $ 3.6   $ 3.9    $ 4.0
  Logs- Yainax & Antelope                           0.0      6.1      8.6      7.7      3.6     0.0      0.0
  Camp 6 Timber Deed                                2.7      7.3      8.4      7.7      8.7     0.0      0.0
  Acquisition                                                0.0      0.0      0.0      0.0     0.0      0.0
  Timber Deeds                                      5.7      2.5      2.8      2.7      3.0     3.2      3.3
  Other Sales / HBU Sales                   0.4     0.5      0.5      0.6      1.6      3.0     4.1      4.1
  Timerland Sales & 4th
    Q Stumpage                                               4.9
                                          -----   -----    -----    -----    -----    -----   -----    -----
  Total Revenue                            25.6    10.1     23.6     23.7     22.9     21.8    11.2     11.4
Logging Costs
  Core                                      9.1     0.6      1.1      1.5      1.5      1.5     1.5      1.5
  Yainax & Antelope                                 0.0      3.0      3.8      3.3      1.5     0.0      0.0
  Camp 6 Timber Deed                                1.4      3.6      3.7      3.6      3.6     0.0      0.0
  Acquisition                                                0.0      0.0      0.0      0.0     0.0      0.0
Forest Expenses                                     0.1      0.1      0.2      0.1      0.2     0.2      0.2
Other Expenses (Service Fee)                1.4     2.1      2.5      2.5      2.5      2.5     2.5      2.5
EBITDDA                                    15.2     5.9     13.2     11.9     11.8     12.6     7.0      7.2
Depletion - Core & Road
  Amortization                              6.5     2.3      1.4      1.6      1.5      1.5     1.5      1.5
Depletion - Yainax & Antelope                       0.0      1.5      1.9      1.7      0.8     0.0      0.0
Depletion - Camp 6                                  1.1      3.0      3.1      2.9      1.8     0.0      0.0
Depletion - Acquisition                                      0.0      0.0      0.0      0.0     0.0      0.0
Cost of Timberland / HBU Sale                       0.0      4.6      0.1      0.2      0.3     0.4      0.4
                                          -----   -----    -----    -----    -----    -----   -----    -----
EBIT                                        8.7     2.4      2.8      5.3      5.5      8.1     5.0      5.3
Less: Interest Expense                      5.6     3.8      2.4      2.9      3.4      3.9     3.9      3.9
Less: Loan Guarantee Fee 1.8%               0.0     0.3      1.8      1.8      1.8      1.8     1.8      1.8
Less: Hedging Costs, LC Fee &
  Amort. Of Fees                            0.4     0.6      0.8      0.8      0.8      0.8     0.8      0.8
Less: Preferred Interest
  Payable (of Face Value)                   1.2     1.9      2.0      2.1      2.2      2.3     2.5      2.6
Plus: Interest Income 3.0%                  0.1     0.0      0.3      0.5      0.6      0.7     0.7      0.3
EBT                                         1.6    (4.2)    (3.8)    (1.8)    (2.1)     0.1    (3.2)    (3.5)
Reference
  Earnings to Klamath Falls (49%) 49.0%     0.8    (2.1)    (1.9)    (0.9)    (1.0)     0.0    (1.6)    (1.7)
  Plus: Add-back of Preferred Dividend      1.2     1.9      2.0      2.1      2.2      2.3     2.5      2.6
                                          -----   -----    -----    -----    -----    -----   -----    -----
  Income from Affiliate                     2.0    (0.1)     0.1      1.3      1.2      2.4     0.9      0.9
  Log Sales Volume (MMBF)                  39.0    10.9     43.3     50.5     47.3     37.3     8.1      8.1
  Deed Sales Volume (MMBF)                 35.5    23.0      9.6      9.6      9.6      9.6     9.6      9.6
                                          -----   -----    -----    -----    -----    -----   -----    -----
  Total Harvest Per Year (MMBF)            74.6    33.9     52.9     60.1     56.9     46.9    17.7     17.7

                       JANUARY 2002 PRELIMINARY FORECASTS
                          U.S. TIMBERLANDS YAKIMA, LLC
                                 BALANCE SHEET
                                ($ in millions)

                                     ---------------------------------------------------------------------------
                                                                        FYE 12/31
                                     ---------------------------------------------------------------------------
                                     1999     2000   2001E    2002E    2003E    2004E    2005E    2006E    2007E
                                     ----     ----   -----    -----    -----    -----    -----    -----    -----
Assets
  Cash & Cash Equivalents           $  9.1  $  0.4  $  5.1   $  4.7   $  4.4   $  3.1   $  3.9   $  3.2   $ 14.3
  Cash Investments                     0.0     0.0     1.5      3.5      6.0     11.0     14.0     13.0      0.0
  Accounts Receivable &
    Current Portion Notes              0.0     3.4     3.4      1.5      1.5      1.5      1.5      1.5      1.5
  Prepaid and Other                    0.0     0.0     0.0      0.1      0.1      0.1      0.1      0.1      0.1
                                    ------  ------  ------   ------   ------   ------   ------   ------   ------
  Total Current Assets                 9.1     3.9    10.1      9.7     12.0     15.6     19.5     17.7     15.8

  Timber & Timberlands                73.7    51.6    85.4     77.0     72.8     68.8     65.9     64.7     63.6
  Other Timber Assets                  0.1    18.9    18.9     17.4     15.5     13.8     13.0     13.0     13.0
  Other Assets Added                                            0.0      0.0      0.0      0.0      0.0      0.0
                                    ------  ------  ------   ------   ------   ------   ------   ------   ------
  Timber Deeds
  Total Timber and
    Timberlands, net                  73.9    70.4   104.3     94.4     88.3     82.6     78.9     77.7     76.6
  PP&E                                 0.0     0.1     0.1      0.1      0.1      0.1      0.1      0.1      0.1
  Operating Reserve Accounts
    (replace with L/C)                                 4.8
  Borrowing Reserve Accounts                           1.9      7.5      9.5      9.5      9.5      9.5      9.5
  Loans to Affiliates                                          16.0     16.0     16.0     16.0     16.0     16.0
  Deferred Financing Fees              0.8     0.7     3.8      3.5      3.2      2.9      2.6      2.3      2.0
                                    ------  ------  ------   ------   ------   ------   ------   ------   ------
  Total Assets                        83.9    75.1   124.9    131.2    129.0    126.7    126.6    123.3    120.0

Liabilities and Partners' Capital
  Revolving Credit Facility            0.0     0.0     0.0      0.0      0.0      0.0      0.0      0.0      0.0
  Long Term Debt, current portion     13.5    10.0     0.0      0.0      0.0      0.0      0.0      0.0      0.0
  Accounts Payable                     0.1     1.2     1.2      1.7      1.7      1.7      1.7      1.7      1.7
  Deferred Revenue                     5.5     0.0     0.0      0.0      0.0      0.0      0.0      0.0      0.0
                                    ------  ------  ------   ------   ------   ------   ------   ------   ------
  Total Current Liabilities           19.1    11.2     1.2      1.7      1.7      1.7      1.7      1.7      1.7

  Long Term Debt                      46.5    42.8    88.4     98.5     98.5     98.5     98.5     98.5     98.5
                                                                                                          ------
  Total Liabilities                   65.6    54.0    89.6    100.2    100.2    100.2    100.2    100.2    100.2

  Preferred Interest                  18.2    20.3    35.3     31.0     28.8     26.5     26.4     23.2     19.8
  Common Interest                      0.0     0.8     0.0      0.0      0.0      0.0      0.0      0.0      0.0
                                    ------  ------  ------   ------   ------   ------   ------   ------   ------
  Total Liabilities &
    Partners' Capital                 83.9    75.1   124.9    131.2    129.0    126.7    126.6    123.3    120.0

                       JANUARY 2002 PRELIMINARY FORECASTS
                          U.S. TIMBERLANDS YAKIMA, LLC
                              CASH FLOW STATEMENT
                                ($ in millions)

                                     -------------------------------------------------------------
                                                               FYE 12/31
                                     -------------------------------------------------------------
                                     2001E     2002E    2003E    2004E    2005E    2006E     2007E
                                     -----     -----    -----    -----    -----    -----     -----
EBT                                  (4.2)     (3.8)    (1.8)    (2.1)     0.1     (3.2)     (3.5)

DD&A and Fees- Yakima                 2.8       3.2      3.7      3.6      2.6      1.8       1.8
Cost of Timber Deed Sales             1.1       3.0      3.1      2.9      1.8      0.0       0.0

(Inc.) / Dec. in
  Receivables                         0.0       1.9      0.0      0.0      0.0      0.0       0.0
(Inc.) / Dec. in
  Prepaids and Other                  0.0      (0.0)     0.0      0.0      0.0      0.0       0.0
Inc. / (Dec.) in Payables             0.0       0.5      0.0      0.0      0.0      0.0       0.0
Inc. / (Dec.) in Deferred
  Revenues / Deposits                 0.0       0.0      0.0      0.0      0.0      0.0       0.0
                                    -----     -----    -----    -----    -----    -----     -----
Net Cash Provided by
  Operating Activities               (0.3)      4.7      5.1      4.4      4.5     (1.3)     (1.6)

Capital Expenditures:
  Reforestation                      (0.3)     (0.4)    (0.4)    (0.4)    (0.4)    (0.3)     (0.3)
  Roads                              (0.1)     (0.1)    (0.1)    (0.1)    (0.1)    (0.1)     (0.1)
  Other                               0.0       0.0      0.0      0.0      0.0      0.0       0.0
                                    -----     -----    -----    -----    -----    -----     -----
  Total CapEx                        (0.4)     (0.4)    (0.4)    (0.5)    (0.5)    (0.4)     (0.4)
Timber (Payment for asset
  transfers, incl. Camp 9)          (36.9)      4.5      0.0      0.0      0.0      0.0       0.0
(Inc) / Dec in Cash Investment       (1.5)     (2.0)    (2.5)    (5.0)    (3.0)     1.0      13.0
(Inc) / Dec in Loans to
  Affiliates                          0.0     (16.0)     0.0      0.0      0.0      0.0       0.0
                                    -----     -----    -----    -----    -----    -----     -----
Net Cash Used by Investing
  Activities                        (38.8)    (13.9)    (2.9)    (5.5)    (3.5)     0.6      12.6

Distributions                         0.0       0.0      0.0      0.0      0.0      0.0       0.0
Draw-down (Repayment)
  on the Revolver                     0.0       0.0      0.0      0.0      0.0      0.0       0.0
Change in Timber Deed
Change in Reserve Accounts           (6.7)     (0.8)    (2.0)     0.0      0.0      0.0       0.0
Increase/(Decrease) of
  Long Term Debt                     45.6      10.1      0.0      0.0      0.0      0.0       0.0
Increase/(Decrease) of CP
  of Long Term Debt                 (10.0)      0.0      0.0      0.0      0.0      0.0       0.0
Cost of Financing                    (3.6)      0.0      0.0      0.0      0.0      0.0       0.0
Change in Preferred
  Interest (of Face Value)           18.4       2.0      2.1      2.2      2.3      2.5       2.6
                                    -----     -----    -----    -----    -----    -----     -----
Net Cash Used by
  Financing Activities               43.8      11.3      0.1      2.2      2.3      2.5       2.6

Distributions                         0.0      (2.5)    (2.5)    (2.5)    (2.5)    (2.5)     (2.5)
Tax Distributions                     0.0       0.0      0.0      0.0      0.0      0.0       0.0
Beginning Cash Balance                0.4       5.1      4.7      4.4      3.1      3.9       3.2

Net Increase (Decrease) in
  Cash and Cash Equivalents           4.7      (0.5)    (0.3)    (1.3)     0.9     (0.8)     11.1
Ending Cash Balance                   5.1       4.7      4.4      3.1      3.9      3.2      14.3

                       OCTOBER 2001 PRELIMINARY FORECASTS
                     U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.
                                INCOME STATEMENT
                    ($ in millions, except per unit amounts)

                                   ------------------------------------------------------------------------------------
                                                                       FYE 12/31
                                   ------------------------------------------------------------------------------------
                                   1998    1999     2000     2001E    2002E    2003E    2004E   2005E    2006E    2007E
                                   ----    ----     ----     -----    -----    -----    -----   -----    -----    -----
Log Sales                        $  63.6  $ 76.6  $  72.3  $  32.0  $  28.6  $  21.7  $  38.9  $  43.2  $  46.2  $  47.2
Timber Deed Sales                    0.0     0.0      0.0     20.3     14.0     17.0      6.9      6.1      6.9      7.0
Timberland Sales                     6.3     0.0      2.8      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Small Log Sales                      0.0     0.0      0.0      0.0      6.7      5.3      5.5      5.5      5.5      5.5
By-products and other                1.4     0.4      0.6      0.6      0.6      0.6      0.6      0.6      0.6      0.6
                                 -------  ------  -------  -------  -------  -------  -------  -------  -------  -------
Total Revenue                       71.3    77.0     75.6     52.9     50.0     44.5     51.9     55.4     59.2     60.3

Log and Haul Costs                  16.7    17.1     19.9     17.9     14.8     10.1     18.7     18.7     18.7     18.7
Cost of Timber &
  Property Sales                     5.9     0.0      2.6      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Forest Expenses                      0.0     0.0      0.0      2.3      2.0      1.9      1.9      1.8      1.8      1.8
Depreciation, Depletion
  and Amort                         21.9    23.3     28.8     30.4     21.3     17.8     18.0     16.8     16.8     16.8
                                 -------  ------  -------  -------  -------  -------  -------  -------  -------  -------
Gross Profit                        26.8    36.6     24.3      2.4     11.9     14.7     13.3     18.1     21.9     23.0

SG&A                                10.5     8.5      8.4      8.4      6.5      6.5      6.5      6.5      6.5      6.5
Business Reinvestment
  of Excess Cash                                               0.0      0.0      0.0      0.0      0.0      0.0      0.0
Plus: Equity in Income
  of Affiliate                       0.0     0.9      2.1     (0.0)    (0.7)     0.3      0.7      1.9      0.7      0.8
                                 -------  ------  -------  -------  -------  -------  -------  -------  -------  -------

EBIT                                16.3    29.0     18.0     (6.1)     4.6      8.6      7.5     13.5     16.1     17.3

Less: Gross Interest Expense        21.7    21.4     21.5     21.9     22.2     22.2     22.2     22.2     22.2     22.2
Plus: Interest Income                                          0.2      0.3      0.3      0.4      0.5      0.7      1.0
Less: Net Interest Expense          21.7    21.4     21.5     21.8     21.9     21.8     21.8     21.6     21.4     21.2
Less: Amortization of
  Financing Fees                     0.7     0.7      0.7      0.7      0.7      0.7      0.7      0.7      0.7      0.6
Less: Other Interest                 0.3    (1.2)    (0.2)     0.0      0.0      0.0      0.0      0.0      0.0      0.0
Less: Minority Interest             (0.1)    0.1     (0.0)     0.0      0.0      0.0      0.0      0.0      0.0      0.0
Less: GP Interest                   (0.1)    0.1     (0.0)     0.0      0.0      0.0      0.0      0.0      0.0      0.0
                                 -------  ------  -------  -------  -------  -------  -------  -------  -------  -------
Net Income to Unit Holders          (6.3)    8.0     (3.9)   (28.5)   (17.9)   (13.9)   (14.9)    (8.8)    (6.0)    (4.5)

Earnings per Unit                 ($0.49) $ 0.62   ($0.31)  ($2.22)  ($1.39)  ($1.08)  ($1.16)  ($0.69)  ($0.47)  ($0.35)
Weighted Average
  Units Outstanding                 12.9    12.9     12.9     12.9     12.9     12.9     12.9     12.9     12.9     12.9

EBIT (Klamath Falls Only)           16.3    28.1     15.9     (6.0)     5.4      8.2      6.8     11.6     15.4     16.5
Depreciation, Depletion
  and Amort                         21.9    23.3     28.8     30.4     21.3     17.8     18.0     16.8     16.8     16.8
Cost of Timber &
  Property Sales                     5.9     0.0      2.6      0.0      0.0      0.0      0.0      0.0      0.0      0.0
                                 -------  ------  -------  -------  -------  -------  -------  -------  -------  -------

EBITDDA (Klamath
  Falls only)                       44.2    51.5     47.3     24.3     26.7     26.0     24.8     28.3     32.1     33.2

Log Sales Volume (MMBF)             93.6    97.2     96.1     92.1     79.0     54.0    100.0    100.0    100.0    100.0
Deed Sales Volume (MMBF)            50.9     3.6    147.5    134.5     80.0     79.0     34.0     25.0     25.0     25.0
Timberland Sales Volume (MMBF)       0.0    86.5     13.6      0.0      0.0      0.0      0.0      0.0      0.0      0.0
                                 -------  ------  -------  -------  -------  -------  -------  -------  -------  -------
Total Harvest Per Year (MMBF)      144.5   187.3    257.2    226.6    159.0    133.0    134.0    125.0    125.0    125.0

Delivered Log Prices ($/MBF)     $ 420.0  $436.0  $ 393.0  $ 348.0  $ 362.6  $ 401.6  $ 389.4  $ 432.0  $ 462.4  $ 471.7
Log and Haul Costs ($/MBF)                          188.0    194.0    187.0    187.0    187.0    187.0    187.0    187.0

                       OCTOBER 2001 PRELIMINARY FORECASTS
                     U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.
                                 BALANCE SHEET
                                ($ in millions)

                                      ---------------------------------------------------------------------------------------------
                                                                              FYE 12/31
                                      ---------------------------------------------------------------------------------------------
                                       1998      1999      2000      2001E    2002E    2003E    2004E     2005E     2006E     2007E
                                      ------    ------    ------    ------   ------   ------   ------    ------    ------    ------
Assets
  Cash and Cash Equivalents           $  4.8    $  2.8    $  3.2    $  2.1   $  4.1   $  7.6   $ 10.6    $ 19.7    $ 30.5    $ 42.8
  Cash Investments                       0.0       0.0       0.0       0.0      0.0      0.0      0.0       0.0       0.0       0.0
  Receivables                            3.8       3.1       6.9       3.0      3.0      3.0      3.0       3.0       3.0       3.0
  Prepaid Expenses and Other             0.4       1.0       0.0       0.0      0.0      0.0      0.0       0.0       0.0       0.0
                                      ------    ------    ------    ------   ------   ------   ------    ------    ------    ------
  Current Assets                         9.1       6.9      10.1       5.2      7.1     10.6     13.6      22.8      33.5      45.8

  Timber and Timberlands               334.5     293.8     264.7     220.7    200.8    184.3    167.7     152.4     137.0     121.6
  Investments in Affiliate               0.0      18.2      20.5      35.5     36.3     35.9     35.3      33.4      32.7      31.8
  PP&E                                   1.2       1.0       0.9       0.9      0.9      0.9      0.9       0.9       0.9       0.9
  Notes Receivable, less
    current portion                      0.0       2.3       0.0       0.0      0.0      0.0      0.0       0.0       0.0       0.0
  Deferred Financing Fees                6.0       5.3       4.6       4.0      3.3      2.6      1.9       1.3       0.6       0.0
                                      ------    ------    ------    ------   ------   ------   ------    ------    ------    ------
  Total Assets                         350.7     327.7     300.9     266.3    248.4    234.4    219.5     210.7     204.7     200.2

Liabilities and Partners'
 Capital
  Revolving Credit Facility              0.0       0.0       0.0       0.0      0.0      0.0      0.0       0.0       0.0       0.0
  Working Capital Facility               0.0       0.0       0.0       5.0      5.0      5.0      5.0       5.0       5.0       5.0
  Payables                               6.1       4.5       6.6       3.0      3.0      3.0      3.0       3.0       3.0       3.0
  Deferred Revenues / Deposits           1.6       0.0       1.5       0.0      0.0      0.0      0.0       0.0       0.0       0.0
                                      ------    ------    ------    ------   ------   ------   ------    ------    ------    ------
  Current Liabilities                    7.7       4.5       8.1       8.0      8.0      8.0      8.0       8.0       8.0       8.0

  Long Term Debt                       225.0     225.0     225.0     225.0    225.0    225.0    225.0     225.0     225.0     225.0
  Minority Interest                      1.2       1.0       0.7       0.7      0.7      0.7      0.7       0.7       0.7       0.7
                                      ------    ------    ------    ------   ------   ------   ------    ------    ------    ------
  Total Liabilities                    233.8     230.5     233.8     233.7    233.7    233.7    233.7     233.7     233.7     233.7

  Partners' Capital                    116.9      97.2      67.1      32.6     14.7      0.8    (14.2)    (23.0)    (29.0)    (33.5)

  Total Liabilities and Capital        350.7     327.7     300.9     266.3    248.4    234.4    219.5     210.7     204.7     200.2

                       OCTOBER 2001 PRELIMINARY FORECASTS
                     U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.
                              CASH FLOW STATEMENT
                                ($ in millions)

                                                             ----------------------------------------------------------------------
                                                                                             FYE 12/31
                                                             ----------------------------------------------------------------------
                                                              2000      2001E    2002E    2003E    2004E    2005E    2006E    2007E
                                                             -----     ------   ------   ------   ------    -----    -----    -----
Net Income to Unit Holders                                   ($3.9)    ($28.5)  ($17.9)  ($13.9)  ($14.9)   ($8.8)   ($6.0)   ($4.5)
Distribution to General Partner                               (0.0)       0.0      0.0      0.0      0.0      0.0      0.0      0.0
Depreciation, Depletion and Amort                             28.8       30.4     21.3     17.8     18.0     16.8     16.8     16.8
Amortization of Financing Fees                                 0.7        0.7      0.7      0.7      0.7      0.7      0.7      0.6
Cost of Timber & Property Sales                                2.6        0.0      0.0      0.0      0.0      0.0      0.0      0.0

Gain (Loss) on Disposal of Assets                             (0.0)       0.0      0.0      0.0      0.0      0.0      0.0      0.0
Other Non-Cash Items                                           0.1        0.0      0.0      0.0      0.0      0.0      0.0      0.0
Minority Interest                                             (0.0)       0.0      0.0      0.0      0.0      0.0      0.0      0.0
(Inc.) / Dec. in Receivables                                  (3.7)       3.9      0.0      0.0      0.0      0.0      0.0      0.0
(Inc.) / Dec. in Prepaids and Other                            0.9        0.0      0.0      0.0      0.0      0.0      0.0      0.0
Inc. / (Dec.) in Payables                                      2.1       (3.6)     0.0      0.0      0.0      0.0      0.0      0.0
Inc. / (Dec.) in Deferred Revenues / Deposits                  1.4       (1.5)     0.0      0.0      0.0      0.0      0.0      0.0
                                                             -----     ------   ------   ------   ------    -----    -----    -----
Net Cash Provided by Operating Activities                     29.0        1.3      4.1      4.6      3.7      8.6     11.4     12.9

Capital Expenditures:
  Reforestation                                               (2.3)      (1.3)    (1.3)    (1.3)    (1.3)    (1.3)    (1.3)    (1.3)
  Roads                                                       (0.1)      (0.1)    (0.1)    (0.1)    (0.1)    (0.1)    (0.1)    (0.1)
  Timber                                                       0.0       15.0      0.0      0.0      0.0      0.0      0.0      0.0
Proceeds from Sales                                            0.1        0.0      0.0      0.0      0.0      0.0      0.0      0.0
Investment In Affiliate                                        2.1      (15.0)    (0.7)     0.3      0.7      1.9      0.7      0.8
                                                             -----     ------   ------   ------   ------    -----    -----    -----
Net Cash Used by Investing Activities                         (0.2)      (1.4)    (2.1)    (1.0)    (0.7)     0.5     (0.7)    (0.5)

Distributions to Partners                                    (26.0)      (6.0)     0.0      0.0      0.0      0.0      0.0      0.0
Distributions to Minority Interest                            (0.3)       0.0      0.0      0.0      0.0      0.0      0.0      0.0
Payment to Affiliates                                          0.0        0.0      0.0      0.0      0.0      0.0      0.0      0.0
Draw-down (Repayment) on the Revolver                          0.0        0.0      0.0      0.0      0.0      0.0      0.0      0.0
Borrowing / (Repayment) of Working Capital Facility            0.0        5.0      0.0      0.0      0.0      0.0      0.0      0.0
Borrowing / (Repayment) of Senior Notes                        0.0        0.0      0.0      0.0      0.0      0.0      0.0      0.0
                                                             -----     ------   ------   ------   ------    -----    -----    -----
Net Cash Used by Financing Activities                        (26.2)      (1.0)     0.0      0.0      0.0      0.0      0.0      0.0

Beginning Cash Balance                                         2.8        3.2      2.1      4.1      7.6     10.6     19.7     30.5

Net Increase (Decrease) in Cash and Cash Equivalents           2.6       (1.1)     2.0      3.5      3.0      9.1     10.8     12.3

Ending Cash Balance                                            3.2        2.1      4.1      7.6     10.6     19.7     30.5     42.8

                       OCTOBER 2001 PRELIMINARY FORECASTS
                          U.S. TIMBERLANDS YAKIMA, LLC
                                INCOME STATEMENT
                                ($ in millions)

                                                 ----------------------------------------------------------------------------------
                                                                                   FYE 12/31
                                                 ----------------------------------------------------------------------------------
                                                  2000        2001E      2002E      2003E      2004E      2005E     2006E     2007E
                                                 ------      ------     ------     ------     ------     ------    ------    ------
Revenue
  Logs - Core                                    $ 25.2      $  1.1     $  3.0     $  3.3     $  3.2     $  3.6    $  3.8    $  3.9
  Logs- Yainax & Antelope                           0.0         0.0        6.7        8.9        9.2        1.0       0.0       0.0
  Camp 6 Timber Deed                                            2.7        7.2        8.4        7.6        8.6       0.0       0.0
  Timber Deeds                                                  5.7        2.5        2.8        2.7        3.0       3.2       3.2
  Other Sales / HBU Sales                           0.4         0.5        0.5        0.6        1.6        3.0       4.1       4.1
                                                 ------      ------     ------     ------     ------     ------    ------    ------
  Total Revenue                                    25.6        10.1       20.0       23.9       24.3       19.2      11.1      11.3

Logging Costs
  Core                                              9.1         0.6        1.6        1.6        1.6        1.6       1.6       1.6
  Yainax & Antelope                                 0.0         0.0        3.5        4.2        4.2        0.5       0.0       0.0
  Camp 6 Timber Deed                                            1.5        3.8        4.0        3.8        3.8       0.0       0.0

Forest Expenses                                     0.0         0.1        0.1        0.1        0.1        0.2       0.2       0.2
Other Expenses (Service Fee)                        1.4         1.9        2.5        2.5        2.5        2.5       2.5       2.5

EBITDDA                                            15.2         5.9        8.4       11.5       12.0       10.6       6.8       6.9

Depletion - Core & Road Amortization                6.5         2.3        1.5        1.5        1.5        1.5       1.5       1.5
Depletion - Yainax & Antelope                                   0.0        1.6        2.0        2.1        0.2       0.0       0.0
Cost of Camp 6 Sales                                            1.2        3.2        3.3        3.1        1.1       0.0       0.0
Cost of Timberland / HBU Sale                                   0.0        0.1        0.1        0.2        0.3       0.4       0.4
                                                 ------      ------     ------     ------     ------     ------    ------    ------
EBIT                                                8.7         2.4        2.0        4.6        5.2        7.5       4.9       5.0

Less: Net Interest Expense                          5.4         3.8        3.3        3.7        3.9        3.9       3.9       3.9
Less: Loan Guarantee Fee 1.8%                       0.0         0.3        1.7        1.7        1.7        1.7       1.7       1.7
Less: Hedging Costs                                                        0.4        0.4        0.4        0.4       0.4       0.4
Less: Letter of Credit Fee                                                 0.1        0.1        0.1        0.1       0.1       0.1
Less: Amortization of Financing Fees                            0.5        0.3        0.3        0.3        0.3       0.3       0.3
Less: Hedging Costs, LC Fee &
 Amort. Of Fees                                     0.0         0.5        0.8        0.8        0.8        0.8       0.8       0.8
Plus: Interest Income                               0.0         0.1        0.1        0.1        0.2        0.3       0.3       0.4

EBT (Before Preferred Dividend)                     3.2        (2.1)      (3.7)      (1.6)      (1.0)       1.4      (1.2)     (1.0)

Less: Preferred Interest @ 5.0%                     1.0         2.0        2.1        2.2        2.3        2.4       2.5       2.6
EBT to Common Unitholders                           2.2        (4.1)      (5.7)      (3.7)      (3.3)      (1.0)     (3.7)     (3.7)

Reference
  Earnings to Klamath Falls (49%)                   1.1        (2.0)      (2.8)      (1.8)      (1.6)      (0.5)     (1.8)     (1.8)
  Plus: Add-back of Preferred Dividend              1.0         2.0        2.1        2.2        2.3        2.4       2.5       2.6
                                                 ------      ------     ------     ------     ------     ------    ------    ------
  Income from Affiliate                             2.1        (0.0)      (0.7)       0.3        0.7        1.9       0.7       0.8

  Log Sales Volume (MMBF)                          39.0        10.9       47.0       51.5       51.5       30.7       8.1       8.1
  Deed Sales Volume (MMBF)                         35.5        23.0        9.6        9.6        9.6        9.6       9.6       9.6
                                                 ------      ------     ------     ------     ------     ------    ------    ------
  Total Harvest Per Year (MMBF)                    74.6        33.9       56.6       61.1       61.1       40.3      17.7      17.7

                       OCTOBER 2001 PRELIMINARY FORECASTS
                          U.S. TIMBERLANDS YAKIMA, LLC
                                 BALANCE SHEET
                                ($ in millions)

                                           ----------------------------------------------------------------------------------------
                                                                                   FYE 12/31
                                           ----------------------------------------------------------------------------------------
                                             1999       2000      2001E     2002E     2003E     2004E     2005E     2006E     2007E
                                           --------    ------    ------    ------    ------    ------    ------    ------    ------
Assets
  Cash & Cash Equivalents                  $    9.1    $  5.9    $ 10.8    $  2.4    $  6.8    $ 12.5    $ 17.0    $ 17.6    $ 18.4
  Cash Investments                              0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
  Accounts Receivable & Current
    Portion Notes                               0.0       2.7       2.7       2.7       2.7       2.7       2.7       2.7       2.7
  Prepaid and Other                             0.0       0.1       0.1       0.1       0.1       0.1       0.1       0.1       0.1
                                           --------    ------    ------    ------    ------    ------    ------    ------    ------
  Total Current Assets                          9.1       8.6      13.5       5.1       9.5      15.2      19.7      20.3      21.1

  Timber & Timberlands                         73.7      49.5      47.6      46.4      45.0      43.6      42.2      40.8      39.4
  Other Timber Assets                           0.1      18.9      18.9      18.9      18.9      18.9      18.9      18.9      18.9
  Other Assets Added                                               20.0      20.0      20.0      20.0      20.0      20.0      20.0
  Timber Deeds                                                     10.8       7.6       4.3       1.1       0.0       0.0       0.0
                                                       ------    ------    ------    ------    ------    ------    ------    ------
  Total Timber and Timberlands, net            73.9      68.3      97.2      92.9      88.2      83.6      81.1      79.7      78.3
  PP&E                                          0.0       0.1       0.1       0.1       0.1       0.1       0.1       0.1       0.1
  Deferred Financing Fees                       0.8       0.5       3.0       2.7       2.4       2.1       1.8       1.5       1.2
                                           --------    ------    ------    ------    ------    ------    ------    ------    ------
  Total Assets                               83.853      77.5     113.8     100.7     100.1     101.0     102.6     101.6     100.7

Liabilities and Partners' Capital
  Revolving Credit Facility                     0.0       0.0       0.0       0.7       0.0       0.0       0.0       0.0       0.0
  Long Term Debt, current portion              13.5       0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
  Accounts Payable                              0.1       1.2       1.7       1.7       1.7       1.7       1.7       1.7       1.7
  Deferred Revenue                              5.5       0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                           --------    ------    ------    ------    ------    ------    ------    ------    ------
  Total Current Liabilities                    19.1       1.2       1.7       2.4       1.7       1.7       1.7       1.7       1.7

  Long Term Debt                               46.5      52.8      75.0      95.0      95.0      95.0      95.0      95.0      95.0
                                           --------    ------    ------    ------    ------    ------    ------    ------    ------
  Total Liabilities                            65.6      54.0      76.7      97.4      96.7      96.7      96.7      96.7      96.7

  Preferred Interest                           18.2      20.3      39.3      41.3      43.4      45.5      47.8      50.2      52.7
  Common Interest                               0.0       0.8      (2.2)    (38.0)    (39.9)    (41.2)    (41.8)    (45.3)    (48.7)
                                           --------    ------    ------    ------    ------    ------    ------    ------    ------
  Total Liabilities & Partners'
   Capital                                     83.9      75.1     113.8     100.7     100.1     101.0     102.6     101.6     100.7

                       OCTOBER 2001 PRELIMINARY FORECASTS
                          U.S. TIMBERLANDS YAKIMA, LLC
                              CASH FLOW STATEMENT
                                ($ in millions)

                                                     ----------------------------------------------------------
                                                                             FYE 12/31
                                                     ----------------------------------------------------------
                                                     2001E    2002E    2003E   2004E    2005E    2006E    2007E
                                                     -----    -----    -----   -----    -----    -----    -----
Net Income (Before Preferred Dividend)               ($2.1)   ($3.7)   ($1.6)  ($1.0)   $ 1.4    ($1.2)   ($1.0)

DD&A - Yakima                                          3.5      6.4      6.9     6.9      3.2      2.0      2.0

(Inc.) / Dec. in Receivables                           0.0      0.0      0.0     0.0      0.0      0.0      0.0
(Inc.) / Dec. in Prepaids and Other                    0.0      0.0      0.0     0.0      0.0      0.0      0.0
Inc. / (Dec.) in Payables                              0.5      0.0      0.0     0.0      0.0      0.0      0.0
Inc. / (Dec.) in Deferred Revenues / Deposits          0.0      0.0      0.0     0.0      0.0      0.0      0.0
                                                     -----    -----    -----   -----    -----    -----    -----
Net Cash Provided by Operating Activities            $ 1.9    $ 2.8    $ 5.3   $ 5.9    $ 4.6    $ 0.8    $ 0.9

Capital Expenditures:
  Reforestation                                       (0.3)    (0.3)    (0.1)   (0.1)    (0.1)    (0.1)    (0.1)
  Roads                                               (0.1)    (0.1)    (0.1)   (0.1)    (0.1)    (0.1)    (0.1)
  Other                                               (0.0)     0.0      0.0     0.0      0.0      0.0      0.0
                                                     -----    -----    -----   -----    -----    -----    -----
  Total CapEx                                         (0.4)    (0.4)    (0.2)   (0.1)    (0.1)    (0.1)    (0.1)
Timber (Payment for asset transfers,
 incl. Camp 9)                                       (30.0)     0.0      0.0     0.0      0.0      0.0      0.0
Cash portion of Privatization                                 (23.9)
Cash to Borrowing Base Reserve                        (1.9)    (7.6)
                                                     -----    -----    -----   -----    -----    -----    -----
Net Cash Used by Investing Activities                (32.3)   (31.9)    (0.2)   (0.1)    (0.1)    (0.1)    (0.1)

Distributions                                          0.0      0.0      0.0     0.0      0.0      0.0      0.0
Preferred Interest                                    (0.5)    (2.0)    (2.1)   (2.2)    (2.3)    (2.4)    (2.5)
Draw-down (Repayment) on the Revolver                  0.0      0.7     (0.7)    0.0      0.0      0.0      0.0
Increase/(Decrease) of Long Term Debt                 22.2     20.0      0.0     0.0      0.0      0.0      0.0
Change in Preferred Interest                          19.0      2.0      2.1     2.2      2.3      2.4      2.5
                                                     -----    -----    -----   -----    -----    -----    -----
Net Cash Used by Financing Activities                 40.7     20.7     (0.7)    0.0      0.0      0.0      0.0
Beginning Case Balance                                 0.4     10.8      2.4     6.8     12.5     17.0     17.6

Net Increase (Decrease) in Cash and
 Cash Equivalents                                     10.4     (8.4)     4.4     5.7      4.4      0.7      0.8

Ending Cash Balance                                   10.8      2.4      6.8    12.5     17.0     17.6     18.4

                      FEBRUARY 2001 PRELIMINARY FORECASTS
                     U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.
                                INCOME STATEMENT
                    ($ in millions, except per unit amounts)

                                    -----------------------------------------------------------------------------------------------
                                                                               FYE 12/31
                                    -----------------------------------------------------------------------------------------------
                                      1998      1999      2000    2001E     2002E     2003E     2004E     2005E     2006E    2007E
                                    -------   -------   -------  -------   -------   -------   -------   -------   -------  -------
Log Sales                           $  63.6   $  76.6   $  72.3  $  59.8   $  58.4   $  60.7   $  61.8   $  59.3   $  62.4  $  63.7
Timberland Sales                        6.3       0.0       2.8      8.0       0.0       0.0       0.0       0.0       0.0      0.0
Small Log Sales                         0.0       0.0       0.0      0.0       6.7       5.3       5.5       5.5       5.5      5.5
By-products and other                   1.4       0.4       0.6      0.6       0.6       0.6       0.6       0.6       0.6      0.6
                                    -------   -------   -------  -------   -------   -------   -------   -------   -------  -------
Total Revenue                          71.3      77.0      75.6     68.4      65.7      66.6      67.9      65.4      68.5     69.7

Log and Haul Costs                     16.7      17.1      19.9     30.8      26.6      23.6      21.3      20.4      21.9     21.9
Cost of Timber & Property Sales         5.9       0.0       2.6      8.0       0.0       0.0       0.0       0.0       0.0      0.0
Forest Expenses                         0.0       0.0       0.0      2.0       2.0       1.9       1.8       1.8       1.8      1.8
Depreciation, Depletion and Amort      21.9      23.3      28.8     20.6      19.3      17.1      15.9      15.2      15.9     15.9
                                    -------   -------   -------  -------   -------   -------   -------   -------   -------  -------
Gross Profit                           26.8      36.6      24.3      7.0      17.8      23.9      28.9      27.9      28.9     30.2

SG&A                                   10.5       8.5       8.4      8.4       8.4       8.4       8.4       8.4       8.4      8.4
Business Reinvestment of Excess Cash                                 0.0       0.0       0.0       0.0       0.0       0.0      0.0
                                    -------   -------   -------  -------   -------   -------   -------   -------   -------  -------
EBIT                                   16.3      28.1      15.9     (1.4)      9.4      15.5      20.5      19.5      20.5     21.7

Less: Gross Interest Expense           21.7      21.4      21.5     21.7      21.7      21.7      21.7      21.7      21.7     21.7
Plus: Equity in (Income)/Loss
 of Affiliates                          0.0       0.9      (2.0)    (0.6)     (0.2)      0.4      (0.3)     (0.3)     (0.3)    (0.3)

Plus: Interest Income                                                0.2       0.3       0.6       1.1       1.5       2.0      2.6
Less: Amortization of Financing Fees    0.7       0.7       0.7      0.7       0.7       0.7       0.7       0.7       0.7      0.6
Less: Other Interest                    0.3      (1.2)     (0.2)     0.0       0.0       0.0       0.0       0.0       0.0      0.0
Less: Minority Interest                (0.1)      0.1      (0.0)     0.0       0.0       0.0       0.0       0.0       0.0      0.0
Less: GP Interest                      (0.1)      0.1      (0.0)     0.0       0.0       0.0       0.0       0.0       0.0      0.0
                                    -------   -------   -------  -------   -------   -------   -------   -------   -------  -------
Net Income to Unit Holders             (6.3)      6.2      (4.0)   (22.9)    (12.5)     (6.6)     (0.5)     (0.9)      0.5      2.4

Earnings per Unit                   ($ 0.49)  $  0.48   ($ 0.31) ($ 1.78)  ($ 0.97)  ($ 0.52)  ($ 0.04)  ($ 0.07)  $  0.04  $  0.19
Weighted Average Units Outstanding     12.9      12.9      12.9     12.9      12.9      12.9      12.9      12.9      12.9     12.9

EBIT                                   16.3      28.1      15.9     (1.4)      9.4      15.5      20.5      19.5      20.5     21.7
Depreciation, Depletion and Amort      21.9      23.3      28.8     20.6      19.3      17.1      15.9      15.2      15.9     15.9
Cost of Timber & Property Sales         5.9       0.0       2.6      8.0       0.0       0.0       0.0       0.0       0.0      0.0
                                    -------   -------   -------  -------   -------   -------   -------   -------   -------  -------
EBITDDA (Klamath Falls only)           44.2      51.5      47.3     27.2      28.7      32.6      36.4      34.8      36.3     37.6

Log Sale Volume (MBF)                                      96.1    162.0     152.0     135.0     125.0     120.0     125.0    125.0
Delivered Log Prices ($/MBF)        $ 420.0   $ 436.0   $ 393.0  $ 369.4   $ 384.2   $ 449.5   $ 494.5   $ 494.5   $ 499.4  $ 509.4
Log and Haul Costs ($/MBF)                                188.0    190.0     175.0     175.0     170.0     170.0     175.0    175.0

                       FEBRUARY 2001 PRELIMINARY FORECASTS
                     U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.
                                  BALANCE SHEET
                                 ($ in millions)

                                             ---------------------------------------------------------------------------------------
                                                                                     FYE 12/31
                                             ---------------------------------------------------------------------------------------
                                              1998     1999     2000     2001E    2002E    2003E    2004E    2005E    2006E    2007E
                                             ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
Assets
  Cash and Cash Equivalents                  $  4.8   $  2.8   $  3.2   $  6.9   $ 12.9   $ 23.1   $ 37.5   $ 50.8   $ 66.1   $ 83.3
  Cash Investments                              0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
  Receivables                                   3.8      3.1      6.9      3.0      3.0      3.0      3.0      3.0      3.0      3.0
  Prepaid Expenses and Other                    0.4      1.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
                                             ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
  Current Assets                                9.1      6.9     10.1     10.0     16.0     26.2     40.5     53.8     69.2     86.3

  Timber and Timberlands                      334.5    293.8    264.7    222.5    204.5    188.8    174.3    160.4    145.9    131.4
  Investments in Affiliate                      0.0     18.2     20.5     35.5     35.7     35.3     35.6     35.9     36.3     36.6
  PP&E                                          1.2      1.0      0.9      0.9      0.9      0.9      0.9      0.9      0.9      0.9
  Notes Receivable, less
    current portion                             0.0      2.3      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
  Deferred Financing Fees                       6.0      5.3      4.6      4.0      3.3      2.6      1.9      1.3      0.6      0.0
                                             ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
  Total Assets                                350.7    327.7    300.9    272.9    260.4    253.8    253.3    252.3    252.9    255.3

Liabilities and Partners'
 Capital
  Revolving Credit Facility                     0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
  Payables                                      6.1      4.5      6.6      3.0      3.0      3.0      3.0      3.0      3.0      3.0
  Deferred Revenues / Deposits                  1.6      0.0      1.5      0.0      0.0      0.0      0.0      0.0      0.0      0.0
                                             ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
  Current Liabilities                           7.7      4.5      8.1      3.0      3.0      3.0      3.0      3.0      3.0      3.0

  Long Term Debt                              225.0    225.0    225.0    225.0    225.0    225.0    225.0    225.0    225.0    225.0
  Minority Interest                             1.2      1.0      0.7      0.7      0.7      0.7      0.7      0.7      0.7      0.7
                                             ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
  Total Liabilities                           233.8    230.5    233.8    228.7    228.7    228.7    228.7    228.7    228.7    228.7

  Partners' Capital                           116.9     97.2     67.1     44.2     31.7     25.1     24.6     23.7     24.2     26.6

  Total Liabilities and Capital               350.7    327.7    300.9    272.9    260.4    253.8    253.3    252.3    252.9    255.3

                       FEBRUARY 2001 PRELIMINARY FORECASTS
                     U.S. TIMBERLANDS KLAMATH FALLS, L.L.C.
                               CASH FLOW STATEMENT
                                 ($ in millions)

                                                        ----------------------------------------------------------------------------
                                                                                           FYE 12/31
                                                        ----------------------------------------------------------------------------
                                                         2000     2001E     2002E     2003E     2004E     2005E     2006E      2007E
                                                         ----     -----     -----     -----     -----     -----     -----      -----
Net Income to Unit Holders                              ($4.0)   ($22.9)   ($12.5)    ($6.6)    ($0.5)    ($0.9)     $0.5      $2.4
Distribution to General Partner                          (0.0)      0.0       0.0       0.0       0.0       0.0       0.0       0.0
Depreciation, Depletion and Amort                        28.8      20.6      19.3      17.1      15.9      15.2      15.9      15.9
Amortization of Financing Fees                            0.7       0.7       0.7       0.7       0.7       0.7       0.7       0.6
Cost of Timber & Property Sales                           2.6       8.0       0.0       0.0       0.0       0.0       0.0       0.0
Equity in Income of Affiliates                           (2.0)     (0.6)     (0.2)      0.4      (0.3)     (0.3)     (0.3)     (0.3)
Gain (Loss) on Disposal of Assets                        (0.0)      0.0       0.0       0.0       0.0       0.0       0.0       0.0
Other Non-Cash Items                                      0.1       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Minority Interest                                        (0.0)      0.0       0.0       0.0       0.0       0.0       0.0       0.0

(Inc.) / Dec. in Receivables                             (3.7)      3.9       0.0       0.0       0.0       0.0       0.0       0.0
(Inc.) / Dec. in Prepaids and Other                       0.9       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Inc. / (Dec.) in Payables                                 2.1      (3.6)      0.0       0.0       0.0       0.0       0.0       0.0
Inc. / (Dec.) in Deferred
 Revenues / Deposits                                      1.4      (1.5)      0.0       0.0       0.0       0.0       0.0       0.0
                                                        -----    ------    ------     -----     -----     -----      ----      ----
Net Cash Provided by Operating
 Activities                                              28.9       5.1       7.5      11.2      16.0      15.0      17.1      18.9

Capital Expenditures:
  Reforestation                                          (2.3)     (1.3)     (1.3)     (1.3)     (1.3)     (1.3)     (1.3)     (1.3)
  Roads                                                  (0.1)     (0.1)     (0.1)     (0.1)     (0.1)     (0.1)     (0.1)     (0.1)
  Timber                                                  0.0      15.0       0.0       0.0       0.0       0.0       0.0       0.0
Proceeds from Sales                                       0.1       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Investment In Affiliate                                   0.0     (15.0)     (0.2)      0.4      (0.3)     (0.3)     (0.3)     (0.3)
                                                        -----    ------    ------     -----     -----     -----      ----      ----
Net Cash Used by Investing
 Activities                                              (2.3)     (1.4)     (1.5)     (1.0)     (1.7)     (1.7)     (1.7)     (1.7)

Distributions to Partners                               (26.0)      0.0       0.0       0.0       0.0       0.0       0.0       0.0
Distributions to Minority Interest                       (0.3)      0.0       0.0       0.0       0.0       0.0       0.0       0.0
Payment to Affiliates                                     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Draw-down (Repayment) on the Revolver                     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Payment of Senior Notes                                   0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                                        -----    ------    ------     -----     -----     -----      ----      ----
Net Cash Used by Financing
 Activities                                             (26.2)      0.0       0.0       0.0       0.0       0.0       0.0       0.0

Beginning Case Balance                                    2.8       3.2       6.9      12.9      23.1      37.5      50.8      66.1

Net Increase (Decrease) in
 Cash and Cash Equivalents                                0.4       3.8       6.0      10.2      14.4      13.3      15.4      17.2

Ending Cash Balance                                       3.2       6.9      12.9      23.1      37.5      50.8      66.1      83.3

                       FEBRUARY 2001 PRELIMINARY FORECASTS
                          U.S. TIMBERLANDS YAKIMA, LLC
                                INCOME STATEMENT
                                 ($ in millions)

                                                         ---------------------------------------------------------------------
                                                                                       FYE 12/31
                                                         ---------------------------------------------------------------------
                                                          2000     2001E    2002E    2003E    2004E    2005E    2006E    2007E
                                                         -------  -------  -------  -------  -------  -------  -------   -----
Revenue                                                 |--------|
Logs - Yakima                                           | $ 25.2 | $ 10.6  $   6.4  $   7.1  $   7.8  $   7.8  $   7.8     8.0
                                                        |--------|
Logs- Yainax & Antelope                                      0.0      4.5      5.1      5.6      6.2      0.0      0.0     0.0
Other Sales / HBU Sales                                      0.4      0.5      0.5      0.6      1.6      3.0      3.0     3.0
                                                          ------   ------  -------  -------  -------  -------  -------    ----
Total Revenue                                               25.6     15.6     12.1     13.2     15.5     10.8     10.8    11.0

Log and Haul Costs Yakima                                    9.1      4.0      2.5      2.5      2.5      2.5      2.5     2.5
                   Yainax & Antelope                         0.0      2.7      3.1      3.0      3.0      0.0      0.0     0.0
Forest Expenses                                              0.0      0.3      0.2      0.2      0.3      0.3      0.3     0.3
                                                        |--------|
Other Expenses (Service Fee)                            |    1.4 |    1.9      1.9      1.8      1.8      1.8      1.7     1.7
                                                        |--------|
EBITDDA                                                     15.2      6.5      4.4      5.7      7.9      6.2      6.3     6.5

DD&A                                                         6.5      3.3      2.8      2.8      2.8      1.3      1.3     1.3
EBIT                                                         8.7      3.2      1.5      2.8      5.1      4.9      5.0     5.1

Less: Net Interest Expense       |-------|                   5.4      6.3      3.2      3.2      3.2      3.2      3.2     3.2
Less: Loan Guarantee Fee         |  1.8% |                   0.0      0.0      1.3      1.3      1.3      1.3      1.3     1.3
Plus: Interest Income            |-------|                   0.0      0.1      0.2      0.2      0.3      0.4      0.5     0.5
Plus: Distributions from Affiliate

EBT (Before Preferred Dividend)                              3.2     (3.2)    (3.2)    (1.9)     0.3     (0.0)     0.0     0.2

Less: Preferred Interest @ 5.0%                              1.0      2.0      2.1      2.2      2.3      2.4      2.5     2.6
EBT to Common Unitholders                                    2.2     (5.2)    (5.2)    (4.1)    (2.0)    (2.4)    (2.5)   (2.5)

Reference
  Earnings to Klamath Falls (49%)                            1.1     (2.5)    (2.6)    (2.0)    (1.0)    (1.2)    (1.2)   (1.2)
  Plus: Add-back of Preferred Dividend                       1.0      2.0      2.1      2.2      2.3      2.4      2.5     2.6
                                                          ------   ------  -------  -------  -------  -------  -------    ----
  Income from Affiliate                                      2.1     (0.6)    (0.5)     0.2      1.3      1.2      1.3     1.4

                       FEBRUARY 2001 PRELIMINARY FORECASTS
                          U.S. TIMBERLANDS YAKIMA, LLC
                                  BALANCE SHEET
                                 ($ in millions)

                                                 ---------------------------------------------------------------------------------
                                                                                      FYE 12/31
                                                 ---------------------------------------------------------------------------------
                                                  1999    2000   2001E     2002E     2003E     2004E     2005E     2006E     2007E
                                                 -----   -----   -----     -----     -----     -----     -----     -----     -----
Assets
  Cash & Cash Equivalents                        $ 9.1   $ 0.4   $ 6.6     $ 5.9     $ 6.6     $ 9.6     $10.8     $12.1     $13.4
  Cash Investments                                 0.0     0.0     0.0       0.0       0.0       0.0       0.0       0.0       0.0
  Accounts Receivable & Current
   Portion Notes                                   0.0     3.4     2.7       2.7       2.7       2.7       2.7       2.7       2.7
  Prepaid and Other                                0.0     0.0     0.1       0.1       0.1       0.1       0.1       0.1       0.1
                                                 -----   -----   -----     -----     -----     -----     -----     -----     -----
  Total Current Assets                             9.1     3.9     9.3       8.6       9.3      12.3      13.5      14.8      16.2

  Timber & Timberlands                            73.7    51.5    78.5      76.1      73.4      70.7      69.5      68.3      67.1
  Other Timber Assets                              0.1    19.0    19.0      19.0      19.0      19.0      19.0      19.0      19.0
                                                 -----   -----   -----     -----     -----     -----     -----     -----     -----
  Total Timber and Timberlands, net               73.9    70.4    97.5      95.0      92.4      89.7      88.4      87.2      86.0
  PP&E                                             0.0     0.1     0.1       0.1       0.1       0.1       0.1       0.1       0.1
  Deferred Financing Fees                          0.8     0.7     3.0       2.7       2.4       2.1       1.8       1.5       1.2
                                                 -----   -----   -----     -----     -----     -----     -----     -----     -----
  Total Assets                                    83.9    75.1   109.8     106.4     104.2     104.2     103.9     103.6     103.5

Liabilities and Partners' Capital
  Revolving Credit Facility                        0.0     0.0     0.0       0.0       0.0       0.0       0.0       0.0       0.0
  Long Term Debt, current portion                 13.5     0.0     0.0       0.0       0.0       0.0       0.0       0.0       0.0
  Accounts Payable                                 0.1     1.2     1.7       1.7       1.7       1.7       1.7       1.7       1.7
  Deferred Revenue                                 5.5     0.0     0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                                 -----   -----   -----     -----     -----     -----     -----     -----     -----
  Total Current Liabilities                       19.1     1.2     1.7       1.7       1.7       1.7       1.7       1.7       1.7

  Long Term Debt                                  46.5    52.8    70.0      70.0      70.0      70.0      70.0      70.0      70.0
                                                 -----   -----   -----     -----     -----     -----     -----     -----     -----
  Total Liabilities                               65.6    54.0    71.7      71.7      71.7      71.7      71.7      71.7      71.7

  Preferred Interest                              18.2    20.3    39.3      41.3      43.3      45.5      47.8      50.2      52.7
  Common Interest                                  0.0     0.8    (1.1)     (6.6)    (10.8)    (13.0)    (15.6)    (18.2)    (20.9)
                                                 -----   -----   -----     -----     -----     -----     -----     -----     -----

  Total Liabilities & Partners' Capital           83.9    75.1   109.8     106.4     104.2     104.2     103.9     103.6     103.5

                       FEBRUARY 2001 PRELIMINARY FORECASTS
                          U.S. TIMBERLANDS YAKIMA, LLC
                               CASH FLOW STATEMENT
                                 ($ in millions)

                                                                 ---------------------------------------------------------------
                                                                                              FYE 12/31
                                                                 ---------------------------------------------------------------
                                                                 2001E    2002E    2003E    2004E     2005E     2006E      2007E
                                                                 -----    -----    -----    -----     -----     -----      -----
Net Income (Before Preferred Dividend)                           ($3.2)   ($3.2)   ($1.9)    $0.3     ($0.0)     $0.0      $0.2

DD&A - Yakima                                                      3.3      2.8      2.8      2.8       1.3       1.3       1.3

(Inc.) / Dec. in Receivables                                       0.8      0.0      0.0      0.0       0.0       0.0       0.0
(Inc.) / Dec. in Prepaids and Other                               (0.0)     0.0      0.0      0.0       0.0       0.0       0.0
Inc. / (Dec.) in Payables                                          0.5      0.0      0.0      0.0       0.0       0.0       0.0
Inc. / (Dec.) in Deferred Revenues / Deposits                      0.0      0.0      0.0      0.0       0.0       0.0       0.0
                                                                 -----     ----     ----     ----      ----      ----      ----
Net Cash Provided by Operating Activities                         $1.3    ($0.4)    $0.9     $3.1      $1.3      $1.4      $1.5


Capital Expenditures:
  Reforestation                                                   (0.3)    (0.3)    (0.1)    (0.1)     (0.1)     (0.1)     (0.1)
  Roads                                                           (0.1)    (0.1)    (0.1)    (0.1)     (0.1)     (0.1)     (0.1)
  Other                                                           (0.0)     0.0      0.0      0.0       0.0       0.0       0.0
                                                                 -----     ----     ----     ----      ----      ----      ----
  Total CapEx                                                     (0.4)    (0.4)    (0.2)    (0.1)     (0.1)     (0.1)     (0.1)
Timber (Payment for asset transfers, incl. Camp 9)               (30.0)     0.0      0.0      0.0       0.0       0.0       0.0
                                                                 -----     ----     ----     ----      ----      ----      ----
Net Cash Used by Investing Activities                            (30.4)    (0.4)    (0.2)    (0.1)     (0.1)     (0.1)     (0.1)

Distributions                                                      0.0      0.0      0.0      0.0       0.0       0.0       0.0
Preferred Interest                                                (1.0)    (2.0)    (2.1)    (2.2)     (2.3)     (2.4)     (2.5)
Draw-down (Repayment) on the Revolver                              0.0      0.0      0.0      0.0       0.0       0.0       0.0
Increase/(Decrease) of Long Term Debt                             17.2      0.0      0.0      0.0       0.0       0.0       0.0
Change in Preferred Interest                                      19.0      2.0      2.1      2.2       2.3       2.4       2.5
                                                                 -----     ----     ----     ----      ----      ----      ----
Net Cash Used by Financing Activities                             35.2      0.0      0.0      0.0       0.0       0.0       0.0

Beginning Case Balance                                             0.4      6.6      5.9      6.6       9.6      10.8      12.1

Net Increase (Decrease) in Cash and Cash Equivalents               6.2     (0.7)     0.8      3.0       1.2       1.3       1.4

Ending Cash Balance                                                6.6      5.9      6.6      9.6      10.8      12.1      13.4

                           INNISFREE M&A INCORPORATED
                               501 MADISON AVENUE
                                   20TH FLOOR
                            NEW YORK, NEW YORK 10022

                         CALL TOLL-FREE: (888) 750-5834
               BANKERS AND BROKERS CALL: (212) 750-5833 (COLLECT)

                         U.S. TIMBERLANDS COMPANY, L.P.
            625 Madison Avenue, Suite 10-B, New York, New York 10022

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY'S
                                GENERAL PARTNER
        FOR THE SPECIAL MEETING OF LIMITED PARTNERS OF U.S. TIMBERLANDS
                                  COMPANY, L.P.
                       CALLED FOR THURSDAY, JUNE 26, 2003

      The undersigned hereby appoints John M. Rudey and Thomas C. Ludlow, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to vote and represent as designated below all common units of limited partner interest of U.S. Timberlands Company, L.P. which the undersigned would be entitled to vote if personally present at the Special Meeting of Limited Partners of U.S. Timberlands Company, L.P. to be held at the offices of Swidler Berlin Shereff Friedman, LLP, The Chrysler Building, 405 Lexington Avenue, 12th Floor, New York, New York, 10174, on June 26, 2003, at 10:00 A.M. (Eastern Standard Time) and at any and all adjournments or postponements thereof.

      The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the common units of U.S. Timberlands Company, L.P. held by the undersigned, and hereby ratifies and confirms all action the herein named proxies, their substitutes, or any of them may lawfully take by virtue hereof.

                (Continued and to be signed on the reverse side)

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1

      1. A proposal to approve the Agreement and Plan of Merger, dated October 16, 2002, by and among U.S. Timberlands Company, L.P., U.S. Timberlands Holdings Group, LLC and U.S. Timberlands Acquisition Co., LLC, and the transactions contemplated thereby, including the merger of U.S. Timberlands Acquisition Co., LLC with and into U.S. Timberlands Company, L.P.

               FOR   [__]        AGAINST   [__]       ABSTAIN   [__]

      2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.


DATED: _________________________________

Please Sign Exactly As Name Appears On This Proxy.


________________________________________
(signature)

________________________________________
(signature, if held jointly)

________________________________________
(title)

       NOTE: PLEASE DATE THIS PROXY AND SIGN EXACTLY AS YOUR NAME APPEARS THEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR,
    ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. THE SIGNER HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE SIGNER TO VOTE AT
                   SAID MEETING OR ANY ADJOURNMENTS THEREOF.